Filed pursuant to Rule 424(b)(4)
Registration No. 333-269068

PROSPECTUS DATED JULY 24, 2023

Earlyworks Co., Ltd.

1,200,000 American Depositary Shares

Representing 1,200,000 Ordinary Shares

This is an initial public offering of American depositary shares (“ADSs”) representing our ordinary shares (“Ordinary Shares”). We are offering 1,200,000 ADSs representing 1,200,000 Ordinary Shares (the “Public Offering ADSs”). In addition, the registration statement of which this prospectus forms a part also registers on behalf of the Selling Shareholders the resale of an aggregate of 2,338,400 ADSs representing 2,338,400 Ordinary Shares (the “Shareholder ADSs”) by certain of our shareholders (the “Selling Shareholders”). The initial public offering of the Public Offering ADSs and the offering of the Shareholders ADSs are collectively referred to herein as the offering. The offering of the Public Offering ADSs is being made on a firm commitment basis. Prior to this offering, there has been no public market for ADSs or our Ordinary Shares. The initial public offering price of the Public Offering ADSs is US$5.00 per ADS.

The Shareholder ADSs may be sold at prevailing market prices, prices related to prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of any of the Shareholder ADSs sold by the Selling Shareholders. The offering of the Shareholder ADSs by the Selling Shareholders will terminate at the earlier of such time as all of the Shareholder ADSs have been sold pursuant to the registration statement and the date on which it is no longer necessary to maintain the registration of the Shareholder ADSs as a result of such ADSs being permitted to be offered and resold without restriction pursuant to the provisions of Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), and the offering of the Shareholder ADSs may extend for a longer period of time than the offering of the Public Offering ADSs. The Shareholder ADSs will be resold from time to time by the Selling Shareholders.

We have been approved to list the ADSs on the Nasdaq Capital Market under the symbol “ELWS.”

Investing in the ADSs involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors ” beginning on page 14 to read about factors you should consider before buying the ADSs.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. Please read the disclosures beginning on page 5 of this prospectus for more information.

Following the completion of this offering, Mr. Satoshi Kobayashi, our chief executive officer and representative director, will beneficially own approximately 52.35% of the aggregate voting power of our issued and outstanding Ordinary Shares assuming no exercise of the underwriters’ over-allotment option, or approximately 51.84% assuming full exercise of the underwriters’ over-allotment option, in each case, excluding 48,000 and 55,200 Ordinary Shares, respectively, underlying the Representative’s Warrants (as defined below). As such, we will be deemed a “controlled company” under Nasdaq Listing Rule 5615(c). However, even if we are deemed a “controlled company,” we do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the Nasdaq Listing Rules. See “Risk Factors” and “Management—Controlled Company.”

	Per ADS	Total Without Over-Allotment Option	Total With Over-Allotment Option
Initial public offering price of the Public Offering ADSs	$5.00	$6,000,000	$6,900,000
Underwriters’ discounts(1)(2)	$0.35	$420,000	$483,000
Proceeds to our Company before expenses(3)	$4.65	$5,580,000	$6,417,000

(1)

Represents underwriting discounts equal to 7% per Public Offering ADS, which is the underwriting discount we have agreed to pay to underwriters with respect to Public Offering ADSs sold to investors in this offering of the Public Offering ADSs.

(2)

Does not include a non-accountable expense allowance payable to the underwriters equal to 1.0% of the gross proceeds of this offering of the Public Offering ADSs or the reimbursement of certain expenses of the underwriters. For a description of the other terms of compensation to be received by the underwriters, see “Underwriting.”

(3)

In addition to the underwriting discounts and expenses discussed above, we have agreed to issue, upon closing of this offering of the Public Offering ADSs, warrants to US Tiger Securities, Inc., as representative of the several underwriters (the “Representative”), exercisable commencing on the date of commencement of sales of securities in this offering for a period of three years, entitling the Representative to purchase up to 55,200 ADSs, representing 4% of the total number of the Public Offering ADSs sold in this offering (including any ADSs sold as a result of the exercise of the underwriters’ over-allotment option) at a per Public Offering ADS price equal to $6.25, 125% of the initial public offering price (the “Representative’s Warrants”). The registration statement of which this prospectus is a part also covers the Representative’s Warrants and the ADSs issuable upon the exercise thereof and underlying Ordinary Shares. See “Underwriting” for additional information regarding total underwriter compensation.

The underwriters expect to deliver the Public Offering ADSs against payment in U.S. dollars in New York, New York on or about July 27, 2023.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

US Tiger Securities, Inc.

Prospectus dated July 24, 2023

About this Prospectus

We, the Selling Shareholders, and the underwriters have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is current only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

Our functional currency and reporting currency are the Japanese yen (“JPY” or “¥”), the legal currency of Japan. Translations of balances in the balance sheets, statements of income, statements of changes in shareholders’ equity and statements of cash flows from JPY into USD as of October 31, 2022 and as of April 30, 2022 are solely for the convenience of the readers and are calculated at the rate of USD1.00=JPY148.63, representing the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on October 31, 2022. Historical and current exchange rate information may be found at https://www.federalreserve.gov/releases/h10/default.htm.

Conventions that Apply to this Prospectus

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

•	“ADRs” are to the American Depositary Receipts that may evidence the ADSs (defined below);

•	“ADSs” are to the American Depositary Shares, each of which represents one Ordinary Share (defined below);

•	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

•	“Japanese yen” or “JPY” are to the legal currency of Japan;

•	“Nasdaq” are to the Nasdaq Stock Market LLC;

•	“Ordinary Shares” are to the ordinary shares of Earlyworks Co., Ltd.;

•	“SEC” are to the United States Securities and Exchange Commission;

•	“Securities Act” are to the Securities Act of 1933, as amended;

•	“U.S.”, “US” or “United States” are to United States of America, its territories, its possessions and all areas subject to its jurisdiction;

•	“US$,” “$,” “USD” or “U.S. dollars” are to the legal currency of the United States; and

•	“we,” “us,” “our,” “our Company,” or the “Company” are to Earlyworks Co., Ltd.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriters of their over-allotment option.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in the ADSs, discussed under “Risk Factors,” before deciding whether to buy the ADSs.

Unless otherwise indicated, all share amounts and per share amounts in this prospectus have been presented giving effect to (i) a forward split of our outstanding Ordinary Shares at a ratio of 50-for-1 which became effective on July 16, 2019, and (ii) a forward split of our outstanding Ordinary Shares at a ratio of 100-for-1 which became effective on October 26, 2021. For details, see “Description of Share Capital.”

Overview

We are a Japanese company operating our proprietary private blockchain technology, Grid Ledger System (“GLS”), to leverage blockchain technology in various applications in a range of industries.

In Japan, there have been several incidents of information leakage from the databases of various companies, and there is a demand in Japan for stronger information security. In order to provide stronger information security, various companies in Japan are conducting tests of systems utilizing blockchain technology. Among those continuing tests, as of the date of this prospectus, very few systems have been completed and are fully operating. We believe that Japan is lagging behind the international progress of blockchain system development. One reason for the slow development progress is the extremely small number of engineers in Japan who can handle blockchain technology and the high cost of learning. There is an assumption in Japan that no blockchain technology in use can process a large number of transactions at high speed while guaranteeing security. Public blockchains generally have slow transaction processing speeds and poor real-time data processing capacity, and since there is no administrator on public blockchains, users are responsible for dealing with any problems that may arise in transactions.

In order to address these challenges, we believe blockchain technology needs to be transformed to facilitate high-speed and real-time data processing, while ensuring security and usability. We believe our proprietary blockchain technology, GLS, can provide a solution to those challenges. GLS has the characteristics of traditional blockchains, such as tamper-resistance, security, and reliability; in addition, GLS also demonstrates high-speed processing capacity.

Since our founding in May 2018, we have continued our research and development efforts. Such efforts have been led by our Chief Technology Officer, Hiroki Yamamoto, with advice from large Japanese companies such as NTT Docomo, Inc. and NEC Communication Systems, Ltd., and academia representatives such as Professor Shudo who is currently affiliated with Kyoto University, among others. We have verified the applicability of GLS in virtual space (Metaverse), financial domain and other domains. Currently, we are working with AMBITION DX HOLDINGS Co., Ltd., which is a listed company in Japan, to apply our GLS to an online lease signing system.

We aim to increase the number of use cases of GLS, and offer a general-purpose System Development Kit (“SDK”) for external engineers to improve GLS. SDKs are software development tools for developers to create applications for platforms and systems. Our mission is to keep updating GLS and make it an infrastructure in the coming Web3/metaverse-like data society.

We primarily generate revenue from our software and system development services and consulting and solution services. For the six months ended October 31, 2022 and 2021, and the fiscal years ended April 30, 2022 and 2021, we had total revenue of approximately JPY32.2 million (US$0.2 million), JPY190.8 million, JPY463.7 million (US$3.1 million) and JPY216.2 million, respectively. For the same fiscal periods, revenue generated from our software and system development services accounted for approximately 35.3%, 46.2%, 50.6% and 44.1% of our total revenue, respectively, and revenue generated from our consulting and solution services accounted for approximately 64.7%, 53.8%, 49.4% and 55.9% of our total revenue, respectively. For the same fiscal periods, we had net loss of approximately JPY213.3 million (US$1.4 million), JPY644.4 million, JPY602.5 million (US$4.1 million) and JPY70.5 million, respectively.

Our Strengths

We believe the following competitive advantages are essential for our success and differentiate us from our competitors:

•	Our transformative blockchain-based technology GLS;

•	Dedicated talent team; and

•	Trusted relationships with business partners.

Our Growth Strategies

In the mid to long term, we plan to introduce GLS to customers in various industries and expect to generate more revenue from systems based on GLS through the existing and future revenue sharing arrangements with our clients. After that, we plan to complete a general-purpose GLS-SDK, and create an environment where GLS becomes a foundational technology of the data society, allowing our Company to secure infrastructure fees or licensing income.

We have verified the applicability of GLS in various domains, including, but not limited to, the following:

•	the application of Structured Query Language to GLS based on a demonstration test with NEC Communication Systems, Ltd.;

•	the application of GLS to online identity verification and authentication;

•	the application of GLS to an online lease signing system based on the cooperation with AMBITION DX HOLDINGS Co., Ltd.;

•	the application of GLS in the financial domain;

•	the application of GLS in virtual space (Metaverse); and

•	the application of GLS in an NFT (non-fungible token) platform.

“Microsoft for Startups” is a program that supports a selected group of startups. Once selected by the program, such startups would gain recognition and publicity in the technological industry, receive support for technologies such as Azure, and gain access to various resources for business expansion. In February 2021, we were selected by “Microsoft for Startups” in recognition of the wide applicability of our GLS, for collaboration efforts with Microsoft to optimize the environment for ultra-high-speed next-generation hybrid databases using GLS.

In the future, we hope to generate revenue by applying GLS to the following domains, the details of which are being finalized:

•

Insurance: It takes time to verify the authenticity of information at the time of screening or switching insurance policies. It requires explanatory actions to sign insurance contracts. We believe that GLS, which can verify identity and manage contractual data, will facilitate the completion of insurance transactions and enable smooth, accurate, and quick switching of insurance policies.

•	Energy: Rapid processing of records of electricity generated by individuals and companies and transaction records are required. We believe GLS will enable the required rapid processing.

•

Entertainment: Entertainment, especially online gaming, requires rapid processing of a large number of transactions conducted among a large number of users, user identity verification and in-game activity records. We believe GLS will enable such processing.

•

Supply chain: It is difficult to fully grasp and control the movement of goods from production sites to consumers in real time. By implementing blockchain technology throughout the supply chain, companies can securely record movements in real time based on accurate information. We believe GLS will provide fast real-time data management that enables companies involved in the supply chain to obtain meaningful information.

•

Trade: Multi-party collaboration, among importers, exporters, shipping companies, and customs offices, is required to accurately record the large volume of processed goods. We believe GLS will provide fast real-time data management that enables companies involved in the trade domain to obtain meaningful information.

To achieve these goals, we will invest in research and development of GLS, secure talented human resources, and actively pursue alliances with partner companies, aiming to become a company that functions as one of the world’s infrastructures.

Corporate History and Structure

Our Company was incorporated in Japan on May 1, 2018 as a stock corporation pursuant to the laws of Japan. The following chart illustrates our corporate structure as of the date of this prospectus and upon completion of this offering assuming no exercise of the over-allotment option (for purpose of the illustration of this chart only, we assume the Selling Shareholders do not sell any ADSs representing Ordinary Shares upon closing of this offering):

Notes: all percentages reflect the equity interests held by each of our shareholders.

(1)	Represents 4,000,000 Ordinary Shares held by Themis Capital GK, which is 100% owned by Satoshi Kobayashi, our chief executive officer and representative director, as of the date of this prospectus.
(2)	Represents an aggregate of 4,377,135 Ordinary Shares held by 53 shareholders of our Company, each one of which holds less than 5% of our equity interests, as of the date of this prospectus.
(3)

The percentage of Ordinary Shares prior to this offering does not include up to an aggregate of 3,035,000 Ordinary Shares issuable upon the exercise of options outstanding as of the date of this prospectus. The percentage of Ordinary Shares to be owned after this offering is based on 13,839,400 Ordinary Shares outstanding as of the date of this prospectus and the issuance of 1,200,000 Public Offering ADSs representing 1,200,000 Ordinary Shares in the offering, and does not include up to an aggregate of 3,035,000 Ordinary Shares issuable upon the exercise of options outstanding as of the date of this prospectus.

For details of our principal shareholders’ ownership, please refer to the beneficial ownership table in “Principal Shareholders” beginning on page 94 of this prospectus.

Corporate Information

Our principal executive office is located at 5-7-11, Ueno, Taito-ku, Tokyo, Japan 110-0005, and our telephone number is +81 03-5614-0978. Our website is https://e-arly.works/. Information contained on, or available through, our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus. Our agent for service of process in the United States is Cogency Global Inc., at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Summary of Risk Factors

Our business is subject to multiple risks and uncertainties, as more thoroughly described in “Risk Factors” starting on page 14 of this prospectus and elsewhere in this prospectus. We urge you to read “Risk Factors” and this prospectus in full. Our principal risks may be summarized as follows.

Risks Related to Our Business

Risks and uncertainties related to our business include, but are not limited to, the following:

•

Blockchain is a nascent and rapidly changing technology and there remains relatively small use of blockchain technology in the commercial marketplace. The slowing or stopping of the development or acceptance of blockchain technology may adversely affect our business (see the disclosure beginning on page 14 of this prospectus);

•

If we are unable to apply technology effectively in driving value for our customers through blockchain-based solutions, our business could be adversely affected (see the disclosure beginning on page 14 of this prospectus);

•	Our technology is dependent on telecommunications infrastructure and the performance of devices equipped with blockchain (see the disclosure beginning on page 15 of this prospectus);

•	We may experience operational system failures or interruptions that could materially harm our ability to conduct our operations (see the disclosure beginning on page 16 of this prospectus);

•	If we are not able to successfully compete, our business will be materially harmed (see the disclosure beginning on page 16 of this prospectus);

•

Competitors will likely attempt to imitate our services, products and technology. If we are unable to protect or preserve our proprietary rights, our business may be harmed (see the disclosure beginning on page 16 of this prospectus);

•

If one or more competitors obtain patents covering technology critical to the operation of our business, we may infringe on the intellectual property rights of others (see the disclosure beginning on page 17 of this prospectus);

•	If our vendors and third-party service providers experience difficulties, our business could be adversely affected (see the disclosure beginning on page 18 of this prospectus);

•

Our revenues are dependent on a limited number of major customers, and the loss of any such customer or the inability of any such customer to make payments to us as due, could have a material adverse effect on our business, results of operations and financial condition (see the disclosure beginning on page 18 of this prospectus); and

•	We may not have sufficient insurance to cover potential losses and claims (see the disclosure beginning on page 20 of this prospectus).

Risks Related to this Offering and the Trading Market

In addition to the risks described above, we are subject to general risks and uncertainties related to this offering and the trading market of the ADSs, including, but not limited to, the following:

•	An active trading market for the ADSs may not develop (see the disclosure beginning on page 22 of this prospectus);

•	You will experience immediate and substantial dilution in the net tangible book value of Ordinary Shares underlying the ADSs purchased (see the disclosure beginning on page 22 of this prospectus);

•

After the completion of this offering, share ownership will remain concentrated in the hands of our management, who will continue to be able to exercise a direct or indirect controlling influence on us (see the disclosure beginning on page 22 of this prospectus);

•	The sale or availability for sale of substantial amounts of the ADSs could adversely affect their market price (see the disclosure beginning on page 22 of this prospectus);

•

The market price of the ADSs may be volatile or may decline regardless of our operating performance, and you may not be able to resell your ADSs at or above the initial public offering price (see the disclosure beginning on page 23 of this prospectus);

•

There may be substantial sales of our ADSs by the Selling Shareholders after the effective date of the registration statement of which this prospectus forms a part, which could have a material adverse effect on the price of our ADSs after this offering (see the disclosure beginning on page 24 of this prospectus);

•

If we fail to implement and maintain an effective system of internal control, we may fail to meet our reporting obligations or be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of the ADSs may be materially and adversely affected (see the disclosure beginning on page 24 of this prospectus); and

•	We will incur substantial increased costs as a result of being a public company (see the disclosure beginning on page 25 of this prospectus).

Impact of the COVID-19 Pandemic on our Operations and Financial Performance

During fiscal year ended April 30, 2020, the COVID-19 pandemic had some negative impact on our business operations when delay in sales activities occurred due to the inability to conduct scheduled in-person sales activities. Since fiscal year 2021, the COVID-19 pandemic has had no impact on our business operations. To respond to the COVID-19 pandemic and to protect the safety of our employees, we follow the Tokyo Metropolitan Government’s policy on controlling COVID-19, encourage mask wearing within the office, ventilate the office regularly, and have suspended large group events. See “Risk Factors—Risks Related to Our Business—Our business may be adversely affected by the impact of coronavirus, other epidemics or pandemics, acts of God, wars, insurrections, riots, infrastructure failures, and other force majeure events” beginning on page 21 of this prospectus.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act.

As long as we remain an emerging growth company, we may rely on exemptions from some of the reporting requirements applicable to public companies that are not emerging growth companies. In particular, as an emerging growth company, we:

•	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

•

are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

•	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•

are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

•	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

•	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

•	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of this offering of the Public Offering ADSs; (c) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the United States Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

•

we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Controlled Company

Upon completion of this offering, Mr. Satoshi Kobayashi, our chief executive officer and representative director, will beneficially own approximately 52.35% of the aggregate voting power of our outstanding Ordinary Shares assuming no exercise by the underwriters of their over-allotment option, or 51.84% assuming full exercise of the over-allotment option, in each case, excluding 48,000 and 55,200 Ordinary Shares, respectively, underlying the Representative’s Warrants. As a result, we will be deemed a “controlled company” for the purpose of the Nasdaq listing rules. As a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including the requirements that:

•	a majority of our board of directors consist of independent directors;

•	our director nominees be selected or recommended solely by independent directors; and

•

we have a nominating and corporate governance committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees.

As a foreign private issuer, however, Nasdaq corporate governance rules allow us to follow corporate governance practice in our home country, Japan, with respect to appointments to our board of directors and committees. We intend to follow home country practice as permitted by Nasdaq rather than rely on the “controlled company” exception to the corporate governance rules. See “Risk Factors—Risks Relating to this Offering and the Trading Market—Because we are a foreign private issuer and intend to take advantage of exemptions from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.” Accordingly, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

THE OFFERING

Securities offered by us	1,200,000 ADSs representing 1,200,000 Ordinary Shares

Over-allotment option	We have granted to the underwriters an option, exercisable within forty-five (45) days from the closing of this offering, to purchase up to an aggregate of 180,000 additional ADSs

Price per ADS	$5.00 per ADS

Ordinary Shares outstanding prior to completion of this offering(1)	13,839,400 Ordinary Shares

ADSs outstanding immediately after this offering(1)	1,200,000 ADSs assuming no exercise of the underwriters’ over-allotment option and excluding 48,000 ADSs underlying the Representative’s Warrants

1,380,000 ADSs assuming full exercise of the underwriters’ over-allotment option and excluding 55,200 ADSs underlying the Representative’s Warrants

Ordinary Shares outstanding immediately after this offering(2)	15,039,400 Ordinary Shares assuming no exercise of the underwriters’ over-allotment option and excluding 48,000 Ordinary Shares underlying the Representative’s Warrants

15,219,400 Ordinary Shares assuming full exercise of the underwriters’ over-allotment option and excluding 55,200 Ordinary Shares underlying the Representative’s Warrants

Representative’s Warrants

The registration statement of which this prospectus forms a part also registers the Ordinary Shares underlying Representative’s Warrants to purchase up to an aggregate of 55,200 ADSs representing 4% of the total number of the Public Offering ADSs sold in this offering, including ADSs sold to cover over-allotments, if any, as a portion of the underwriting compensation payable to the underwriters in connection with this offering of the Public Offering ADSs.

The Representative’s Warrants will be exercisable at any time, and from time to time, in whole or in part, commencing on the date of commencement of sales of the offering of the Public Offering ADSs for a period of three years, at an exercise price of $6.25 per ADS (125% of the initial public offering price per ADS in this offering of the Public Offering ADSs). The Representative’s Warrants and the underlying ADS will be deemed compensation by FINRA, and therefore will be subject to FINRA Rule 5110(e)(1). In accordance with FINRA Rule 5110(e)(1), and except as otherwise permitted by FINRA rules, neither the Representative’s Warrants nor any of our ADS issued upon exercise of the Representative Warrants may be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 180 days beginning on the date of commencement of sales of this offering. See “Underwriting — Representative’s Warrants” for more information.

Listing	We have been approved to list the ADSs on the Nasdaq Capital Market.

Ticker symbol	“ELWS”

The ADSs	Each ADS represents one Ordinary Share.

The depositary or its nominee will be the holder of the Ordinary Shares underlying the ADSs and you will have the rights of an ADS holder as provided in the deposit agreement among us, the depositary, and all holders and beneficial owners of ADSs issued thereunder.

We do not expect to pay dividends in the foreseeable future. If, however, we declare dividends on our Ordinary Shares, the depositary will distribute the cash dividends and other distributions it receives on our Ordinary Shares after deducting its fees and expenses in accordance with the terms set forth in the deposit agreement.

You may surrender your ADSs to the depositary to withdraw the Ordinary Shares underlying your ADSs. The depositary will charge you a fee for such exchange.

We may amend or terminate the deposit agreement for any reason without your consent. Any amendment that imposes or increases fees or charges or which materially prejudices any substantial existing right you have as an ADS holder will not become effective as to outstanding ADSs until 30 days after notice of the amendment is given to ADS holders. If an amendment becomes effective, you will be bound by the deposit agreement as amended if you continue to hold your ADSs.

To better understand the terms of the ADSs, you should carefully read the section in this prospectus entitled “Description of American Depositary Shares.” We also encourage you to read the deposit agreement, which will be filed as an exhibit to the registration statement of which this prospectus forms a part.

Depositary	The Bank of New York Mellon

Use of proceeds	The net proceeds to us from this offering of the Public Offering ADSs are approximately $5.6 million (or $6.4 million if the underwriters exercise in full their option to purchase additional ADSs), after deducting the underwriting discounts and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering of the Public Offering ADSs as follows: approximately 50% of the net proceeds for investment in the research and development of GLS and GLS-SDK, approximately 30% of the net proceeds for recruitment of global talents, and approximately 20% of the net proceeds for strengthening our corporate governance systems and the investment in businesses engaged in the development of blockchain-based products and services. We will not receive any proceeds from the sale of the Shareholder ADSs by the Selling Shareholders. See “Use of Proceeds” on page 33 for more information.

Lock-up

We have agreed not to, for a period of six months from the closing of this offering, offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, except in this offering, any of our ADSs, Ordinary Shares or securities that are substantially similar to our ADSs, Ordinary Shares. All officers, directors, and principal shareholders (defined as owners of five percent or more of the Company’s Ordinary Shares, including securities owned through warrants, options, or convertible securities), other than the Selling Shareholders, have agreed with the underwriters, subject to certain exceptions, not to sell, transfer, or dispose of, directly or indirectly, any of the ADSs, our Ordinary Shares, or securities convertible into or exercisable or exchangeable for the ADSs or our Ordinary Shares for a period of six months from the date of this prospectus. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Risk factors	The ADSs offered hereby involve a high degree of risk. You should read “Risk Factors,” beginning on page 14 for a discussion of factors to consider before deciding to invest in the ADSs.

Payment and Settlement	The underwriters expect to deliver the Public Offering ADSs against payment therefor through the facilities of the Depository Trust Company (“DTC”) on July 27, 2023.

(1)	The number of ADSs to be outstanding immediately after this offering does not include an aggregate of 2,338,400 Shareholder ADSs.
(2)

The number of Ordinary Shares to be outstanding immediately prior to and after this offering is based on 13,839,400 Ordinary Shares outstanding as of the date of this prospectus and does not include up to an aggregate of 3,035,000 Ordinary Shares issuable upon the exercise of options outstanding as of the date of this prospectus.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may,” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results, and financial needs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•	assumptions about our future financial and operating results, including revenue, income, expenditures, cash balances, and other financial items;

•	our ability to execute our growth strategies, including our ability to meet our goals;

•	current and future economic and political conditions;

•	our capital requirements and our ability to raise any additional financing which we may require;

•	our ability to attract customers and further enhance our brand recognition;

•	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

•	the COVID-19 pandemic;

•	trends and competition in the blockchain industry; and

•	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe certain material risks, uncertainties, and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

This prospectus contains references to market data and industry forecasts and projections, which were obtained or derived from publicly available information, reports of governmental agencies, market research reports, and industry publications and surveys. These sources generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of that information is not guaranteed. Although we believe such information to be accurate, we have not independently verified the data from these sources. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and additional uncertainties and risks regarding the other forward-looking statements in this prospectus due to a variety of factors, including those described in this section, the section entitled “Risk Factors,” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the forecasts and estimates.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a stock company organized under Japanese law. Substantially all of our directors and our corporate auditors reside in Japan and significantly all of our assets and the assets of such persons are located outside of the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Our Japanese legal counsel has advised us that there is uncertainty as to whether the courts of Japan would (i) recognize or enforce judgments of United States courts obtained against us or our directors or senior management predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Japan against us or our directors or senior management predicated upon the securities laws of the United States. The Civil Execution Act of Japan and the Code of Civil Procedure require Japanese courts to deny requests for the enforcement of judgments of foreign courts if foreign judgments fail to satisfy the requirements prescribed by the Civil Execution Act and the Code of Civil Procedure, including that:

•	the jurisdiction of the foreign court be recognized under laws, regulations, treaties, or conventions;

•	proper service of process be made on relevant defendants, or relevant defendants be given appropriate protection if such service is not received;

•	the judgment and proceedings of the foreign court must not be repugnant to public policy as applied in Japan; and

•	there exists reciprocity as to the recognition by a court of the relevant foreign jurisdiction of a final judgment of a Japanese court.

No treaties exist between the U.S. and Japan that would generally allow any U.S. judgments to be recognized or enforced in Japan. In addition, reciprocity is judged by a Japanese court on a case-by-case basis as to whether a court of the jurisdiction in question (i.e., a court of the state or country that has rendered the judgment in question) would recognize or enforce a final judgment of the same type or kind rendered by a Japanese court, based on effectively the same process as applied in Japan (i.e., without re-examining the merit of the case, subject to public policy). Japanese courts have admitted reciprocity in relation to judgments rendered by a federal court in Hawaii, and state courts in Washington DC, New York, California, Texas, Nevada, Minnesota, Oregon, and Illinoi, respectively (mainly relating to monetary claims), but there is no guarantee that reciprocity will be admitted with respect to U.S. judgments rendered in any other state or of any kind or type. Therefore, judgments of U.S. courts of civil liabilities predicated solely upon the federal and state securities laws of the United States may not satisfy these requirements.

RISK FACTORS

An investment in the ADSs involves a high degree of risk. Before deciding whether to invest in the ADSs, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of the ADSs to decline, resulting in a loss of all or part of your investment. The risks described below and discussed in other parts of this prospectus are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in the ADSs if you can bear the risk of loss of your entire investment.

Risks Related to Our Business

Blockchain is a nascent and rapidly changing technology and the use of blockchain technology in the commercial marketplace remains relatively small. The slowing or stopping of the development or acceptance of blockchain technology may adversely affect our business.

Blockchain is an emerging technology that offers new capabilities. The development of blockchain technology is a new and rapidly evolving industry that is subject to a high degree of uncertainty. The capabilities of blockchain technology have not been fully confirmed. The utilization of blockchain technology may face opposition by certain participants in the market, who may criticize blockchain technology for its slow processing speed, poor real-time data processing capacity and burdensome learning costs, among other things. In addition, blockchain technology is subject to technical risks such as forking. Most blockchain networks operate based on some form of open-source software. An open-source project is not represented, maintained or monitored by an official organization or authority. Because of the nature of open-source software projects, it may be easier for third parties not affiliated with the issuer to introduce weaknesses or bugs into the core infrastructure elements of the blockchain network. This could result in the corruption of the open-source code which may result in the loss or theft of blockchain assets.

Factors affecting the further development of blockchain industry include, without limitation:

•	continued worldwide growth in the adoption and use of blockchain technology;

•	the maintenance and development of the open-source software protocol of blockchain networks;

•	changes in consumer demographics;

•	changes in public tastes and preferences;

•	the popularity or acceptance of blockchain networks and assets; and

•	government and quasi-government regulation of blockchain networks and assets, including any restrictions on access, operation and use of blockchain networks and assets.

Our business model is dependent on continued investment in and development of the blockchain industry and related technologies. If investments in the blockchain industry become less attractive to investors, innovators, and developers, or if blockchain networks and assets do not gain public acceptance or are not adopted and used by a substantial number of individuals, companies and other entities, it could have a material adverse impact on our prospects and operations.

If we are unable to apply technology effectively in driving value for our customers through blockchain-based solutions, our business could be adversely affected.

Our success depends on our ability to apply our proprietary blockchain technology, Grid Ledger System (“GLS”), develop new products and services, and improve the performance and cost-effectiveness of the existing products and services, in each case in ways that address current and anticipated customer requirements, industry needs and future trends. Such success is dependent upon several factors, including technology effectiveness, functionality, competitive pricing, licensing and integration with existing and emerging technologies. The blockchain industry is characterized by rapid technological changes. If we fail to develop and implement technology solutions and technical expertise that keep pace with changes in technology, industry standards, and customer preferences, our value proposition could be adversely affected. We may not be successful in anticipating or responding to these developments on a timely and cost-effective basis and our ideas may not be accepted in the marketplace. The effort to gain technological expertise and develop new technologies in our business may require us to incur significant expenses. In addition, GLS may not gain acceptance or recognition in the market which is dominated by more established and conventional technologies, even though we believe GLS is superior to the conventional blockchains. Our unique advantage created by GLS may be threatened by intensified competition in the market if our competitors invent similar technologies in the future. Any of these events could result in a material adverse effect on our operating results, customer relationships, and business.

We may not be able to adequately evaluate the risks associated with the NFT platform, Animap.

NFTs, or non-fungible tokens, are cryptographic assets on a blockchain with unique identification codes and metadata that distinguish them from each other. Similar to cryptocurrency, NFTs are issued, stored, and traded on a blockchain network. Different from cryptocurrency, NFTs are unique and cannot be replaced with other like-kind assets. Traditional digital products can be easily duplicated and distributed without the ability to determine their authenticity. In comparison, NFTs are unique and can be distributed and traded with the ability to prove their authenticity and ownership. We were selected by Hakuhodo DY Music & Pictures Inc. (“Hakuhodo”) to develop a platform called Animap where Hakuhodo sells its NFTs. Hakuhodo is the sole owner of Animap and independently manages the daily operation of Animap. Hakuhodo obtains permission from copyright owners to convert their copyrighted works into NFTs, handles inquiries, complaints, purchase cancellations, refunds and requests as well as provides other customer support for Animap users. We own certain intellectual property rights in the system used to develop Animap. We do not own, operate or maintain Animap, nor do we have any custody, ownership interests or intellectual property rights in the NFTs that are sold on Animap.

Because the market for NFTs is relatively nascent, it is difficult to predict how the legal and regulatory framework around NFTs will develop and how such developments will impact Animap. Further, market acceptance of NFTs is uncertain because buyers may be unfamiliar or uncomfortable with transacting in digital assets and assessing the value of NFTs. Animap is also subject to cybersecurity risks. For example, a perpetrator could seek to obtain the private key associated with a digital wallet holding an NFT to access and sell the NFT without valid authorization, and the owner of the NFT may have limited recourse due to the nature of blockchain transactions and of cybercrimes generally. In addition, an unauthorized party may acquire the necessary credentials to access user accounts. The safeguards we have implemented or may implement on Animap in the future to protect against cybersecurity threats may be insufficient. The occurrence of any of these risks could materially and adversely affect our business, financial condition, results of operations, and prospects.

Our technology is dependent on telecommunications infrastructure and the performance of devices equipped with blockchain.

The success of our blockchain-based products and services will depend on the continued development of a stable telecommunications infrastructure with the necessary speed, data capacity and security, complementary products such as high-speed networking equipment for providing reliable internet access and services, and other devices that are equipped with blockchain. There is no assurance that the relevant infrastructure and devices will continue to be able to support the demands placed on it by the growth of blockchain technology. There is also no assurance that the infrastructure or complementary products or services necessary to support the blockchain technology will be developed in a timely manner, or that such development will not incur substantial costs to adapt to changing technologies. The failure of these platforms and devices or their development could materially and adversely affect our business, financial condition and results of operation.

Cybersecurity incidents may materially and adversely affect our business.

Security breaches, computer malware and computer hacking attacks have been a prevalent concern since the launch of blockchain technology. To reduce security concerns, GLS employs intermediate processing nodes, which are independent of the nodes that make up the blockchain network and process the actual transactions. Even if the intermediate processing nodes are stopped, the transactions cannot be tampered with. To reduce the impact of attacks on intermediate processing nodes and any unauthorized access, GLS allows the use of firewalls and other means to prevent cyberattacks, thereby providing security. However, our security system and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of ours, or otherwise. Techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and may be designed to remain dormant until a predetermined event. Outside parties may also attempt to fraudulently induce employees of ours to disclose sensitive information in order to gain access to our infrastructure. Any such breach or unauthorized access could result in significant legal and financial exposure, damage to our reputation, and a loss of confidence in the services we provide, which in turn could have an adverse effect on our business.

We may experience operational system failures or interruptions that could materially harm our ability to conduct our operations.

We rely on the capacity, reliability and security of third-party systems and software to support our operations. For example, we employ Google Drive to process, transmit and store critical information. The systems of third-party providers may experience material interruptions or failures due to a variety of events beyond our control, including but not limited to, natural disasters, telecommunications failures, employee or customer error or misuse, targeted attacks, unauthorized access, fraud, computer viruses, denial of service attacks, terrorism, firewall or encryption failures and other security problems. If any of the systems do not operate properly, are compromised or are disabled, we could suffer adverse impact on our operations.

If we are not able to successfully compete, our business will be materially harmed.

We design, upgrade, and maintain technology systems for our customers. We expect to encounter competition in our business, including from entities having substantially greater capital and resources and offering a wider range of products and services. Many of our competitors may have greater financial, marketing, technological and personnel resources than we do, and may offer a wider range of bundled services, have broader name recognition, and have larger customer bases than we do.

Our ability to develop competitive advantages will require continued improvement in GLS, enhancements to our products, investment in the development of our services, and additional marketing activities. There can be no assurance that we will timely implement changes into our technology, that we will have resources to make sufficient investments in the development of our services, that our competitors will not devote significantly more resources to competing services, or that we will otherwise be successful in developing market share. If competitors offer superior services, or implement changes in a timelier and more cost-effective manner, our market share could be affected, and this would adversely impact our business and results of operations.

Competitors will likely attempt to imitate our services, products and technology. If we are unable to protect or preserve our proprietary rights, our business may be harmed.

As our business continues to expand, our competitors will likely imitate our products, services, and technology. Only a portion of the intellectual property used in the operation of our business lines is patentable, and therefore we rely on trade and service marks, copyrights, trade secrets, and other forms of intellectual property protection. We also rely on confidentiality agreements with employees, consultants, suppliers, third-party service providers, and others to protect our intellectual property and proprietary rights.

Nevertheless, the steps we take to protect our intellectual property and proprietary rights against infringement or other violation may be inadequate. There is no assurance that others will not independently develop technology with the same or similar function to any proprietary technology that we rely on. We may experience difficulty in effectively limiting the unauthorized use of our intellectual property and proprietary rights. We could incur significant costs and management distraction in pursuing claims to enforce our intellectual property and proprietary rights through litigation. If we are unable to protect or preserve the value of our intellectual property and proprietary rights for any reason, our brand and reputation could be damaged and our business, financial condition, and results of operations could be materially adversely affected.

Negative publicity could damage our business.

Developing and maintaining our reputation is critical to attracting and retaining customers and investors. Our success depends on our ability to successfully maintain and improve our technology and systems to meet the functionality, performance, reliability and speed requirements of our customers. Negative publicity regarding our Company, our technology, our key personnel, or blockchain technology generally, whether based upon fact, allegation or perception and whether justified or not, could give rise to reputational risk which could significantly harm our business prospects.

If one or more competitors obtain patents covering technology critical to the operation of our business, we may infringe on the intellectual property rights of others.

If one or more other persons, companies or organizations has or obtains a valid patent covering technology critical to the operation of our business, there can be no assurance that such entity would be willing to license such technology at acceptable prices or at all, which could have a material adverse effect on our business, financial condition and results of operations.

Due to the fundamentally open-source nature of blockchain technology, we may not always be able to determine that we are using or accessing protected information or software. In addition, patent applications are in some cases maintained in secrecy until patents are issued. The publication of discoveries in scientific or patent literature frequently occurs substantially later than the date on which the underlying discoveries were made and patent applications were filed. Because patents can take many years to issue, there may currently be pending applications of which we are unaware that may later result in issued patents that our products infringe.

We could expend significant resources defending against patent infringement and other intellectual property right claims, which could require us to divert resources away from our operations. Any damages we are required to pay or injunctions against our continued use of such intellectual property in resolution of such claims may cause a material adverse effect to our business, financial condition and results of operations.

If we are unable to successfully identify, hire and retain skilled individuals, our business will be adversely affected.

Our growth is based, in part, on our ability to attract and retain highly skilled professionals and software engineers. We aim to motivate and retain qualified employees. However, we may face difficulties in recruiting and retaining employees of a caliber consistent with our business strategy because of competition from other companies. If our employees are unsatisfied with what we offer, such as remuneration packages or working environment, we may not be able to retain qualified employees or replace them with personnel of appropriate skill sets and personal attributes at comparable costs. In such event, we may need to expend additional resources to retain or replace suitable employees.

As of the date of this prospectus, we are not subject to any employment-related claims. However, we may be subject to various employment-related claims from time to time, such as individual actions or government enforcement actions relating to wage-hour, labor standards, or healthcare and benefit issues. Such actions, if brought against us and successful in whole or in part, may materially and adversely affect our business or results of operations.

The loss of key personnel could have a material adverse effect on us.

Our success depends solely on the continued services of key personnel, particularly our management and officers, who have extensive market knowledge and long-standing industry relationships. Our management team has approximately 100 years of combined experience working with corporations of various operating scales across different industries. Our reputation among and our relationships with key customers are the result of a significant investment of time and effort by our management to build credibility in a highly specialized industry. The loss of services of any member of management could diminish our business, growth opportunities, and our relationships with key customers.

We could be the victim of employee misconduct.

There is a risk that our employees or contractors could engage in fraud, conflicts of interest, unauthorized disclosure of confidential information, or other misconduct that adversely affects our business. Furthermore, our employees could make errors in recording or executing transactions for customers which would cause us to enter into transactions that customers may disavow and refuse to settle. It is not always possible to deter misconduct by our employees, and the precautions we take to prevent and detect misconduct may not be effective in all cases. Our ability to detect and prevent errors or misconduct by entities with which we do business may be even more limited. Such misconduct could subject us to financial losses and materially harm our reputation, financial condition and operating results.

If our vendors and third-party service providers experience difficulties, our business could be adversely affected.

We outsource some operational activities and depend on relationships with vendors and third-party service providers. For example, we employ external engineers for certain outsourced systems development and maintenance projects. Our operations could be interrupted or disrupted if our vendors and third-party service providers, or even the vendors of such vendors and third-party service providers, experience operational or other systems difficulties, terminate their service, fail to comply with regulations, raise their prices, or dispute key intellectual property rights sold or licensed to or developed for our Company. If any of these events happen, and we are unable to replace vendors and service providers, on a timely basis or at all, our operations could be interrupted. If an interruption were to continue for a significant period, our business, financial condition and results of operations could be adversely affected. Even if we can replace vendors and third-party providers, it may be at a higher cost, which could also adversely affect our business, financial condition and results of operations.

Our revenues are dependent on a limited number of major customers, and the loss of any such customer or the inability of any such customer to make payments to us as due, could have a material adverse effect on our business, results of operations and financial condition.

For the six months ended October 31, 2022, we had five customers with sales revenue of more than JPY500,000, and our top three customers contributed to 88.9% of our total sales revenue, accounting for 62.1%, 15.2%, and 11.6% of our total sales revenue, respectively. For the six months ended October 31, 2021, we had eight customers with sales revenue of more than JPY500,000, and our top three customers contributed to 92.6% of our total sales revenue, accounting for 52.4%, 32.9%, and 7.3% of our total sales revenue, respectively. For the fiscal year ended April 30, 2022, we had 10 customers with sales revenue of more than JPY1,000,000, and our top three customers contributed to 81.5% of our total sales revenue, accounting for 47.4%, 25.9%, and 8.2% of our total sales revenue, respectively. For the fiscal year ended April 30, 2021, we had eight customers with sales revenue of more than JPY1,000,000, and our three major customers contributed to 91.6% of our total sales revenue, accounting for 46.3%, 42.0%, and 3.3% of our total sales revenue, respectively. Although we do not heavily rely upon any one customer for the majority of our revenue, our revenue is dependent on a limited number of customers who account for a large percentage of our contractually committed capacity. If one or more of our significant customers fail to make payments to us or does not honor their contractual commitments, our revenue and results of operations would be materially and adversely affected.

In addition, our reliance on any individual significant customer may give that customer a degree of pricing leverage against us when negotiating contracts and terms of services with us. The loss of any of our major customers, or a significant decrease in the extent of the services that they outsource to us or the level of prices we offer, could materially and adversely affect our financial condition and results of operations.

Any of our customers could experience a downturn in their business, which in turn could result in their inability or failure to make timely payments to us pursuant to their contracts with us. In the event of any customer default, our liquidity could be adversely impacted. These risks would be particularly significant if one of our major customers were to experience adverse effects to its business and defaults under their contracts with us.

We may have difficulty executing our growth strategy and maintaining our growth effectively.

Our growth requires additional investment in personnel, facilities, information technology infrastructure, and financial and management systems and controls and may place a significant strain on our management and resources. Our growth strategy also may subject us to increased legal, compliance and regulatory obligations. There is no assurance that our growth efforts will be successful. We may not be able to implement important strategic initiatives in accordance with our expectations, including that the strategic initiatives could result in additional unanticipated costs, which may result in an adverse impact on our business and financial results. Unless our growth results in an increase in our revenues that is proportionate to the increase in our costs associated with our growth, our future profitability could be adversely affected.

We intend to explore acquisitions, other investments and strategic alliances. We may not be successful in identifying opportunities or in integrating the acquired businesses. Any such transaction may not produce the results we anticipate, which could adversely affect our business.

We intend to explore and pursue acquisitions, strategic partnerships, joint ventures and other alliances to strengthen our business and grow our Company in the future. The market for acquisitions and strategic opportunities is highly competitive. In addition, these transactions entail numerous operational and financial risks, including but not limited to difficulties in valuing acquired businesses, combining personnel and firm cultures, integrating acquired products, services and operations, achieving anticipated synergies that were inherent in our valuation assumptions, exposure to unknown material liabilities, the potential loss of key vendors, clients or employees of acquired companies, incurrence of substantial debt or dilutive issuance of equity securities to pay for acquisitions, higher-than expected acquisition or integration costs, write-downs of assets or impairment charges, increased amortization expenses and decreased earnings, revenue or cash flow from dispositions.

If we need to seek additional financing but are not able to do so on commercially acceptable terms, our liquidity and financial condition will be adversely affected.

As of the date of this prospectus, we have entered into two loan agreements with Kiraboshi Bank for an aggregate loan amount of JPY85 million (US$571,890) and as of the date of this prospectus, the outstanding principal balance of JPY44,668,000 (US$300,532) has not been settled. We entered into an overdraft agreement with Resona Bank, Ltd on August 31, 2022 and as of the date of this prospectus, the outstanding principal balance of JPY100 million (US$672,812) has not been settled. In addition, we entered into a loan agreement with Shoko Chukin Bank, Ltd for an aggregate loan amount of JPY50 million (US$336,406) on October 28, 2022 and as of the date of this prospectus, the outstanding principal balance of JPY44,050,000 (US$296,374) has not been settled. The viability of our business is dependent on the availability of adequate capital to develop and maintain our business. We will need to continue to invest in our operations for the foreseeable future to carry out our business plan. If we do not attract customers and does not achieve the expected operating results, we will need to seek additional financing or revise our business plan. Our ability to borrow additional funds may be impacted by financial lending institutions’ ability or willingness to lend to us on commercially acceptable terms. If we have low levels of operating cash flow together with limited access to capital or credit in the future, it could have an impact on our ability to meet our capital requirements, invest in our software and infrastructure, engage in strategic initiatives, make acquisitions or strategic investments in other companies, react to changing economic and business conditions, repay our outstanding debt, or make dividend payments. Such outcomes could have an adverse effect on our business, financial condition and operating results.

Operational risk may materially and adversely affect our performance.

Operational risk is the risk of an adverse outcome resulting from inadequate or failed internal processes, people, systems or external events. Our exposure to operational risk arises from routine processing errors, as well as extraordinary incidents, such as major system failures or legal and regulatory matters. Because our business lines are reliant on both technology and human expertise and execution, we are exposed to material operational risks arising from a number of factors, including, but not limited to, human error, processing and communication errors, errors of third-party service providers, counterparties or other third parties, failed or inadequate processes, design flaws and technology or system failures and malfunctions. Operational errors or significant operational delays could have a materially negative impact on our ability to conduct its business or service its clients, which could adversely affect our results of operations.

We may not have sufficient insurance to cover potential losses and claims.

We currently maintain insurance coverage against the risk of property damage caused by fires, lightning strikes, explosions, riots, vehicle collisions, thefts, and flooding. We also maintain earthquake insurance coverage. While we believe that there have not been instances when we had to incur losses, damages, and liabilities because of the lack of insurance coverage, there may be such instances in the future, which may in turn adversely affect our financial condition and results of operations.

We may become involved in legal and other proceedings from time to time and may suffer significant liabilities or other losses as a result.

As of the date of this prospectus, we are not a party to any material lawsuits and we are not aware of any threats of lawsuits against our company that are anticipated to have a major impact on our business. From time to time, we may become involved in disputes with the provision of our products and services or other aspects of our business and operations, including labor disputes with employees and contract disputes with our customers. These disputes may lead to legal or other proceedings and may result in substantial costs and diversion of resources and management’s attention. Disputes and legal and other proceedings may require substantial time and expense to resolve, which could divert valuable resources, such as management time and working capital, delay our planned projects, and increase our costs. Third parties that are found liable to us may not have the resources to compensate us for our incurred costs and damages. We could also be required to pay significant costs and damages if we do not prevail in any such disputes or proceedings.

General economic, political and market conditions may have an adverse impact on our operating performance, results of operations and cash flow.

Our business is influenced by a range of factors that are beyond our control including general economic and business conditions and legal, regulatory, and political developments. Challenging economic conditions worldwide have from time to time contributed, and may continue to contribute, to slowdowns in the information technology industry at large. Weakness in the economy could have a negative effect on our business, operations and financial condition, including decreases in revenue and operating cash flow, and inability to attract future equity and debt financing on commercially reasonable terms. Additionally, in a down-cycle economic environment, we may experience the negative effects of a slowdown in the usage of our blockchain technology. The impact of global events, including the ongoing conflict between Russia and Ukraine, may also negatively impact our Company.

Our business may be adversely affected by the impact of coronavirus, other epidemics or pandemics, acts of God, wars, insurrections, riots, infrastructure failures, and other force majeure events.

Public health epidemics or outbreaks could adversely impact our business. In early 2020, an outbreak of the novel strain of a coronavirus, which causes a disease named COVID-19, spread worldwide. As a result of the coronavirus pandemic, governments and industries have instituted drastic actions to contain the coronavirus or treat its impact. Such actions, including bans on international and domestic travel, quarantines, and prohibitions on accessing work sites, have caused significant disruptions to global and local economies and have led to dramatic volatility in the capital markets. In April 2020, the Japanese government issued the Declaration of a State of Emergency, whereby the Japanese government ordered non-essential activities and businesses across Japan to close as a preemptive safeguard against the COVID-19 pandemic. This adversely impacted many business sectors across Japan, especially in Tokyo. During the fiscal year ended April 30, 2020, the COVID-19 pandemic had some negative impact on our business operations, when delay in our sales activities occurred due to the inability to conduct scheduled in-person sales activities. Since fiscal year 2021, the COVID-19 pandemic has had no impact on our business operations.

In addition, acts of terrorism, labor activism or unrest, and other geo-political unrest could cause disruptions in the business, the businesses of partners, or the economy as a whole. In the event of a natural disaster, including a major earthquake, blizzard, or hurricane, or a catastrophic event such as a fire, power loss, or telecommunications failure, we may be unable to continue operations and may endure system interruptions, reputational harm, delays in development of our systems, lengthy interruptions in service, breaches of data security, and loss of critical data, all of which could have an adverse effect on future operating results.

The regulatory regimes governing blockchain technologies are uncertain, and new regulations or policies may materially adversely affect the development of blockchain.

Initially, it was unclear how blockchain technologies and the businesses and activities utilizing such technologies would fit into the current web of government regulation. As blockchain technologies have grown in popularity and in market size, international, federal, state and local regulatory agencies have begun to clarify their position. Various legislative and executive bodies in the United States and in other countries have shown that they intend to adopt legislation to regulate blockchain technologies. However, according to our Japanese legal counsel, there are no laws or regulations in Japan that restrict or regulate blockchain technologies per se as of the date of this prospectus.

New or changing laws and regulations or interpretations of existing laws and regulations may materially and adversely impact the development and growth of blockchain technologies. The imposition of restrictions on blockchains could adversely affect our business.

Our compliance and risk management programs might not be effective and may result in outcomes that could adversely affect our reputation, financial condition and operating results.

Our ability to comply with applicable laws and rules is largely dependent on our establishment and maintenance of compliance, review and reporting systems, as well as our ability to attract and retain qualified compliance and other risk management personnel. There is no assurance that our compliance policies and procedures will always be effective or that we will always be successful in monitoring or evaluating our risks. In the case of alleged non-compliance with applicable laws or regulations, we could be subject to investigations and judicial or administrative proceedings that may result in substantial penalties or civil lawsuits, including by customers, for damages, which could be significant. Any of these outcomes may adversely affect our reputation, financial condition and operating results.

We have limited experience operating as a public company.

We have limited experience conducting our operations as a public company. We may encounter operational, administrative, and strategic difficulties as we adjust to operating as a public company. This may cause us to react more slowly than our competitors to industry changes and may divert our management’s attention from running our business or otherwise harm our operations. In addition, since we are becoming a public company, our management team will need to develop the expertise necessary to comply with the numerous regulatory and other requirements applicable to public companies, including requirements relating to corporate governance, listing standards and securities and investor relationships issues. As a public company, our management will have to evaluate our internal controls system with new thresholds of materiality, and to implement necessary changes to our internal controls system. We cannot guarantee that we will be able to do so in a timely and effective manner.

Risks Related to this Offering and the Trading Market

An active trading market for the ADSs may not develop.

We have been approved to list the ADSs on the Nasdaq Capital Market. We have no current intention to seek a listing for our Ordinary Shares on any other stock exchange. Prior to this offering, there has not been a public market for the ADSs or our Ordinary Shares, and there is no assurance that an active public market for the ADSs will develop or be sustained after this offering. If an active public market for the ADSs does not develop following the completion of this offering, the market price and liquidity of the ADSs may be materially and adversely affected. We can provide no assurance that the trading price of our ADSs after this offering will not decline below the initial public offering price. As a result, investors in our securities may experience a significant decrease in the value of their ADSs.

You will experience immediate and substantial dilution in the net tangible book value of Ordinary Shares underlying the Public Offering ADSs purchased.

The initial public offering price of the Public Offering ADSs is substantially higher than the pro forma net tangible book value per Ordinary Share underlying the ADS. Consequently, when you purchase Public Offering ADSs in this offering, upon completion of the offering of the Public Offering ADSs you will incur immediate dilution of US$4.51 per Ordinary Share underlying the Public Offering ADS, based on the initial public offering price of US$5.00 per ADS and assuming the underwriters’ over-allotment option is not exercised. In addition, you may experience further dilution to the extent that additional Ordinary Shares or ADSs are issued upon exercise of outstanding options we may grant from time to time.

After the completion of this offering, share ownership will remain concentrated in the hands of our management, who will continue to be able to exercise a direct or indirect controlling influence on us.

We anticipate that our directors and executive officers will together beneficially own approximately 57.97% of our Ordinary Shares issued and outstanding after the completion of this offering, assuming the underwriters do not exercise their over-allotment option, or 57.40% assuming the underwriters exercise their over-allotment option in full, in each case, excluding 48,000 and 55,200 Ordinary Shares, respectively, underlying the Representative’s Warrants. As a result, these shareholders, acting together, will have significant influence over all matters that require approval by our shareholders, including the election of directors and approval of significant corporate transactions. Corporate action might be taken even if other shareholders, including those who purchase ADSs in this offering, oppose them. This concentration of ownership might also have the effect of delaying or preventing a change of control of our Company that other shareholders may view as beneficial.

The sale or availability for sale of substantial amounts of the ADSs could adversely affect their market price.

Sales of substantial amounts of the ADSs in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of the ADSs and could materially impair our ability to raise capital through equity offerings in the future. Resales of the ADSs in the public market during this offering by the Selling Shareholders in this offering may cause the market price of our ADSs to decline. The ADSs sold in this offering of the Public Offering ADSs and all of the Shareholder ADSs are freely tradable without restriction or further registration under the Securities Act, and certain Ordinary Shares held by our existing shareholders, except Ordinary Shares underlying the ADSs offered by the Selling Shareholders, may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements. As of the date of this prospectus, 13,839,400 of our Ordinary Shares are outstanding. There will be 1,200,000 ADSs (representing 1,200,000 Ordinary Shares) issued and outstanding immediately following the consummation of this offering, assuming no exercise of the underwriters’ over-allotment option or the Representative’s Warrants, or 1,380,000 ADSs (representing 1,380,000 Ordinary Shares) if the underwriters exercise their over-allotment option in full. Such numbers of ADSs do not include the Shareholder ADSs.

In connection with this offering, our directors, executive officers, and holders of 5% or more of our Ordinary Shares, other than the Selling Shareholders, have agreed not to sell any Ordinary Shares, ADSs, or similar securities for six months from the date of this prospectus without the prior written consent of the Representative, subject to certain exceptions. However, the Representative may release these securities from these restrictions at any time, subject to applicable regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”). We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of the ADSs.

If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding the ADSs, the price of the ADSs and trading volume could decline.

Any trading market for the ADSs may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of the ADSs would likely decline. If one or more of these analysts cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of the ADSs and the trading volume to decline.

The market price of the ADSs may be volatile or may decline regardless of our operating performance, and you may not be able to resell your ADSs at or above the initial public offering price.

The initial public offering price for the Public Offering ADSs may vary from the market price of the ADSs following our initial public offering of the Public Offering ADSs. If you purchase the ADSs in our initial public offering, you may not be able to resell those ADSs at or above the initial public offering price. There is no assurance that the initial public offering price of the ADSs, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our Ordinary Shares that have occurred from time to time prior to our initial public offering. The market price of the ADSs may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

•	actual or anticipated fluctuations in our revenue and other operating results;

•	the financial projections we may provide to the public, any changes in these projections, or our failure to meet these projections;

•

actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

•	announcements by us or our competitors of significant products, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

•	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

•	the trading volume of the ADSs on Nasdaq;

•	sales of the ADSs or Ordinary Shares by us, our executive officers and directors, or our shareholders or the anticipation that such sales may occur in the future;

•	lawsuits threatened or filed against us; and

•	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

There may be substantial sales of our ADSs by the Selling Shareholders after the effective date of this registration statement of which this prospectus forms a part, which could have a material adverse effect on the price of our ADSs after this offering.

The registration statement of which this prospectus forms a part also registers on behalf of the Selling Shareholders an aggregate of 2,338,400 ADSs representing 2,338,400 Ordinary Shares issued to the Selling Shareholders previously issued by us. In connection with this offering and the Company’s registration of the Shareholder ADSs, each of the Selling Shareholders have agreed that, and have provided a representation to the Company to the effect that, they will immediately consider selling some portion (or even all) of their respective Shareholder ADSs if requested by the underwriters in order to create an orderly, liquid market for the ADSs after the offering of the Public Offering ADSs. The Selling Shareholders, however, will not be required to sell any or all of their respective Shareholder ADSs even if requested to do so by the underwriters, or, conversely, the Selling Shareholders may choose to sell their respective Shareholders ADSs at their own initiative.

Other than as described above, there are currently no agreements or understandings in place with the Selling Shareholders to restrict the sale of the Shareholder ADSs after the effective date of the registration statement of which this prospectus forms a part. Sales of a substantial number of ADSs representing our Ordinary Shares by the Selling Shareholders at such time, independent of any request by the underwriters, could cause the market price of our ADSs to drop (possibly below the initial public offering price of the Public Offering ADSs in this offering) and could impair our ability to raise capital in the future by selling additional Company securities.

If we fail to implement and maintain an effective system of internal control, we may fail to meet our reporting obligations or be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of the ADSs may be materially and adversely affected.

Upon completion of this offering, we will become a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”) will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F. In addition, once we cease to be an “emerging growth company,” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated, or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational, and financial resources and systems for the foreseeable future. We may be unable to complete our evaluation testing and any required remediation in a timely manner.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented, or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. If we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations, and lead to a decline in the trading price of the ADSs. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations, and civil or criminal sanctions. We may also be required to restate our financial statements for prior periods. In connection with the audit of our financial statements as of and for the fiscal years ended April 30, 2021 and 2022, we and our independent registered public accounting firm identified one material weakness in our internal control over financial reporting, which is related to lack of qualified personnel equipped with relevant U.S. GAAP and SEC reporting experience. We intend to undertake measures to address the identified material weakness. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Internal Control Over Financial Reporting” for more information.

We will incur substantial increased costs as a result of being a public company.

Upon consummation of this offering, as a public company, we will incur significant legal, accounting, and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and Nasdaq, impose various requirements on the corporate governance practices of public companies. Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costlier. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers.

We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least US$1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of the ADSs that is held by non-affiliates equals or exceeds US$700 million as of the prior December 31, and (2) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we will be required to adopt policies regarding internal controls and disclosure controls and procedures.

As a foreign private issuer, we intend to follow home country practice even though we will be considered a “controlled company” under Nasdaq corporate governance rules, which could adversely affect our public shareholders.

Following this offering, Mr. Satoshi Kobayashi, our chief executive officer, will continue to own more than a majority of the voting power of our outstanding Ordinary Shares. Under the Nasdaq corporate governance rules, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and may elect not to comply with certain Nasdaq corporate governance standards, including the requirements that:

•	a majority of its board of directors consist of independent directors;

•

its director nominations be made, or recommended to the full board of directors, by its independent directors or by a nominations committee that is comprised entirely of independent directors and that it adopt a written charter or board resolution addressing the nominations process; and

•	it has a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

As a foreign private issuer, however, Nasdaq corporate governance rules allow us to follow corporate governance practice in our home country, Japan, with respect to appointments to our board of directors and committees. We intend to follow home country practice as permitted by Nasdaq rather than rely on the “controlled company” exception to the corporate governance rules. See “—Because we are a foreign private issuer and intend to take advantage of exemptions from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.” Accordingly, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the operation, development, and growth of our business and, as a result, we do not expect to declare or pay any dividends in the foreseeable future. Therefore, you should not rely on an investment in the ADSs as a source for any future dividend income. Accordingly, the return on your investment in the ADSs will likely depend entirely upon any future price appreciation of the ADSs. There is no assurance that the ADSs will appreciate in value after this offering or even maintain the price at which you purchased the ADSs. You may not realize a return on your investment in the ADSs and you may even lose your entire investment in the ADSs.

Our management has broad discretion to determine how to use the net proceeds raised in this offering of the Public Offering ADSs and may use them in ways that may not enhance our results of operations or the price of the ADSs.

We anticipate that we will use the net proceeds from this offering of the Public Offering ADSs as follows: approximately 50% of the net proceeds from this offering of the Public Offering ADSs for investment in the research and development of GLS, approximately 30% of the net proceeds from this offering of the Public Offering ADSs for the recruitment of global talents, and approximately 20% of the net proceeds from this offering of the Public Offering ADSs for the strengthening of corporate governance systems and the investment in businesses engaged in the development of blockchain-based products and services, although as of the date of this prospectus, we have not identified, or engaged in any material discussions regarding, any potential target. Our management will have significant discretion as to the use of the net proceeds to us from this offering of the Public Offering ADSs and could spend the proceeds in ways that do not improve our results of operations or enhance the market price of the ADSs. We will not receive any of the proceeds from the sale of the ADSs by the Selling Shareholders pursuant to this prospectus.

Rights of shareholders under Japanese law may be different from rights of shareholders in other jurisdictions.

Our articles of incorporation and the Companies Act of Japan (Act No. 86 of 2005, as amended), or the Companies Act, govern our corporate affairs. Legal principles relating to matters such as the validity of corporate procedures, directors’ and executive officers’ fiduciary duties, and obligations and shareholders’ rights under Japanese law may be different from, or less clearly defined than, those that would apply to a company incorporated in any other jurisdiction. Shareholders’ rights under Japanese law may not be as extensive as shareholders’ rights under the law of other countries. For example, under the Companies Act, only holders of 3% or more of our total voting rights or our outstanding shares are entitled to examine our accounting books and records. Furthermore, there is a degree of uncertainty as to what duties the directors of a Japanese joint-stock corporation may have in response to an unsolicited takeover bid, and such uncertainty may be more pronounced than that in other jurisdictions.

As holders of ADSs, you may have fewer rights than holders of our Ordinary Shares and must act through the depositary to exercise those rights.

The rights of shareholders under Japanese law to take actions, including voting their shares, receiving dividends and distributions, bringing derivative actions, examining our accounting books and records, and exercising appraisal rights, are available only to shareholders of record. ADS holders are not shareholders of record. The depositary, through its custodian agents, is the record holder of our Ordinary Shares underlying the ADSs. ADS holders will not be able to bring a derivative action, examine our accounting books and records, or exercise appraisal rights through the depositary.

Holders of ADSs may exercise their voting rights only in accordance with the provisions of the deposit agreement. If we instruct the depositary to ask for your voting instructions, upon receipt of voting instructions from the ADS holders in the manner set forth in the deposit agreement, the depositary will make efforts to vote the Ordinary Shares underlying the ADSs in accordance with the instructions of the ADS holders. The depositary and its agents may not be able to send voting instructions to ADS holders or carry out their voting instructions in a timely manner. Furthermore, the depositary and its agents will not be responsible for any failure to carry out any instructions to vote, for the manner in which any vote is cast, or for the effect of any such vote. As a result, holders of ADSs may not be able to exercise their right to vote.

Direct acquisition of our Ordinary Shares is subject to a prior filing requirement under recent amendments to the Japanese Foreign Exchange and Foreign Trade Act and related regulations.

Under recent amendments in 2019 to the Japanese Foreign Exchange and Foreign Trade Act and related regulations (which we refer to as “FEFTA”), direct acquisition of our Ordinary Shares by a foreign investor (as defined herein under “Japanese Foreign Exchange Controls and Securities Regulations”) could be subject to the prior filing requirement under FEFTA. A foreign investor wishing to acquire direct ownership of our Ordinary Shares will be required to make a prior filing with the relevant governmental authorities through the Bank of Japan and wait until clearance for the acquisition is granted by the applicable governmental authorities, which approval may take up to 30 days and could be subject to further extension. Without such clearance, the foreign investor will not be permitted to acquire our Ordinary Shares directly. There is no assurance that the applicable Japanese governmental authorities will grant such clearance in a timely manner or at all.

ADS holders may not be entitled to a jury trial with respect to claims arising under the deposit agreement, which could result in less favorable outcomes to the plaintiff(s) in any such action.

The deposit agreement governing the ADSs representing our Ordinary Shares provides that, to the fullest extent permitted by applicable law, owners and holders of ADSs irrevocably waive the right to a jury trial for any claim that they may have against us or the depositary arising from or relating to our Ordinary Shares, the ADSs, or the deposit agreement, including any claim under the U.S. federal securities laws.

However, ADS holders will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder. In fact, ADS holders cannot waive our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder. If we or the depositary opposed a demand for jury trial relying on jury trial waiver mentioned above, it is up to the court to determine whether such waiver was enforceable considering the facts and circumstances of that case in accordance with the applicable state and federal law.

If this jury trial waiver provision is prohibited by applicable law, an action could nevertheless proceed under the terms of the deposit agreement with a jury trial. To our knowledge, the enforceability of a jury trial waiver under the federal securities laws has not been finally adjudicated by a federal court or by the United States Supreme Court. Nonetheless, we believe that a jury trial waiver provision is generally enforceable under the laws of the State of New York, which govern the deposit agreement, or by a federal or state court in the City of New York. In determining whether to enforce a jury trial waiver provision, New York courts will consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party has knowingly waived any right to trial by jury. We believe that this is the case with respect to the deposit agreement and the ADSs. In addition, New York courts will not enforce a jury trial waiver provision in order to bar a viable setoff or counterclaim sounding in fraud or one which is based upon a creditor’s negligence in failing to liquidate collateral upon a guarantor’s demand, or in the case of an intentional tort claim, none of which we believe are applicable in the case of the deposit agreement or the ADSs. If you or any other owners or holders of ADSs bring a claim against us or the depositary relating to the matters arising under the deposit agreement or the ADSs, including claims under federal securities laws, you or such other owner or holder may not have the right to a jury trial regarding such claims, which may limit and discourage lawsuits against us or the depositary. If a lawsuit is brought against us or the depositary under the deposit agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may have different outcomes compared to that of a jury trial, including results that could be less favorable to the plaintiff(s) in any such action.

Nevertheless, if the jury trial waiver provision is not enforced, to the extent a court action proceeds, it would proceed under the terms of the deposit agreement with a jury trial. No condition, stipulation or provision of the deposit agreement or ADSs serves as a waiver by any owner or holder of ADSs or by us or the depositary of compliance with any substantive provision of U.S. federal securities laws and the rules and regulations promulgated thereunder.

Holders of ADSs may not receive distributions on our Ordinary Shares or any value for them if it is illegal or impractical to make them available to such holders.

Subject to the terms of the deposit agreement, the depositary has agreed to pay holders of ADSs the cash dividends or other distributions it or the custodian for the ADSs receives on the Ordinary Shares or other deposited securities after deducting its fees and expenses and any taxes or other government charges. Holders of ADSs will receive these distributions in proportion to the number of our Ordinary Shares that such ADSs represent. However, the depositary is not responsible for making such payments or distributions if it is unlawful or impractical to make a distribution available to any holders of ADSs. For example, it would be unlawful to make a distribution to a holder of ADSs if it consists of securities that require registration under the Securities Act, but that are not properly registered or distributed pursuant to an applicable exemption from registration. The depositary is not responsible for making a distribution available to any holders of ADSs if any government approval or registration required for such distribution cannot be obtained after reasonable efforts made by the depositary. We have no obligation to take any other action to permit distributions on our Ordinary Shares to holders of ADSs. This means that holders of ADSs may not receive the distributions we make on our Ordinary Shares if it is illegal or impractical to make them available to such holders. These restrictions may materially reduce the value of the ADSs.

Holders of ADSs may be subject to limitations on transfer of their ADSs.

ADSs are transferable on the books of the depositary. However, the depositary may close its transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties. In addition, the depositary may refuse to deliver, transfer, or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary deems it advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason.

We may amend the deposit agreement without consent from holders of ADSs and, if such holders disagree with our amendments, their choices will be limited to selling the ADSs or cancelling and withdrawing the underlying Ordinary Shares.

We may agree with the depositary to amend the deposit agreement without consent from holders of ADSs. If an amendment increases fees to be charged to ADS holders or prejudices a substantial existing right of ADS holders, it will not become effective until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, ADS holders are considered, by continuing to hold their ADSs, to have agreed to the amendment and to be bound by the amended deposit agreement. If holders of ADSs do not agree with an amendment to the deposit agreement, their choices will be limited to selling the ADSs or cancelling and withdrawing the underlying Ordinary Shares. No assurance can be given that a sale of ADSs could be made at a price satisfactory to the holder in such circumstances.

We are incorporated in Japan, and it may be more difficult to enforce judgments obtained in courts outside Japan.

We are incorporated in Japan as a joint-stock corporation with limited liability. All of our directors are non-U.S. residents, and a substantial portion of our assets and the personal assets of our directors and executive officers are located outside the United States. As a result, when compared to a U.S. company, it may be more difficult for investors to effect service of process in the United States upon us or to enforce against us, our directors or executive officers, judgments obtained in U.S. courts predicated upon civil liability provisions of the federal or state securities laws of the U.S. or similar judgments obtained in other courts outside Japan. There is doubt as to the enforceability in Japanese courts, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated solely upon the federal and state securities laws of the United States.

Dividend payments and the amount you may realize upon a sale of our Ordinary Shares or the ADSs that you hold will be affected by fluctuations in the exchange rate between the U.S. dollar and the Japanese yen.

Cash dividends, if any, in respect of our Ordinary Shares represented by the ADSs will be paid to the depositary in Japanese yen and then converted by the depositary or its agents into U.S. dollars, subject to certain conditions and the terms of the deposit agreement. Accordingly, fluctuations in the exchange rate between the Japanese yen and the U.S. dollar will affect, among other things, the amounts a holder of ADSs will receive from the depositary in respect of dividends, the U.S. dollar value of the proceeds that a holder of ADSs would receive upon sale in Japan of our Ordinary Shares obtained upon cancellation and surrender of ADSs and the secondary market price of ADSs. Such fluctuations will also affect the U.S. dollar value of dividends and sales proceeds received by holders of our Ordinary Shares.

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting, and other expenses that we would not incur as a foreign private issuer.

We expect to qualify as a foreign private issuer upon the completion of this offering. As a foreign private issuer, we will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and we will not be required to disclose in our periodic reports all of the information that United States domestic issuers are required to disclose. While we currently expect to qualify as a foreign private issuer immediately following the completion of this offering, we may cease to qualify as a foreign private issuer in the future, in which case we would incur significant additional expenses that could have a material adverse effect on our results of operations.

Because we are a foreign private issuer and intend to take advantage of exemptions from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

Nasdaq listing rules require listed companies to have, among other things, a majority of its board members be independent. As a foreign private issuer, however, we are permitted to, and we intend to follow home country practice in lieu of the above requirements. The corporate governance practice in our home country, Japan, does not require a majority of our board to consist of independent directors. Thus, although a director must act in the best interests of the company, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management of our company may decrease as a result. In addition, Nasdaq listing rules also require U.S. domestic issuers to have an audit committee and a compensation committee and a nominating/corporate governance committee composed entirely of independent directors, and an audit committee with a minimum of three members.

We, as a foreign private issuer, are not subject to these requirements. Consistent with corporate governance practices in Japan, we do not have a standalone compensation committee or nomination and corporate governance committee of our board. As a result of these exemptions, investors would have less protection than they would have if we were a domestic issuer. Nasdaq listing rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, certain ordinary share issuances. We intend to comply with the requirements of Nasdaq listing rules in determining whether shareholder approval is required on such matters.

If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq, the ADSs may not be listed or may be delisted, which could negatively impact the price of the ADSs and your ability to sell them.

We have been approved to list the ADSs on the Nasdaq Capital Market in connection with this offering of Public Offering ADSs.

In addition, following this offering, in order to maintain our listing on Nasdaq, we will be required to comply with certain rules of Nasdaq, including those regarding minimum stockholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. Even if we initially meet the listing requirements and other applicable rules of Nasdaq, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy Nasdaq criteria for maintaining our listing, the ADSs could be subject to delisting.

If Nasdaq subsequently delists the ADSs from trading, we could face significant consequences, including:

•	a limited availability for market quotations for the ADSs;

•	reduced liquidity with respect to the ADSs;

•

a determination that the ADS is a “penny stock,” which will require brokers trading in the ADSs to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for the ADSs;

•	limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this will make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This will make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and the ADSs.

For as long as we remain an “emerging growth company,” as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of shareholder approval of any golden parachute payments not previously approved. Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of other public companies. If some investors find the ADSs less attractive as a result, there may be a less active trading market for the ADSs and the ADS price may be more volatile.

If we are classified as a passive foreign investment company, United States taxpayers who own the ADSs or our Ordinary Shares may have adverse United States federal income tax consequences.

A non-U.S. corporation such as ourselves will be classified as a passive foreign investment company (“PFIC”) for any taxable year if, for such year, either:

•	at least 75% of our gross income for the year is passive income; or

•

the average percentage of our assets (determined at the end of each quarter) during the taxable year which produce passive income or which are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business), and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds the ADSs or our Ordinary Shares, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our 2022 taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income, in which case we would be deemed a PFIC, which could have adverse U.S. federal income tax consequences for U.S. taxpayers who are shareholders. We will make this determination following the end of any particular tax year.

The classification of certain of our income as active or passive, and certain of our assets as producing active or passive income, and hence whether we are or will become a PFIC, depends on the interpretation of certain United States Treasury Regulations as well as certain IRS guidance relating to the classification of assets as producing active or passive income. Such regulations and guidance are potentially subject to different interpretations. If due to different interpretations of such regulations and guidance the percentage of our passive income or the percentage of our assets treated as producing passive income increases, we may be a PFIC in one or more taxable years.

U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISERS ABOUT THE PFIC RULES, THE POTENTIAL APPLICABILITY OF THESE RULES TO THE COMPANY CURRENTLY AND IN THE FUTURE, AND THEIR FILING OBLIGATIONS IF THE COMPANY IS A PFIC.

USE OF PROCEEDS

The net proceeds from this offering of the Public Offering ADSs, after deducting the estimated underwriting discounts and the estimated offering expenses payable by us, are approximately US$5.6 million, assuming the underwriters do not exercise their over-allotment option, or approximately US$6.4 million if the underwriters exercise their over-allotment option in full.

We plan to use the net proceeds we receive from this offering of the Public Offering ADSs for the following purposes:

•

approximately 50% of the net proceeds from this offering of the Public Offering ADSs for investment in the research and development of GLS and GLS-SDK. GLS is a parallel processing blockchain technology that allows for fast transaction approval. Currently, we are developing a system for a client to verify the functionality of GLS, and we believe the following expenses are necessary to verify the functionality of GLS: programming costs for performance testing, server fees, personnel costs and outsourcing costs for testing, and personnel costs for research based on the testing;

•

approximately 30% of the net proceeds from this offering of the Public Offering ADSs for the recruitment of global talents, especially those who have a perspective about global strategies and overseas business development; and

•

approximately 20% of the net proceeds from this offering of the Public Offering ADSs for the strengthening of internal governance systems and the investment in businesses engaged in the development of blockchain-based products and services, although as of the date of this prospectus, we have not identified, or engaged in any material discussions regarding, any potential target.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering of the Public Offering ADSs. Our management, however, will have flexibility and discretion to apply the net proceeds of this offering of the Public Offering ADSs. See “Risk Factors—Risks Relating to this Offering and the Trading Market—Our management has broad discretion to determine how to use the net proceeds raised in this offering of the Public Offering ADSs and may use them in ways that may not enhance our results of operations or the price of the ADSs.” To the extent that the net proceeds we receive from this offering of the Public Offering ADSs are not immediately used for the above purposes, we intend to invest our net proceeds received from this offering of the Public Offering ADSs in short-term, interest-bearing bank deposits or debt instruments.

We will not receive any proceeds from the sale of the ADSs by the Selling Shareholders that occur pursuant to the registration statement of which this prospectus forms a part.

DIVIDEND POLICY

Since our inception, we have not declared or paid cash dividends on our Ordinary Shares. Any decision to pay dividends in the future will be subject to a number of factors, including our financial condition, results of operations, the level of our retained earnings, capital demands, general business conditions, and other factors our board of directors may deem relevant. We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the operation, development, and growth of our business, and, as a result, we do not expect to pay any dividends in the foreseeable future. Consequently, we cannot give any assurance that any dividends may be declared and paid in the future.

If declared, holders of our outstanding shares on a dividend record date will be entitled to the full dividend declared without regard to the date of issuance of the shares or any subsequent transfer of the shares. Payment of declared annual dividends in respect of a particular year, if any, will be made in the following year after approval by our shareholders at the annual general meeting of shareholders, subject to certain provisions of our articles of incorporation and the Companies Act. See “Description of Share Capital.”

Subject to the terms of the deposit agreement for the ADSs, you will be entitled to receive dividends on our Ordinary Shares represented by ADSs to the same extent as the holders of our Ordinary Shares, less the fees and expenses payable under the deposit agreement in respect of, and any Japanese tax applicable to, such dividends. See “Taxation—Japanese Taxation” and “Description of American Depositary Shares.” The depositary will generally convert the Japanese yen it receives into U.S. dollars and distribute the U.S. dollar amounts to holders of ADSs. Cash dividends on our Ordinary Shares, if any, will be paid in Japanese yen.

CAPITALIZATION

The following table sets forth our capitalization as of October 31, 2022:

•	on an actual basis; and

•

on an as adjusted basis to reflect the issuance and sale of 1,200,000 ADSs representing 1,200,000 Ordinary Shares by us in this offering of the Public Offering ADSs, based on the initial public offering price of US$5.00 per ADS, after deducting the estimated underwriting discounts and the estimated offering expenses payable by us, assuming no exercise of the underwriters’ over-allotment option; and

•

on an as adjusted basis to reflect the issuance and sale of 1,380,000 ADSs representing 1,380,000 Ordinary Shares by us in this offering of the Public Offering ADSs, based on the initial public offering price of US$5.00 per ADS, after deducting the estimated underwriting discounts and the estimated offering expenses payable by us, assuming the full exercise of the underwriters’ over-allotment option.

You should read this table in conjunction with the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes included elsewhere in this prospectus:

	October 31, 2022
	Actual	As adjusted (Over- allotment option not exercised)(1)	As adjusted (Over- allotment option exercised in full)(1)
	$	$	$
Cash and cash equivalents	$3,138,114	$8,718,114	$9,555,114

Short-term loans	—	—	—
Long-term loans, including current portion	$1,353,737	$1,353,737	$1,353,737
Finance lease liabilities, including current portion	—	—	—

Shareholders’ Equity:
Ordinary Shares, 55,300,000 Ordinary Shares authorized, 13,839,400 Ordinary Shares issued and outstanding, actual; 15,039,400 Ordinary Shares issued and outstanding, as adjusted assuming the over-allotment option is not exercised; and 15,219,400 Ordinary Shares issued and outstanding, as adjusted assuming the over-allotment option is exercised in full	$672,812	$1,872,812	$2,052,812
Additional paid-in capital	$11,452,063	$15,025,028	$15,682,028
Accumulated deficit	$(9,585,199)	$(9,585,199)	$(9,585,199)

Total Shareholders’ Equity	$2,539,676	$7,312,641	$8,149,641

Total Capitalization	$3,893,413	$8,666,378	$9,503,378

(1)

The net proceeds are approximately $5.6 million, assuming the underwriters do not exercise their over-allotment option, or approximately $6.4 million if the underwriters exercise their over-allotment option in full.

DILUTION

If you invest in the ADSs, your interest will be diluted for each ADS you purchase to the extent of the difference between the initial public offering price per ADS and our net tangible book value per Ordinary Share underlying the ADS after this offering of the Public Offering ADSs. Dilution results from the fact that the initial public offering price per ADS is substantially in excess of the net tangible book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares.

Our net tangible book value as of October 31, 2022 was US$1,732,641, or US$0.13 per Ordinary Share as of that date and US$0.13 per ADS. Net tangible book value represents the amount of our total tangible assets, less the amount of our total liabilities. Dilution is determined by subtracting net tangible book value per Ordinary Share, after giving effect to the additional proceeds we will receive from this offering of the Public Offering ADSs, based on the initial public offering price of US$5.00 per ADS, and after deducting underwriting discounts and estimated offering expenses payable by us.

After giving effect to our sale of 1,200,000 ADSs offered in this offering of the Public Offering ADSs based on the initial public offering price of US$5.00 per ADS after deduction of the estimated underwriting discounts and the estimated offering expenses payable by us, and assuming the underwriters’ over-allotment option is not exercised, our as adjusted net tangible book value as of October 31, 2022, would have been US$7.3 million, or US$0.49 per Ordinary Share. This represents an immediate increase in net tangible book value of US$0.36 per Ordinary Share to the existing shareholders, and an immediate dilution in net tangible book value of US$4.51 per Ordinary Share underlying the ADS to investors purchasing ADSs in this offering of the Public Offering ADSs.

The following table illustrates such dilution:

Over-allotment option not exercised	Per Ordinary Share
Initial public offering price per Ordinary Share	$5.00
Net tangible book value per Ordinary Share as of October 31, 2022	$0.13
As adjusted net tangible book value per Ordinary Share attributable to payments by new investors	$0.36
As adjusted net tangible book value per Ordinary Share immediately after this offering	$0.49
Amount of dilution in net tangible book value per Ordinary Share to new investors in the offering	$4.51

After giving effect to our sale of 1,380,000 ADSs offered in this offering of the Public Offering ADSs based on the initial public offering price of US$5.00 per ADS after deduction of the estimated underwriting discounts and the estimated offering expenses payable by us, and assuming the underwriters’ over-allotment option is exercised in full, our as adjusted net tangible book value as of October 31, 2022, would have been US$8.1 million, or US$0.54 per Ordinary Share. This represents an immediate increase in net tangible book value of US$0.41 per Ordinary Share to the existing shareholders, and an immediate dilution in net tangible book value of US$4.46 per Ordinary Share underlying the ADS to investors purchasing ADSs in this offering of the Public Offering ADSs.

The following table illustrates such dilution:

Over-allotment option exercised in full	Per Ordinary Share
Initial public offering price per Ordinary Share	$5.00
Net tangible book value per Ordinary Share as of October 31, 2022	$0.13
As adjusted net tangible book value per Ordinary Share attributable to payments by new investors	$0.41
As adjusted net tangible book value per Ordinary Share immediately after this offering	$0.54
Amount of dilution in net tangible book value per Ordinary Share to new investors in the offering	$4.46

The following tables summarize, on a pro forma as adjusted basis as of October 31, 2022, the differences between existing shareholders and the new investors with respect to the number of Ordinary Shares (in the form of ADSs) purchased from us, the total consideration paid and the average price per Ordinary Share before deducting the estimated underwriting discounts and the estimated offering expenses payable by us.

Over-allotment option not exercised	Ordinary Shares purchased		Total consideration		Average price per Ordinary	Average price per
	Number	Percent	Amount	Percent	Share	ADS
	($ in thousands)
Existing shareholders	13,839,400	92.0%	$4,368	42.1%	$0.32	$0.32
New investors	1,200,000	8.0%	$6,000	57.9%	$5.00	$5.00

Total	15,039,400	100.0%	$10,368	100.0%	$0.69	$0.69

Over-allotment option exercised in full	Ordinary Shares purchased		Total consideration		Average price per Ordinary	Average price per
	Number	Percent	Amount	Percent	Share	ADS
	($ in thousands)
Existing shareholders	13,839,400	90.9%	$4,368	38.8%	$0.32	$0.32
New investors	1,380,000	9.1%	$6,900	61.2%	$5.00	$5.00

Total	15,219,400	100.0%	$11,268	100.0%	$0.74	$0.74

CORPORATE HISTORY AND STRUCTURE

Corporate History

Our Company was incorporated in Japan on May 1, 2018 as a stock corporation pursuant to the laws of Japan.

Corporate Structure

The following chart illustrates our corporate structure as of the date of this prospectus and upon completion of this offering assuming no exercise of the over-allotment option (for purpose of the illustration of this chart only, we assume the Selling Shareholders do not sell any ADSs representing Ordinary Shares upon closing of this offering):

Notes: all percentages reflect the equity interests held by each of our shareholders.

(1)	Represents 4,000,000 Ordinary Shares held by Themis Capital GK, which is 100% owned by Satoshi Kobayashi, our chief executive officer and representative director, as of the date of this prospectus.
(2)	Represents an aggregate of 4,377,135 Ordinary Shares held by 53 shareholders of our Company, each one of which holds less than 5% of our equity interests, as of the date of this prospectus.
(3)

The percentage of Ordinary Shares prior to this offering does not include up to an aggregate of 3,035,000 Ordinary Shares issuable upon the exercise of options outstanding as of the date of this prospectus. The percentage of Ordinary Shares to be owned after this offering is based on 13,839,400 Ordinary Shares outstanding as of the date of this prospectus and the issuance of 1,200,000 Public Offering ADSs representing 1,200,000 Ordinary Shares in the offering, and does not include up to an aggregate of 3,035,000 Ordinary Shares issuable upon the exercise of options outstanding as of the date of this prospectus.

For details of our principal shareholders’ ownership, please refer to the beneficial ownership table in “Principal Shareholders.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our results of operations and financial condition in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors,” “Disclosure Regarding Forward-Looking Statements” and elsewhere in this prospectus.

Overview

We are a Japanese company operating our proprietary private blockchain technology, Grid Ledger System (“GLS”), to leverage blockchain technology in various applications in a range of industries.

In Japan, there have been several incidents of information leakage from the databases of various companies, and there is a demand in Japan for stronger information security. In order to provide stronger information security, various companies in Japan are conducting tests of systems utilizing blockchain technology. Among those continuing tests, as of the date of this prospectus, very few systems have been completed and are fully operating. We believe that Japan is lagging behind the international progress of blockchain system development. One reason for the slow development progress is the extremely small number of engineers in Japan who can handle blockchain technology and the high cost of learning. There is an assumption in Japan that no blockchain technology in use can process a large number of transactions at high speed while guaranteeing security. Public blockchains generally have slow transaction processing speeds and poor real-time data processing capacity, and since there is no administrator on public blockchains, users are responsible for dealing with any problems that may arise in transactions.

In order to address these challenges, we believe blockchain technology needs to be transformed to facilitate high-speed and real-time data processing, while ensuring security and usability. We believe our proprietary blockchain technology, GLS, can provide a solution to those challenges. GLS has the characteristics of traditional blockchains, such as tamper-resistance, security, and reliability; in addition, GLS also demonstrates high-speed processing capacity.

Since our founding in May 2018, we have continued our research and development efforts. Such efforts have been led by our Chief Technology Officer, Hiroki Yamamoto, with advice from large Japanese companies such as NTT Docomo, Inc. and NEC Communication Systems, Ltd., and academia representatives such as Professor Shudo who is currently affiliated with Kyoto University, among others. We have verified the applicability of GLS in virtual space (Metaverse), financial domain and other domains. Currently, we are working with AMBITION DX HOLDINGS Co., Ltd., which is a listed company in Japan, to apply our GLS to an online lease signing system.

We aim to increase the number of use cases of GLS, and offer a general-purpose System Development Kit (“SDK”) for external engineers to improve GLS. SDKs are software development tools for developers to create applications for platforms and systems. Our mission is to keep updating GLS and make it an infrastructure in the coming Web3/metaverse-like data society.

We primarily generate revenue from our software and system development services and consulting and solution services.

Through our software and system development services, we serve companies that have digital assets and intend to leverage these assets for the purposes of creating new businesses and new systems. We develop systems that are tailored to the specific needs of each customer.

Through our consulting services, we assist companies that rely on our technical expertise and seek our advice on various technological issues. We may be requested by our customers to offer advice regarding new system development, or analyze the existing systems and advise as to how to transform and improve the existing systems. Our consulting advice is written into a work completion report, which is presented to each customer at the end of the contract term. Through our solution services, we work with companies that seek to update their existing data and digital technology, add additional functions to their systems, and transform their businesses, operations, and processes. The companies that purchase our solution services are repeat customers for whom we have developed systems and who return to us for additional services.

Illustrative examples of our delivered systems and services include an advertisement tracking system, questionnaire creation and collection system, contract data management platform (AMBITION-Sign), and NFT trading platform (Animap).

For the six months ended October 31, 2022 and 2021, and the fiscal years ended April 30, 2022 and 2021, we had total revenue of approximately JPY32.2 million (US$0.2 million), JPY190.8 million, JPY463.7 million (US$3.1 million) and JPY216.2 million, respectively. For the same fiscal periods, revenue generated from our software and system development services accounted for approximately 35.3%, 46.2%, 50.6% and 44.1% of our total revenue, respectively, and revenue generated from our consulting and solution services accounted for approximately 64.7%, 53.8%, 49.4% and 55.9% of our total revenue, respectively. For the same fiscal periods, we had net loss of approximately JPY213.3 million (US$1.4 million), JPY644.4 million, JPY602.5 million (US$4.1 million) and JPY70.5 million, respectively.

Key Factors Affecting Our Results of Operations

We believe the following key factors may affect our financial condition and results of operations:

The development or acceptance of blockchain technology in the commercial marketplace

Our business model is dependent on continued investment in and development of the blockchain industry and related technologies. If investments in the blockchain industry become less attractive to investors, innovators, and developers, or if blockchain networks and assets do not gain public acceptance or are not adopted and used by a substantial number of individuals, companies and other entities, it could have a material adverse impact on our prospects and operations.

Blockchain is an emerging technology that offers new capabilities which are not fully proven in use. The development of blockchain technology is a new and rapidly evolving industry that is subject to a high degree of uncertainty. Factors affecting the further development of blockchain industry include, without limitation:

•	continued worldwide growth in the adoption and use of blockchain technology;

•	the maintenance and development of the open-source software protocol of blockchain networks;

•	changes in consumer demographics;

•	changes in public tastes and preferences;

•	the popularity or acceptance of blockchain networks and assets; and

•	government and quasi-government regulation of blockchain networks and assets, including any restrictions on access, operation and use of blockchain networks and assets.

Our ability to apply the technology effectively in driving value for our customers through blockchain-based solutions

Our success depends on our ability to apply our proprietary blockchain technology GLS, develop new products and services, and improve the performance and cost-effectiveness of the existing products and services, in each case in ways that address current and anticipated customer requirements, industry needs and future trends. Such success is dependent upon several factors, including technology effectiveness, functionality, competitive pricing, licensing and integration with existing and emerging technologies. The blockchain industry is characterized by rapid technological changes. If we fail to develop and implement technology solutions and technical expertise that keep pace with changes in technology, industry standards, and customer preferences, our value proposition could be adversely affected. We may not be successful in anticipating or responding to these developments on a timely and cost-effective basis and our ideas may not be accepted in the marketplace. Additionally, the effort to gain technological expertise and develop new technologies in our business may require us to incur significant expenses. Any of these events could result in a material adverse effect on our operating results, customer relationships, and business.

Telecommunications infrastructure and the performance of devices equipped with blockchain

The success of our blockchain-based products and services will depend on the continued development of a stable telecommunications infrastructure with the necessary speed, data capacity and security, complementary products such as high-speed networking equipment for providing reliable internet access and services, and other devices that are equipped with blockchain. There is no assurance that the relevant infrastructure and devices will continue to be able to support the demands placed on it by the growth of blockchain technology. There is also no assurance that the infrastructure or complementary products or services necessary to support the blockchain technology will be developed in a timely manner, or that such development will not incur substantial costs to adapt to changing technologies. The failure of these platforms and devices or their development could materially and adversely affect our business, financial condition and results of operation.

Our ability to face cybersecurity incidents

Security breaches, computer malware and computer hacking attacks have been a prevalent concern since the launch of blockchain technology. To reduce security concerns, GLS employs intermediate processing nodes, which are independent of the nodes that make up the blockchain network and process the actual transactions. Even if the intermediate processing nodes are stopped, the transactions cannot be tampered with. To reduce the impact of attacks on intermediate processing nodes and any unauthorized access, GLS allows the use of firewalls and other means to prevent cyberattacks, thereby providing security. However, our security system and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of ours, or otherwise. Techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and may be designed to remain dormant until a predetermined event. Outside parties may also attempt to fraudulently induce employees of ours to disclose sensitive information in order to gain access to our infrastructure. Any such breach or unauthorized access could result in significant legal and financial exposure, damage to our reputation, and a loss of confidence in the services we provide, which in turn could have an adverse effect on our business.

Our ability to conduct our operations when facing operational system failures or interruptions

We rely on the capacity, reliability and security of third-party systems and software to support our operations. For example, we employ Google Drive to process, transmit and store critical information. The systems of third-party providers may experience material interruptions or failures due to a variety of events beyond our control, including but not limited to, natural disasters, telecommunications failures, employee or customer error or misuse. If any of the systems do not operate properly, are compromised or are disabled, we could suffer adverse impact on our operations.

Our ability to compete successfully

We design, upgrade, and maintain technology systems for our customers. We expect to encounter competition in our business, including from entities having substantially greater capital and resources and offering a wider range of products and services. Many of our competitors may have greater financial, marketing, technological and personnel resources than we do, and may offer a wider range of bundled services, have broader name recognition, and have larger customer bases than we do.

Our ability to develop competitive advantages will require continued improvement in GLS, enhancements to our products, investment in the development of our services, and additional marketing activities. There can be no assurance that we will timely implement changes into our technology, that we will have resources to make sufficient investments in the development of our services, that our competitors will not devote significantly more resources to competing services, or that we will otherwise be successful in developing market share. If competitors offer superior services, or implement changes in a timelier and more cost-effective manner, our market share could be affected, and this would adversely impact our business and results of operations.

Our ability to retain major customers and acquire new customers

For the six months ended October 31, 2022, we had five customers with sales revenue of more than JPY500,000, and our top three customers contributed to 88.9% of our total sales revenue, accounting for 62.1%, 15.2%, and 11.6% of our total sales revenue, respectively. For the six months ended October 31, 2021, we had eight customers with sales revenue of more than JPY500,000, and our top three customers contributed to 92.6% of our total sales revenue, accounting for 52.4%, 32.9%, and 7.3% of our total sales revenue, respectively. For the fiscal year ended April 30, 2022, our top three customers contributed to 81.5% of our total sales revenue, accounting for 47.4%, 25.9%, and 8.2% of our total sales revenue, respectively. For the fiscal year ended April 30, 2021, our three major customers contributed to 91.6% of our total sales revenue, accounting for 46.3%, 42.0%, and 3.3% of our total sales revenue, respectively. Although we do not heavily rely upon any one customer for the majority of our revenue, our revenue is dependent on a limited number of customers who account for a large percentage of our contractually committed capacity. If one or more of our significant customers fail to make payments to us or does not honor their contractual commitments, our revenue and results of operations would be materially and adversely affected.

In addition, our reliance on any individual significant customer may give that customer a degree of pricing leverage against us when negotiating contracts and terms of services with us. The loss of any of our major customers, or a significant decrease in the extent of the services that they outsource to us or the level of prices we offer, could materially and adversely affect our financial condition and results of operations.

Any of our customers could experience a downturn in their business, which in turn could result in their inability or failure to make timely payments to us pursuant to their contracts with us. In the event of any customer default, our liquidity could be adversely impacted. These risks would be particularly significant if one of our major customers were to experience adverse effects to its business and defaults under their contracts with us.

A down-cycle economic environment

Our business is influenced by a range of factors that are beyond our control including general economic and business conditions and legal, regulatory, and political developments. Challenging economic conditions worldwide have from time to time contributed, and may continue to contribute, to slowdowns in the information technology industry at large. Weakness in the economy could have a negative effect on our business, operations and financial condition, including decreases in revenue and operating cash flow, and inability to attract future equity and debt financing on commercially reasonable terms. Additionally, in a down-cycle economic environment, we may experience the negative effects of a slowdown in the usage of our blockchain technology. The impact of global events, including the ongoing conflict between Russia and Ukraine, may also negatively impact our Company.

The impact of COVID-19

Public health epidemics or outbreaks could adversely impact our business. In early 2020, an outbreak of the novel strain of a coronavirus, which causes a disease named COVID-19, spread worldwide. As a result of the coronavirus pandemic, governments and industries have instituted drastic actions to contain the coronavirus or treat its impact. Such actions, including bans on international and domestic travel, quarantines, and prohibitions on accessing work sites, have caused significant disruptions to global and local economies and have led to dramatic volatility in the capital markets. In April 2020, the Japanese government issued the Declaration of a State of Emergency, whereby the Japanese government ordered non-essential activities and businesses across Japan to close as a preemptive safeguard against the COVID-19 pandemic. This adversely impacted many business sectors across Japan, especially in Tokyo. During the fiscal year ended April 30, 2020, the COVID-19 pandemic had some negative impact on our business operations, when delay in our sales activities occurred due to the inability to conduct scheduled in-person sales activities. Since fiscal year 2021, the COVID-19 pandemic has had no impact on our business operations.

In addition, acts of terrorism, labor activism or unrest, and other geo-political unrest could cause disruptions in the business, the businesses of partners, or the economy as a whole. In the event of a natural disaster, including a major earthquake, blizzard, or hurricane, or a catastrophic event such as a fire, power loss, or telecommunications failure, we may be unable to continue operations and may endure system interruptions, reputational harm, delays in development of our systems, lengthy interruptions in service, breaches of data security, and loss of critical data, all of which could have an adverse effect on future operating results.

Results of Operations

The following table sets forth our selected profit or loss data, both in absolute amount and as a percentage of total revenue, for the periods indicated. This information should be read together with our financial statements and related notes included elsewhere in this prospectus. The operating results in any period are not necessarily indicative of the results that may be expected for any future period.

	For the year ended April 30, 2022			For the year ended April 30, 2021		Fluctuation
	US$	JPY		JPY		JPY	%
OPERATING REVENUES
Software and system development services	1,579,309	234,732,715	50.6%	95,270,416	44.1%	139,462,299	146.4%
Consulting and solution services	1,540,645	228,986,136	49.4%	120,941,032	55.9%	108,045,104	89.3%

TOTAL OPERATING REVENUES	3,119,954	463,718,851	100.0%	216,211,448	100.0%	247,507,403	114.5%
COST OF REVENUES	(729,191)	(108,379,683)	-23.4%	(33,542,166)	-15.5%	-74,837,517	223.1%

GROSS PROFIT	2,390,763	355,339,168	76.6%	182,669,282	84.5%	172,669,886	94.5%
OPERATING EXPENSES:
Selling and marketing expenses	(200,012)	(29,727,815)	-6.4%	(41,985,446)	-19.4%	12,257,631	-29.2%
General and administrative expenses	(1,358,921)	(201,976,446)	-43.6%	(150,918,716)	-69.8%	-51,057,730	33.8%
Stock-based compensation expenses	(4,507,838)	(670,000,000)	-144.5%	(56,000,000)	-25.9%	-614,000,000	1096.4%
Research and development expenses	(173,274)	(25,753,717)	-5.6%	(22,893,105)	-10.6%	-2,860,612	12.5%

TOTAL OPERATING EXPENSES	(6,240,045)	(927,457,978)	-200.0%	(271,797,267)	-125.7%	-655,660,711	241.2%

LOSS FROM OPERATIONS	(3,849,282)	(572,118,810)	-123.4%	(89,127,985)	-41.2%	-482,990,825	541.9%
Government subsidies	—	—	0.0%	4,776,746	2.2%	-4,776,746	-100.0%
Interest expenses, net	(8,469)	(1,258,722)	-0.3%	(1,448,138)	-0.7%	189,416	-13.1%
Other (expense) income, net	(1,046)	(155,434)	0.0%	99,841	0.0%	-255,275	-255.7%
Loss from equity method investment	—	—	0.0%	(440,272)	-0.2%	440,272	-100.0%
LOSS BEFORE INCOME TAXES	(3,858,797)	(573,532,966)	-123.7%	(86,139,808)	-39.8%	-487,393,158	565.8%
Provision for income tax	(194,722)	(28,941,602)	-6.2%	15,622,026	-7.2%	-44,563,628	285.3%
NET LOSS	(4,053,519)	(602,474,568)	-129.9%	(70,517,782)	-32.6%	-531,956,786	754.4%

	For the six months ended October 31, 2022			For the six months ended October 31, 2021		Fluctuation
	USD	JPY		JPY		JPY	%
OPERATING REVENUES
Software and system development services	76,421	11,358,517	35.3%	88,164,636	46.2%	-76,806,119	-87.1%
Consulting and solution services	140,268	20,847,940	64.7%	102,598,343	53.8%	-81,750,403	-79.7%

TOTAL OPERATING REVENUES	216,689	32,206,457	100.0%	190,762,979	100.0%	-158,556,522	-83.1%

COST OF REVENUES	(136,109)	(20,229,847)	-62.8%	(31,813,892)	-16.7%	11,584,045	-36.4%

GROSS PROFIT	80,580	11,976,610	37.2%	158,949,087	83.3%	-146,972,477	-92.5%
OPERATING EXPENSES:
Selling and marketing expenses	(76,477)	(11,366,838)	-35.3%	(14,072,537)	-7.4%	2,705,699	-19.2%
General and administrative expenses	(1,094,035)	(162,606,424)	-504.9%	(90,777,197)	-47.6%	-71,829,227	79.1%
Stock-based compensation expenses	—	—	0.0%	(670,000,000)	-351.2%	670,000,000	-100.0%
Research and development expenses	(337,987)	(50,234,955)	-156.0%	(13,008,668)	-6.8%	-37,226,287	286.2%

TOTAL OPERATING EXPENSES	(1,508,499)	(224,208,217)	-696.2%	(787,858,402)	-413.0%	563,650,185	-71.5%

LOSS FROM OPERATIONS	(1,427,919)	(212,231,607)	-659.0%	(628,909,315)	-329.7%	416,677,708	-66.3%
Interest expenses, net	(4,714)	(700,617)	-2.2%	(658,128)	-0.3%	-42,489	6.5%
Other expense, net	(1,438)	(213,799)	-0.6%	(700,400)	-0.4%	486,601	-69.5%
LOSS BEFORE INCOME TAXES	(1,434,071)	(213,146,023)	-661.8%	(630,267,843)	-330.4%	417,121,820	-66.2%
Provision for income tax	(1,359)	(201,966)	-0.6%	(14,176,660)	-7.4%	13,974,694	-98.6%
NET LOSS	(1,435,430)	(213,347,989)	-662.4%	(644,444,503)	-337.8%	431,096,514	-66.9%

Revenue

The following table sets forth the breakdown of our revenue by category, both in absolute amount and as a percentage of the total revenue for each category for the periods indicated:

	Year Ended April 30, 2022			Year Ended April 30, 2021		Fluctuation
	USD	JPY	%	JPY	%	JPY	%
Software and system development services	1,579,309	234,732,715	50.6%	95,270,416	44.1%	139,462,299	146.4%
Consulting and solution services	1,540,645	228,986,136	49.4%	120,941,032	55.9%	108,045,104	89.3%

Total	3,119,954	463,718,851	100.0%	216,211,448	100.0%	247,507,403	114.5%

Our net revenue increased by approximately JPY247.5 million, or 114.5%, from JPY216.2 million for the fiscal year ended April 30, 2021 to JPY463.7 million (US$3.1 million) for the fiscal year ended April 30, 2022. The increase of revenue was mainly due to the following:

The revenue generated from our software and system development services accounted for 50.6% and 44.1% of our total revenue for the fiscal years ended April 30, 2022 and 2021, respectively. The revenue from software and system development services increased by JPY139.5 million, or 146.4%, from JPY95.3 million for the fiscal year ended April 30, 2021 to JPY234.7 million (US$1.6 million) for the fiscal year ended April 30, 2022. The increase in revenue from software and system development services was mainly attributable to the increase in the number of new development projects.

The revenue generated from our consulting and solution services accounted for 49.4% and 55.9% of our total revenue for the fiscal years ended April 30, 2022 and 2021, respectively. The revenue from consulting and solution services increased by JPY108.0 million, or 89.3%, from JPY120.9 million for the fiscal year ended April 30, 2021 to JPY229.0 million (US$1.5 million) for the fiscal year ended April 30, 2022. The increase in revenue from consulting and solution services was mainly because some of our development projects were completed in 2021 and it increased the demand for subsequent maintenance and operating services.

	Six Months Ended October 31, 2022			Six Months Ended October 31, 2021		Fluctuation
	USD	JPY	%	JPY	%	JPY	%
Software and system development services	76,421	11,358,517	35.3%	88,164,636	46.2%	-76,806,119	-87.1%
Consulting and solution services	140,268	20,847,940	64.7%	102,598,343	53.8%	-81,750,403	-79.7%

Total	216,689	32,206,457	100.0%	190,762,979	100.0%	-158,556,522	-83.1%

Our net revenue decreased by approximately JPY158.6 million, or 83.1%, from JPY190.8 million for the six months ended October 31, 2021 to JPY32.2 million (US$0.2 million) for the six months ended October 31, 2022. The decrease of revenue was mainly due to the following:

The revenue generated from our software and system development services accounted for 35.3% and 46.2% of our total revenue for the six months ended October 31, 2022 and 2021, respectively. The revenue from software and system development services decreased by JPY76.8 million, or 87.1%, from JPY88.2 million for the six months ended October 31, 2021 to JPY11.4 million (US$0.08 million) for the six months ended October 31, 2022. The decrease in revenue from software and system development services was mainly because in the fiscal year of 2021, we entered into a number of contracts to the extent that we were unable to devote substantial resources to research and development activities; most of such contracts were for terms of one year or less and expired during 2022. During the fiscal year of 2022, we are more selective in entering into contracts and conducting projects in which we devote our resources, and we are engaged in research and development projects that are expected to generate revenue in the future.

The revenue generated from our consulting and solution services accounted for 64.7% and 53.8% of our total revenue for the six months ended October 31, 2022 and 2021, respectively. The revenue from consulting and solution services decreased by JPY81.8 million, or 79.7%, from JPY102.6 million for the six months ended October 31, 2021 to JPY20.8 million (US$0.1 million) for the six months ended October 31, 2022. The decrease in revenue from consulting and solution services was mainly because in the fiscal year of 2021, we entered into a number of contracts to the extent that we were unable to devote substantial resources to research and development activities; most of such contracts were for terms of one year or less and expired during 2022. During the fiscal year of 2022, we are more selective in entering into contracts and conducting projects in which we devote our resources, and we are engaged in research and development projects that are expected to generate revenue in the future.

Cost of Revenue

The following table sets forth the breakdown of our cost of revenue by category, both in absolute amount and as a percentage of the cost of revenue, for the periods indicated:

	Year Ended April 30, 2022			Year Ended April 30, 2021		Fluctuation
	USD	JPY	%	JPY	%	JPY	%
Staff cost	231,944	34,473,809	31.8%	23,674,455	70.6%	10,799,354	45.6%
Outsourced staff cost	378,734	56,291,194	51.9%	6,165,500	18.4%	50,125,694	813.0%
Telecommunication cost	105,615	15,697,664	14.5%	1,988,154	5.9%	13,709,510	689.6%
Rental expense	10,643	1,581,841	1.5%	1,533,735	4.6%	48,106	3.1%
Others	2,255	335,175	0.3%	180,322	0.5%	154,853	85.9%

Total	729,191	108,379,683	100.0%	33,542,166	100.0%	74,837,517	223.1%

Cost of revenue primarily comprises (1) staff cost; (2) outsourced staff cost; (3) telecommunication cost; (4) rental expense; and (5) others. Cost of revenue increased by JPY74.8 million, or 223.1%, from JPY33.5 million for the fiscal year ended April 30, 2021 to JPY108.4 million (US$0.7 million) for the fiscal year ended April 30, 2022. Such increase was primarily attributable to the increases in staff cost and outsourced staff cost.

	Six Months Ended October 31, 2022			Six Months Ended October 31, 2021		Fluctuation
	USD	JPY	%	JPY	%	JPY	%
Staff cost	41,433	6,158,184	30.4%	12,011,105	37.8%	-5,852,921	-48.7%
Outsourced staff cost	59,601	8,858,450	43.8%	15,248,805	47.9%	-6,390,355	-41.9%
Telecommunication cost	29,469	4,379,954	21.7%	3,907,046	12.3%	472,908	12.1%
Rental expense	4,877	724,932	3.6%	561,628	1.8%	163,304	29.1%
Others	729	108,327	0.5%	85,308	0.3%	23,019	27.0%

Total	136,109	20,229,847	100.0%	31,813,892	100.0%	-11,584,045	-36.4%

Cost of revenue decreased by JPY11.6 million, or 36.4%, from JPY31.8 million for the six months ended October 31, 2021 to JPY20.2 million (US$0.1 million) for the six months ended October 31, 2022. Such decrease was primarily attributable to JPY12.2 million decrease in staff cost and outsourced staff cost.

Gross Profit/Loss

As a result of changes in revenue and cost of revenue, our gross profit increased by JPY172.7 million, or 94.5%, from JPY182.7 million for the fiscal year ended April 30, 2021 to JPY355.3 million (US$2.4 million) for the fiscal year ended April 30, 2022. The following table sets forth a breakdown of gross profit by services offered for the fiscal years ended April 30, 2022 and 2021:

	Year Ended April 30, 2022		Year Ended April 30, 2021	Fluctuation
	USD	JPY	JPY	JPY	%
Software and system development services	1,085,315	161,310,365	91,266,231	70,044,133	76.7%
Consulting and solution services	1,305,448	194,028,803	91,403,051	102,625,753	112.3%

Total	2,390,763	355,339,168	182,669,282	172,669,886	94.5%

Our gross profit decreased by JPY147.0, or 92.5%, from JPY158.9 million for the six months ended October 31, 2021 to JPY12.0 million (US$0.1 million) for the six months ended October 31, 2022. The following table sets forth a breakdown of gross profit by services offered for the six months ended October 31, 2022 and 2021:

	Six Months Ended October 31, 2022		Six Months Ended October 31, 2021	Fluctuation
	USD	JPY	JPY	JPY	%
Software and system development services	(17,019)	(2,529,462)	68,575,643	-71,105,105	-103.7%
Consulting and solution services	97,599	14,506,072	90,373,444	-75,867,372	-83.9%

Total	80,580	11,976,610	158,949,087	-146,972,477	-92.5%

Operating Expenses

The following table sets forth our operating expenses, both in absolute amount and as a percentage of the total operating expenses, for the periods indicated:

	Year Ended April 30, 2022			Year Ended April 30, 2021		Fluctuation
	USD	JPY	%	JPY	%	JPY	%
Selling expenses	200,012	29,727,815	3.2%	41,985,446	15.4%	-12,257,631	-29.2%
General and administrative expenses	1,358,921	201,976,446	21.8%	150,918,716	55.5%	51,057,730	33.8%
Stock-based compensation expenses	4,507,838	670,000,000	72.2%	56,000,000	20.6%	614,000,000	1096.4%
Research and development expenses	173,274	25,753,717	2.8%	22,893,105	8.4%	2,860,612	12.5%

Total	6,240,045	927,457,978	100.0%	271,797,267	100.0%	655,660,711	241.2%

Selling expenses

Selling expenses include (1) salaries and benefits of our sales and marketing staff, and (2) others, such as advertising expense and other related payment for our sales and marketing staff. Selling expenses decreased by JPY12.3 million, or 29.2%, from JPY42.0 million for the fiscal year ended April 30, 2021 to JPY29.7 million (US$0.2 million) for the fiscal year ended April 30, 2022. Such decreases were primarily attributable to the decreases in our sales office headcount. The following table sets forth the breakdown of selling expenses, both in absolute amount and as a percentage of the total selling expenses, for the periods indicated:

	Year Ended April 30, 2022			Year Ended April 30, 2021		Fluctuation
	USD	JPY	%	JPY	%	JPY	%
Staff salaries and benefits	200,012	29,727,815	100.0%	38,958,586	92.8%	-9,230,771	-23.7%
Others	—	—	0.0%	3,026,860	7.2%	-3,026,860	-100.0%

Total	200,012	29,727,815	100.0%	41,985,446	100.0%	-12,257,631	-29.2%

General and administrative expenses

Administrative expenses include (1) salaries and benefits of our management, finance, operations and other staff and outsourced administrative staff; (2) professional service fee; (3) office expense for our operating; (4) rental expense; (5) transportation fee and (6) others, including depreciation and amortization, taxes and duties. The general and administrative expenses increased by JPY51.1 million, or 33.8%, from JPY150.9 million for the fiscal year ended April 30, 2021 to JPY202.0 million (US$1.4 million) for the fiscal year ended April 30, 2022. Such increase was primarily attributable to the increase of our professional service fee. The following table sets forth the breakdown of general and administrative expenses, both in absolute amount and as a percentage of the total general and administrative expenses, for the periods indicated:

	Year Ended April 30, 2022			Year Ended April 30, 2021		Fluctuation
	USD	JPY	%	JPY	%	JPY	%
Staff salaries and benefits	702,685	104,440,158	51.7%	95,974,189	63.6%	8,465,969	8.8%
Professional service fee	466,961	69,404,375	34.4%	32,341,680	21.4%	37,062,695	114.6%
Office expense	50,642	7,526,856	3.7%	8,291,888	5.5%	-765,032	-9.2%
Rental expense	47,801	7,104,654	3.5%	7,668,055	5.1%	-563,401	-7.3%
Transportation fee	30,028	4,463,061	2.2%	3,370,267	2.2%	1,092,794	32.4%
Others	60,804	9,037,342	4.5%	3,272,637	2.2%	5,764,705	176.1%

Total	1,358,921	201,976,446	100.0%	150,918,716	100.0%	51,057,730	33.8%

Stock-based compensation expenses

On July 1, 2019, the shareholders and board of directors of the Company approved the 2019 trust-type stock option plan (the “2019 Trust-type Plan”), which has an exercise period of 10 years from July 4, 2019 to July 3, 2029. Under the “2019 Trust-type Plan,” the Company is committed to issue 2,000,000 Ordinary Shares (retrospectively restated to include the effects of the share split of 50-for-1 and 100-for-1 on July 16, 2019 and on October 25, 2021, respectively) of the Company to its eligible employees, officers, directors or any other individual as determined by the board of directors. The stock-based compensation expenses increased by JPY614.0 million, or 1096.4%, from JPY56.0 million for the fiscal year ended April 30, 2021 to JPY670.0 million (US$4.5 million) for the fiscal year ended April 30, 2022. See our financial statements and the related notes included elsewhere in this prospectus for more information.

Research and development expenses

	Year Ended April 30, 2022			Year Ended April 30, 2021		Fluctuation
	USD	JPY	%	JPY	%	JPY	%
Staff cost	106,894	15,887,724	61.7%	21,021,092	91.8%	-5,133,368	-24.4%
Outsourced staff cost	31,659	4,705,466	18.3%	—	0.0%	4,705,466	100.0%
Telecommunication cost	28,067	4,171,560	16.2%	983,623	4.3%	3,187,937	324.1%
Rental expense	5,832	866,825	3.4%	772,257	3.4%	94,568	12.2%
Others	822	122,142	0.5%	116,133	0.5%	6,009	5.2%

Total	173,274	25,753,717	100.0%	22,893,105	100.0%	2,860,612	12.5%

Research and development expenses include (1) salaries and benefits of our research development staff; (2) outsourced development cost; and (3) other miscellaneous expenses for our research and development department, such as telecommunication expenses and rental and utility expenses. Research and development expenses increased by JPY2.9 million, or 12.5%, from JPY22.9 million for the fiscal year ended April 30, 2021 to JPY25.8 million (US$0.2 million) for the fiscal year ended April 30, 2022. Such increase was primarily attributable to the increase in outsourced development cost and telecommunication cost as a result of our business expansion.

The following table sets forth our operating expenses, both in absolute amount and as a percentage of the total operating expenses, for the periods indicated:

	Six Months Ended October 31, 2022			Six Months Ended October 31, 2021		Fluctuation
	USD	JPY	%	JPY	%	JPY	%
Selling expenses	76,477	11,366,838	5.1%	14,072,537	1.8%	-2,705,699	-19.2%
General and administrative expenses	1,094,035	162,606,424	72.5%	90,777,197	11.5%	71,829,227	79.1%
Stock-based compensation expenses	—	—	0.0%	670,000,000	85.0%	-670,000,000	-100.0%
Research and development expenses	337,987	50,234,955	22.4%	13,008,668	1.7%	37,226,287	286.2%

Total	1,508,499	224,208,217	100.0%	787,858,402	100.0%	-563,650,185	-71.5%

Selling expenses

Selling expenses decreased by JPY2.7 million, or 19.2%, from JPY14.1 million for the six months ended October 31, 2021 to JPY11.4 million (US$0.08 million) for the six months ended October 31, 2022. Such decreases were primarily attributable to the decreases in our sales office headcount. The following table sets forth the breakdown of selling expenses, both in absolute amount and as a percentage of the total selling expenses, for the periods indicated:

	Six Months Ended October 31, 2022			Six Months Ended October 31, 2021		Fluctuation
	USD	JPY	%	JPY	%	JPY	%
Staff salaries and benefits	73,604	10,939,743	96.2%	14,072,537	100.0%	-3,132,794	-22.3%
Others	2,873	427,095	3.8%	—	0.0%	427,095	100%

Total	76,477	11,366,838	100.0%	14,072,537	100.0%	-2,705,699	-19.2%

General and administrative expenses

The general and administrative expenses increased by JPY71.8 million, or 79.1%, from JPY90.8 million for the six months ended October 31, 2021 to JPY162.6 million (US$1.1 million) for the six months ended October 31, 2022. Such increase was primarily attributable to (i) an increase in the amount of JPY23.6 million in our staff cost and outsourced staff cost, and (ii) an increase in the amount of JPY46.8 million in our professional service fee related to our IPO. The following table sets forth the breakdown of general and administrative expenses, both in absolute amount and as a percentage of the total general and administrative expenses, for the periods indicated:

	Six Months Ended October 31, 2022			Six Months Ended October 31, 2021		Fluctuation
	USD	JPY	%	JPY	%	JPY	%
Staff salaries and benefits	439,378	65,304,810	40.2%	48,582,067	53.5%	16,722,743	34.4%
Professional service fee	508,159	75,527,663	46.4%	28,698,591	31.6%	46,829,072	163.2%
Office expense	54,504	8,100,978	5.0%	3,548,606	3.9%	4,552,372	128.3%
Outsourced staff cost	46,114	6,853,918	4.2%	—	0.0%	6,853,918	100.0%
Rental expense	18,198	2,704,682	1.7%	3,873,976	4.3%	-1,169,294	-30.2%
Transportation fee	13,852	2,058,842	1.3%	2,176,889	2.4%	-118,047	-5.4%
Others	13,830	2,055,531	1.3%	3,897,068	4.3%	-1,841,537	-47.3%

Total	1,094,035	162,606,424	100.0%	90,777,197	100.0%	71,829,227	79.1%

Stock-based compensation expenses

On July 1, 2019, the shareholders and board of directors of the Company approved the 2019 trust-type stock option plan (the “2019 Trust-type Plan”), which has an exercise period of 10 years from July 4, 2019 to July 3, 2029. Under the “2019 Trust-type Plan,” the Company is committed to issue 2,000,000 Ordinary Shares (retrospectively restated to include the effects of the share split of 50-for-1 and 100-for-1 on July 16, 2019 and on October 25, 2021, respectively) of the Company to its eligible employees, officers, directors or any other individual as determined by the board of directors. The stock-based compensation expenses decreased by JPY670.0 million, or 100.0%, from JPY670.0 million for the six months ended October 31, 2021 to nil for the six months ended October 31, 2022. See our financial statements and the related notes included elsewhere in this prospectus for more information.

Research and development expenses

	Six Months Ended October 31, 2022			Six Months Ended October 31, 2021		Fluctuation
	USD	JPY	%	JPY	%	JPY	%
Staff cost	77,485	11,516,606	22.9%	9,784,458	75.2%	1,732,148	17.7%
Outsourced staff cost	223,381	33,201,088	66.1%	—	0.0%	33,201,088	100.0%
Telecommunication cost	31,277	4,648,627	9.3%	2,551,233	19.6%	2,097,394	82.2%
Rental expense	4,667	693,718	1.4%	591,368	4.6%	102,350	17.3%
Others	1,177	174,916	0.3%	81,609	0.6%	93,307	114.3%

Total	337,987	50,234,955	100.0%	13,008,668	100.0%	37,226,287	286.2%

Research and development expenses increased by JPY37.2 million, or 286.2%, from JPY13.0 million for the six months ended October 31, 2021 to JPY50.2 million (US$0.3 million) for the six months ended October 31, 2022. Such increase was primarily attributable to the increase of staff cost and outsourced staff cost for GLS research and development. During the six months ended October 31, 2021, we had a number of development projects that required a significant amount of time and resources, resulting in our limited capacity for GLS research and development. For the six months ended October 31, 2022, we expanded our research and development efforts with the intention to further improve GLS functions.

Government subsidies

Other income, net decreased by 100.0%, from JPY4.8 million for the year ended April 30, 2021 to nil for the year ended April 30, 2022, which was mainly attributable to the decrease in the rental and telecommunication subsidies. The rental subsidy was provided by the Japanese Ministry of Economy, Trade and Industry to certain corporate tenants that were facing a decrease in sales due to the impact of the COVID-19 pandemic. The telecommunication subsidy was provided by the Tokyo Shigoto Foundation to support the telecommunication of certain businesses that were affected by the COVID-19 pandemic. Other income, net was nil for each of the six months ended October 31, 2022 and 2021.

Income tax provisions

Income tax provisions was JPY28.9 million (US$0.2 million) for the fiscal year ended April 30, 2022, as compared to income tax provisions of JPY15.6 million for the fiscal year ended April 30, 2021. Such increase resulted from our business expansion. Income tax provisions decreased by JPY14.0 million, or 98.6%, from JPY14.2 million for the six months ended October 31, 2021 to JPY0.2 million (US$0.001 million) for the six months ended October 31, 2022. Such decrease resulted from the decrease of our revenue.

Net loss

As a result of the foregoing reasons, we reported a net loss of JPY602.5 million (US$4.1 million) for the fiscal year ended April 30, 2022, as compared to a net loss of JPY70.5 million for the fiscal year ended April 30, 2021. We reported a net loss of JPY213.3 million (US$1.4 million) for the six months ended October 31, 2022, as compared to a net loss of JPY644.4 million for the six months ended October 31, 2021.

Liquidity and Capital Resources

Our primary source of liquidity historically has been cash generated from our business operations, bank loans, equity contributions from our shareholders and borrowings, which have historically been sufficient to meet our working capital and capital expenditure requirements.

As of October 31, 2022, April 30, 2022 and 2021, our cash and cash equivalents were JPY466.4 million (US$3.1 million), JPY657.4 million (US$4.4 million) and JPY364.3 million, respectively. Our cash and cash equivalents consist of cash at bank.

The following table sets forth the breakdown and terms of our outstanding borrowings as of April 30, 2022 and 2021.

	Maturity date	Interest rate	April 30, 2022	April 30, 2021
Kiraboshi bank*	November 2024-March 2030	1.60%	JPY 58,668,000	JPY 69,668,000

The following table sets forth the breakdown and terms of our outstanding borrowings as of October 31, 2022 and April 30, 2022.

	Maturity date	Interest rate	October 31, 2022	April 30, 2022
Kiraboshi bank*	November 2024-March 2030	1.60%	JPY 51,668,000	JPY58,668,000
Resona Bank Ltd.*	April 2023	1.48%	JPY100,000,000	—
Shoko Chukin Bank, Ltd.	September 2027	2.69%	JPY 50,000,000	—

*	Guaranteed by Mr. Satoshi Kobayashi.

We believe that our existing cash and cash equivalents, anticipated cash raised from financings, and anticipated cash flow from operations, together with the net proceeds from this offering of the Public Offering ADSs, will be sufficient to meet our anticipated cash needs for at least the next 12 months from the date of this prospectus. We believe that our existing cash and cash equivalents will be sufficient to support our planned operations for the next 13 months, and that our existing cash and cash equivalents, together with anticipated cash flow from our sales projects, will be sufficient to meet our operating needs for the next 27 months. However, the exact amount of proceeds we use for our operations and expansion plans will depend on the amount of cash generated from our operations and any strategic decisions we may make that could alter our expansion plans and the amount of cash necessary to fund these plans. We may, however, decide to enhance our liquidity position or increase our cash reserve for future investments through additional capital and finance funding. We may need additional cash resources in the future if we experience changes in business conditions or other developments, or if we find and wish to pursue opportunities for investments, acquisitions, capital expenditures or similar actions. If we determine that our cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we may seek to issue equity or debt securities or obtain credit facilities. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Our ability to manage our working capital, including receivables and other assets and liabilities and accrued liabilities, may materially affect our financial condition and results of operations.

The following table sets forth our selected cash flow data for the fiscal years ended April 30, 2022 and 2021:

	Year Ended April 30, 2022		Year Ended April 30, 2021
	US$	JPY	JPY
Net cash flows provided by operating activities	674,606	100,266,688	34,521,751
Net cash flows provided by (used in) investing activities	25,313	3,762,358	(611,152)
Net cash flows provided by financing activities	1,272,516	189,134,000	91,518,000
Net increase in cash, cash equivalents and restricted cash	1,972,435	293,163,046	125,428,599
Cash, cash equivalents and restricted cash at the beginning of the year/period	2,450,751	364,255,055	238,826,456

Cash, cash equivalents and restricted cash at the end of the year/period	4,423,186	657,418,101	364,255,055

Operating Activities

Net cash provided by operating activities for the fiscal year ended April 30, 2022 was JPY100.3 million (US$0.7 million), which primarily reflected our loss of JPY602.5 million (US$4.1 million) as mainly adjusted for: (1) share based compensation of JPY670.0 million (US$4.5 million), (2) deferred income taxes adjustments of JPY16.0 million (US$0.1 million) and changes in working capital. Adjustment for changes in working capital primarily consisted of (1) JPY31.6 million (US$0.2 million) decrease of account receivables, net, (2) JPY28.1 million (US$0.2 million) increase of income taxes payables, and (3) JPY24.0 million (US$0.2 million) increase of accrued liabilities and other payables.

Net cash provided by operating activities for the fiscal year ended April 30, 2021 was JPY34.5 million, which primarily reflected our net loss of JPY70.5 million as mainly adjusted for as mainly adjusted for: (1) share based compensation of JPY56.0 million, (2) deferred income taxes benefit adjustments of JPY15.9 million and changes in working capital. Adjustment for changes in working capital primarily consisted of (1) JPY54.4 million increase of account receivables, net, and (2) JPY10.2 million increase of accrued liabilities and other payables.

Investing Activities

Net cash provided by investing activities for the fiscal year ended April 30, 2022 was JPY3.8 million (US$0.03 million), mainly attributable to purchase of property and equipment of JPY1.0 million (US$0.01 million) and disposal of long-term investment of JPY4.6 million (US$0.03 million).

Net cash used in investing activities for the fiscal year ended April 30, 2021 was JPY0.6 million, mainly attributable to purchase of property and equipment of JPY0.6 million.

Financing Activities

Net cash provided by financing activities for the fiscal year ended April 30, 2022 was JPY189.1 million (US$1.3 million), mainly attributable to proceeds from issuance of Ordinary Shares to shareholders in the amount of JPY200.1 million (US$1.3 million) and repayment of long-term loan in the amount of JPY11.0 million (US$0.07 million).

Net cash provided by financing activities for the fiscal year ended April 30, 2021 was JPY91.5 million, mainly attributable to proceeds from issuance of Ordinary Shares to shareholders in the amount of JPY103.5 million and repayment of long-term loan in the amount of JPY12.0 million.

The following table sets forth our selected cash flow data for the six months ended October 31, 2022 and 2021:

	Six months Ended October 31, 2022		Six months Ended October 31, 2021
	US$	JPY	JPY
Net cash flows used in operating activities	(1,435,870)	(213,413,362)	(9,826,107)
Net cash flows provided by (used in) investing activities	(4,288)	(637,314)	4,327,142
Net cash flows provided by financing activities	155,086	23,050,431	195,134,000
Net increase (decrease) in cash, cash equivalents and restricted cash	(1,285,072)	(191,000,245)	189,635,035
Cash, cash equivalents and restricted cash at the beginning of the year/period	4,423,186	657,418,101	364,255,055

Cash, cash equivalents and restricted cash at the end of the year/period	3,138,114	466,417,856	553,890,090

Operating Activities

Net cash used in operating activities for the six months ended October 31, 2022 was JPY213.4 million (US$1.4 million), which primarily reflected our loss of JPY213.3 million (US$1.4 million) as mainly adjusted for: (1) depreciation expense of JPY0.3 million (US$0.002 million) and changes in working capital. Adjustment for changes in working capital primarily consisted of (1) JPY64.5 million (US$0.4 million) decrease of account receivables, net, (2) JPY22.9 million (US$0.2 million) increase of prepayments, and (3) JPY38.4 million (US$0.3 million) decrease of income tax payables.

Net cash used in operating activities for the six months ended October 31, 2021 was JPY9.8 million, which primarily reflected our net loss of JPY644.4 million as mainly adjusted for: (1) share based compensation of JPY670.0 million, (2) deferred income taxes expense adjustments of JPY7.9 million and changes in working capital. Adjustment for changes in working capital primarily consisted of (1) JPY59.2 million increase of account receivables, net, and (2) JPY7.6 million increase of income tax payable.

Investing Activities

Net cash used in investing activities for the six months ended October 31, 2022 was JPY0.6 million (US$0.004 million), mainly attributable to purchase of property and equipment of JPY0.6 million (US$0.004 million).

Net cash provided by investing activities for the six months ended October 31, 2021 was JPY4.3 million, mainly attributable to proceeds from liquidation of equity method investments JPY4.6 million, partially offset by purchase of property and equipment of JPY0.2 million.

Financing Activities

Net cash provided by financing activities for the six months ended October 31, 2022 was JPY23.1 million (US$0.2 million), mainly attributable to proceeds from loans in the amount of JPY150.0 million (US$1.0 million), partially offset by repayment of loan in the amount of JPY7.0 million (US$0.05 million) and payments on deferred IPO costs in the amount of JPY119.9 million (US$0.8 million).

Net cash provided by financing activities for the six months ended October 31, 2021 was JPY195.1 million, mainly attributable to proceeds from issuance of Ordinary Shares to shareholders in the amount of JPY200.1 million and repayment of long-term loan in the amount of JPY5.0 million.

Capital Expenditures

We made capital expenditures of JPY1.0 million (US$0.01 million) and JPY0.6 million in the fiscal years of 2022 and 2021, respectively. We made capital expenditures of JPY0.6 million (US$0.004 million) and JPY0.2 million in the six months ended October 31, 2022 and 2021, respectively. In these periods, our capital expenditures were mainly used for procurement of office equipment and leasehold improvements.

We plan to fund our future capital expenditures with our existing cash balance and proceeds from this offering of the Public Offering ADSs. We will continue to make capital expenditures to meet the expected growth of our business, including for office equipment, leasehold improvements.

Internal Control Over Financial Reporting

Prior to this offering, we were a private company with limited accounting and financial reporting personnel and other resources to address our internal controls and procedures. In connection with the audit of our financial statements as of and for the fiscal years ended April 30, 2021 and 2022, we and our independent registered public accounting firm identified one material weakness in our internal control over financial reporting. As defined in the standards established by the Public Company Accounting Oversight Board of the United States, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

The material weakness identified is related to lack of qualified staff equipped with relevant U.S. GAAP and SEC reporting experience.

We intend to undertake measures to improve our internal control over financial reporting to address the material weakness identified, including: (1) hiring more qualified staff equipped with relevant U.S. GAAP and SEC reporting experience and qualifications to strengthen the financial reporting function and to set up a financial and system control framework, (2) implementing regular and continuous U.S. GAAP accounting and financial reporting training programs for our accounting and financial reporting personnel, and (3) enhancing our internal audit function as well as engaging an external consulting firm to help us assess our compliance readiness under rule 13a-15 of the Exchange Act and improve overall internal control. We have entered into an advisory agreement with a certified public accountant who has experience in working for a publicly traded company and expertise in U.S. GAAP and SEC reporting. And our new Chief Financial Officer has various accounting qualifications including the Association of Chartered Certified Accountants qualification. In the future, we plan to hire more talented personnel with even more experience and expertise to enhance our internal control system.

However, we cannot assure you that we will remediate our material weaknesses in a timely manner. The process of designing and implementing an effective financial reporting system is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a financial reporting system that is adequate to satisfy our reporting obligation. See “Risk Factors—Risks Relating to Our Business and Industry—If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of the ADSs may be materially and adversely affected.”

As a company with less than US$1.235 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, in the assessment of the emerging growth company’s internal control over financial reporting.

Contractual Obligations and Commitments

The following table sets forth our contractual obligations as of April 30, 2022:

	Payment due by period
	Total	Less than one year	One to three years	Three to five years	More than five years
Long-term loan	JPY 58,668,000	12,000,000	22,105,000	10,008,000	14,555,000
Operating lease obligations	JPY 11,836,250	8,355,000	3,481,250	—	—

Total	JPY 70,504,250	20,355,000	25,586,250	10,008,000	14,555,000

The following table sets forth our contractual obligations as of October 31, 2022:

	Payment due by period
	Total	Less than one year	One to three years	Three to five years	More than five years
Long-term loan	JPY 201,668,000	122,200,000	38,007,000	28,991,000	12,470,000
Operating lease obligations	JPY 7,658,750	7,658,750	—	—	—

Total	JPY 209,326,750	129,858,750	38,007,000	28,991,000	12,470,000

Trend Information

Other than as disclosed elsewhere in this prospectus, we are not aware of any trends, uncertainties, demands, commitments, or events that are reasonably likely to have a material effect on our net revenue, income from continuing operations, profitability, liquidity, or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial condition.

Off Balance Sheet Commitments and Arrangements

We have not entered into any off-balance sheet financial guarantees or other off-balance sheet commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or product development services with us.

Quantitative and Qualitative Disclosures about Market Risks

Concentration of Credit Risk

Financial instruments that potentially expose us to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. We place our cash and cash equivalents with financial institutions with high credit ratings and quality.

We conduct credit evaluations of customers, and generally do not require collateral or other security from our customers. We establish an allowance for doubtful accounts primarily based upon the age of the receivables and factors surrounding the credit risk of specific customers.

Liquidity Risk

Our policy is to regularly monitor our liquidity requirements and our compliance with lending covenants, to ensure that we maintain sufficient reserves of cash and readily realizable marketable securities and adequate committed lines of funding from major financial institutions to meet its liquidity requirements in the short and longer term. See “—Liquidity and Capital Resources” for details.

Inflation

Inflation does not materially affect our business or the results of our operations.

Critical Accounting Policies

An accounting policy is considered critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time such estimate is made, and if different accounting estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

We prepare our financial statements in conformity with the U.S. GAAP, which requires us to make judgments, estimates and assumptions. We continually evaluate these estimates and assumptions based on the most recently available information, our own historical experiences and various other assumptions that we believe to be reasonable under the circumstances. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from our expectations as a result of changes in our estimates. Some of our accounting policies require a higher degree of judgment than others in their application and require us to make significant accounting estimates.

The following descriptions of critical accounting policies, judgments and estimates should be read in conjunction with our financial statements and accompanying notes and other disclosures included in this prospectus. When reviewing our financial statements, you should consider our selection of critical accounting policies, the judgments and other uncertainties affecting the application of such policies, and the sensitivity of reported results to changes in conditions and assumptions.

Revenue Recognition

The Company adopted Accounting Standards Codification 606, Revenue from Contracts with Customers (“ASC 606”), on May 1, 2020 using the modified retrospective approach. Results for reporting periods beginning after May 1, 2020 are presented under ASC Topic 606 while prior period amounts are not adjusted and continue to be presented under the Company’s historic accounting under ASC Topic 605. The Company’s accounting for revenue remains substantially unchanged. There were no cumulative effect adjustments for service contracts in place prior to May 1, 2020. The effect from the adoption of ASC Topic 606 was not material to the Company’s financial statements.

The Company recognizes revenue as it satisfies a performance obligation when its client obtains control of promised services, in an amount that reflects the consideration that the entity expects to receive in exchange for those services. To determine revenue recognition for arrangements that an entity determines are within the scope of ASC Topic 606, the entity performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price, including variable consideration, if any; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration to which it is entitled in exchange for the services it transfers to the client.

The Company applies practical expedient when sales taxes are collected from clients, meaning sales tax is recorded net of revenue, instead of cost of revenue, which are subsequently remitted to governmental authorities and are excluded from the transaction price. The Company does not offer rights of refund of previously paid or delivered amounts, rebates, rights of return or price protection. In all instances, the Company limits the amount of revenue recognized to the amounts for which it has the right to bill its’ clients.

The Company is a principal and records revenue on a gross basis when the Company is primarily responsible for fulfilling the service, has discretion in establishing pricing and controls the promised service before transferring that service to clients.

The Company derives its revenues from two sources: (1) revenue from software and system development services and (2) revenue from consulting and solution services. All of the Company’s contracts with clients do not contain cancellable and refund-type provisions.

(1)	Software and system development services

The contracts are typically fixed priced and do not provide any post contract client support or upgrades. The Company designs, develops, and integrates software and systems based on clients’ specific needs. Upon delivery of the software and systems, the Company generally requires client acceptance. The Company assesses that software and system development services are considered as one performance obligation as the clients do not obtain benefit for each separate service. The duration of the development period is short, usually less than one year.

The Company’s software and system development service revenue is generated primarily from contracts with state-owned enterprises. The contracts contain negotiated billing terms which generally include multiple payment phases throughout the contract term and a portion of contract amount usually is billed upon the completion of the related projects. Pursuant to the contract terms, the Company has enforceable right on payments for the work performed.

The Company’s revenue from software and system development contracts are generally recognized over time as the Company’s performance creates or enhances the project controlled by the clients and the control is transferred continuously to the Company’s clients. The Company uses an input method based on cost incurred as the Company believes that this method most accurately reflects the Company’s progress toward satisfaction of the performance obligation, which usually takes less than one year. Under this method, the Company could appropriately measure the fulfillment of a performance obligation. Assumptions, risks and uncertainties inherent in the estimates used to measure progress could affect the amount of revenue, receivables and deferred revenue at each reporting period.

Incurred costs include all direct material, labor and subcontract costs, and those indirect costs related to application development performance, such as indirect labor, supplies, and tools. Cost-based input method requires the Company to make estimates of revenue and costs to complete the service. In making such estimates, significant judgment is required to evaluate assumptions related to the costs to complete the application development, including materials, labor, and other system costs. The Company’s estimates are based upon the professional knowledge and experience of the Company’s engineers and project managers to assess the contract’s schedule, performance, and technical matters. The Company has adequate cost history and estimating experience, and with respect to which management believes it can reasonably estimate total development costs. If the estimated costs are greater than the related revenue, the Company recognizes the entire estimated loss in the period the loss becomes known and can be reasonably estimated. Changes in estimates for software and system development services include but are not limited to cost forecast changes and change orders. The cumulative effect of changes in estimates is recorded in the period in which the revisions to estimates are identified and the amounts can be reasonably estimated. To date, the Company has not incurred a material loss on any contracts. However, as a policy, provisions for estimated losses on such engagements will be made during the period in which a loss becomes probable and can be reasonably estimated. If contract modifications result in additional goods or services that are distinct from those transferred before the modification, they are accounted for prospectively as if the Company entered into a new contract. If the goods or services in the modification are not distinct from those in the original contract, sales and gross profit are adjusted using the cumulative catch-up method for revisions in estimated total contract costs and contract values.

(2)	Consulting and solution services

Revenue from consulting and solution services is primarily comprised of fixed-fee contracts, which require the Company to provide professional consulting and solution services over contract terms beginning on the commencement date of each contract, which is the date its service is made available to clients. Billings to the clients are generally on a monthly or quarterly basis over the contract term, which is typically 1 to 12 months. The consulting and solution services contracts typically include a single performance obligation. The revenue from consulting and solution services is recognized over the contract term as clients receive and consume benefits of such services as provided.

Revenue includes reimbursements of travel and out-of-pocket expense, with equivalent amounts of expense recorded in cost of revenue.

Practical Expedient and Exemptions

The Company does not disclose the value of unsatisfied performance obligations within one year by applying the right to invoice practical expedient provided by ASC 606-10-55-18.

Segment reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major clients in financial statements for detailing the Company’s business segments. Based on the criteria established by ASC 280, the Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer, who reviews results when making decisions about allocating resources and assessing performance of the Company. As a whole and hence, the Company has only one reportable segment. The Company does not distinguish between markets or segments for the purpose of internal reporting. As the Company’s long-lived assets are substantially located in Japan, no geographical segments are presented.

Operating leases

The Company adopted ASC Topic 842, Lease (“ASC 842”) on May 1, 2021, using the modified retrospective method. The Company determines if an arrangement is a lease at inception. Leases are classified as operating or finance leases in accordance with the recognition criteria in ASC 842-20-25. The Company’s leases do not contain any material residual value guarantees or material restrictive covenants.

The Company has elected the package of practical expedients, which allows the Company not to reassess (1) whether any expired or existing contracts as of the adoption date are or contain a lease, (2) lease classification for any expired or existing leases as of the adoption date and (3) initial direct costs for any expired or existing leases as of the adoption date. Lastly, the Company elected the short-term lease exemption for all contracts with lease term of 12 months or less.

At the commencement date of a lease, the Company determines the classification of the lease based on the relevant factors present and records a right-of-use (“ROU”) asset and lease liability for operating lease. ROU assets acquired through lease represent the right to use an underlying asset for the lease term, and operating lease liabilities represent the obligation to make lease payments arising from the lease. ROU assets and lease liabilities are calculated as the present value of the lease payments not yet paid. If the rate implicit in the Company’s leases is not readily available, the Company uses an incremental borrowing rate based on the information available at the lease commencement date in determining the present value of lease payments. This incremental borrowing rate reflects the fixed rate at which the Company could borrow on a collateralized basis the amount of the lease payments in the same currency, for a similar term, in a similar economic environment. ROU assets include any lease prepayments and are reduced by lease incentives. Operating lease expense for lease payments is recognized on a straight-line basis over the lease term. Lease terms are based on the non-cancellable term of the lease.

Leases with an initial lease term of 12 months or less are not recorded on the balance sheets. Lease expense for these leases is recognized on a straight-line basis over the lease term.

Income taxes

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No significant penalties or interest relating to income taxes were incurred during the years ended April 30, 2022 and 2021 and the six months ended October 31, 2022 and 2021. The Company does not believe there was any uncertain tax provision as of April 30, 2022 and October 31, 2022.

Recently Adopted or Issued Accounting Pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), the Company meets the definition of an emerging growth company, or EGC, and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

In June 2016, the FASB amended guidance related to the impairment of financial instruments as part of ASU2016-13 Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which will be effective January 1, 2020. The guidance replaces the incurred loss impairment methodology with an expected credit loss model for which a company recognizes an allowance based on the estimate of expected credit loss. In November 2018, the FASB issued ASU No. 2018-19, Codification Improvements to Topic 326, Financial Instruments—Credit Losses, which clarified that receivables from operating leases are not within the scope of Topic 326 and instead, impairment of receivables arising from operating leases should be accounted for in accordance with Topic 842. On May 15, 2019, the FASB issued ASU 2019-05, which provides transition relief for entities adopting the Board’s credit losses standard, ASU 2016-13. Specifically, ASU 2019-05 amends ASU 2016-13 to allow companies to irrevocably elect, upon adoption of ASU 2016-13, the fair value option for financial instruments that (1) were previously recorded at amortized cost and (2) are within the scope of the credit losses guidance in ASC 326-20, (3) are eligible for the fair value option under ASC 825-10, and (4) are not held-to-maturity debt securities. For entities that have adopted ASU 2016-13, the amendments in ASU 2019-05 are effective for fiscal years beginning after December 15, 2019, including interim periods therein. An entity may early adopt the ASU in any interim period after its issuance if the entity has adopted ASU 2016-13. For all other entities, the effective date will be the same as the effective date of ASU 2016-13. In November 2019, the FASB issued ASU 2019-11, “Codification Improvements to Topic 326, Financial Instruments—Credit Losses.” ASU 2019-11 is an accounting pronouncement that amends ASU 2016-13, “Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” The ASU 2019-11 amendment provides clarity and improves the codification to ASU 2016-03. The pronouncement would be effective concurrently with the adoption of ASU 2016-03. The pronouncement is effective for fiscal years beginning after December 15, 2019 and interim periods within those fiscal years. In February 2020, the FASB issued ASU No. 2020-02, which provides clarifying guidance and minor updates to ASU No. 2016-13—Financial Instruments—Credit Loss (Topic 326) (“ASU 2016-13”) and related to ASU No. 2016-02—Leases (Topic 842). ASU 2020-02 amends the effective date of ASU 2016-13, such that ASU 2016-13 and its amendments will be effective for the Company for interim and annual periods in fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact this ASU will have on its financial statements and related disclosures.

On December 18, 2019, the FASB issued ASU No. 2019-12, Income taxes (Topic 740), Simplifying the Accounting for Income Taxes. This guidance amends ASC Topic 740 and addresses several aspects including 1) evaluation of step-up tax basis of goodwill when there is not a business combination, 2) policy election to not allocate consolidated taxes on a separate entity basis to entities not subject to income tax, 3) accounting for tax law changes or rates during interim periods, 4) ownership changes from equity method investment to subsidiary or vice versa, 5) elimination of exception to intrapetrous allocation when there is gain in discontinued operations and a loss from continuing operations, and 6) treatment of franchise taxes that are partially based on income. The amendments in this Update are effective for the Company for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The Company is evaluating the impact of this guidance on its financial statements and related disclosures.

In October 2020, the FASB issued ASU 2020-08, “Codification Improvements to Subtopic 310-20, Receivables—Nonrefundable Fees and Other Costs.” The amendments in this Update represent changes to clarify the Codification. The amendments make the Codification easier to understand and easier to apply by eliminating inconsistencies and providing clarifications. ASU 2020-08 is effective for the Company for fiscal years beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022. All entities should apply the amendments in this Update on a prospective basis as of the beginning of the period of adoption for existing or newly purchased callable debt securities. These amendments do not change the effective dates for Update 2017-08. The Company is currently evaluating the impact of this new standard on the Company’s financial statements and related disclosures.

In October 2020, the FASB issued ASU 2020-10, “Codification Improvements.” The amendments in this Update represent changes to clarify the Codification or correct unintended application of guidance that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. The amendments in this Update affect a wide variety of Topics in the Codification and apply to all reporting entities within the scope of the affected accounting guidance. ASU 2020-10 is effective for the Company for fiscal years beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022. The amendments in this Update should be applied retrospectively. The Company does not expect the adoption of this standard to have a material impact on its financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s balance sheets, statements of income and statements of cash flows.

INDUSTRY

All the information and data presented in this section have been derived from Frost & Sullivan (“Frost & Sullivan”)’s industry report commissioned by us in August 2022 entitled “Global and Japan’s Blockchain Market” (the “Frost & Sullivan Report”) unless otherwise noted. Frost & Sullivan has advised us that the statistical and graphical information contained herein is drawn from its database and other sources. The following discussion contains projections for future growth, which may not occur at the rates that are projected or at all.

OVERVIEW OF THE GLOBAL BLOCKCHAIN MARKET

Definition and introduction of blockchain technology

Blockchain is an open-source peer-to-peer decentralized digital ledger comprising a series of data blocks that are linked and secured using cryptography. In a blockchain, nodes validate transactions based on a protocol that determines the true state of the digital ledger. The digital ledger is continuously growing as new blocks are added to it to record the most recent transactions in a linear, chronological order. The information is stored across a network of nodes all over the world with no central intermediary involved.

Blockchain technology holds significant potential to dramatically disrupt a broad spectrum of industries beyond the storage and transfer of value. Blockchain technology also has the potential to turbocharge the effectiveness and profitability of most businesses, or even to revolutionize the world economy. Cryptocurrencies may be the most obvious application of blockchain technology, but the transparent and immutable nature of blockchain technology presents a multitude of practical use cases. For example, the blockchain-based application in financial services has the potential to revolutionize international payments, making them faster, cheaper, and more secure with lower counterparty risk, which would ultimately make our society more productive. Further, the trade finance blockchain platform can improve and accelerate the financing of international trade. Similarly, in the public sector, blockchain-based applications can allow for better traceability and proof of transaction and can manage the digital identity of people and ownership and transaction information on different assets such as real property and vehicles in order to increase efficiency and reduce fraud.

Competitive edges of blockchain technology against conventional technologies used in information management

Blockchain is on the verge of redefining traditional business models, and changing paradigms for data security, accountability, and transparency. The implications of blockchain are vast for organizations across various industries, ranging from healthcare and finance to manufacturing, retail, and bio-sciences. Among other things, the blockchain technology allows companies in different industries to redefine or create new business models by eliminating the verification process through intermediaries. Because blockchains are immutable, transparent, and highly secure, they also have the potential to significantly reduce fraud. As a result, blockchain technology has the potential to significantly increase transaction security.

According to Frost & Sullivan, the competitive edges of blockchain technology against conventional technologies used in information management include:

Data Security and Quality. Most conventional information management systems sufficiently log all the key events in the repository, which could easily be corrupted. Despite the high cost spent on data protection mechanisms, it is relatively easy for administrators or malicious parties to copy, delete, modify, or falsify a company’s log data. Applied to this scenario, blockchain provides a trusted, independent, and cost-efficient proof-mechanism that ensures that log entries cannot easily be deleted or altered. Blockchain’s distributed ledgers are increasingly being used to ensure both the integrity of the process and the legitimacy of log data involved in all transactions—everything from tracking inventory to confirming payments to verifying that all tasks were conducted thoroughly and accurately along the way.

Data Traceability. The traceability of data is how easily the records of the data can be traced in terms of history, location, or application. There is a considerable challenge for businesses in the food and pharmaceutical sector, as billions of dollars are lost every year through theft, fraud, and counterfeiting. Manufacturers and consumers in global supply chains are calling for more transparency and traceability to combat these losses. Blockchain technology has a number of qualities that can enhance traceability. For instance, tokens can be used to give each product a unique identifier on the blockchain, and any information of such product can be securely stored. Only authorized participants can be given access to the information on the blockchain. As blockchain is linear, a historical chain of events can be followed.

Real-Time Data Analysis. Running data analysis in real-time, and monitoring changes as they happen is an advantage to any organization with data assets because it serves as one of the most effective ways of safeguarding against fraud and theft in a data-driven industry. As blockchain is distributed and transparent by nature, businesses are able to notice any irregularities as they occur by using various business applications equipped with blockchain technology, and the irregularities can be viewed in spreadsheet documents. Blockchain technology also allows simultaneous collaboration on the same sets of data. In addition to security improvements, real-time data analysis can help organizations in various ways, including optimizing resources and matching supply with demand.

Data Sharing. In conventional information management systems, governments and large organizations often collect a vast amount of data of individuals and companies. However, these data cannot be easily tracked and shared across governments and organizations. Although the information could be stored in a central information repository where information could be shared across governments and organizations, the large amount of sensitive data stored in one location would be a likely target for cyber-attacks. The decentralized nature of blockchain allows data to be tracked and shared easily across organizations. Information can be stored in a blockchain database that individuals and companies can access online. Individuals can give the organization the authority to read or edit certain data, and they can share certain information with other organizations. The organizations can be given permission to write data, but the user retains ultimate control.

Types of blockchains

According to Frost & Sullivan, the major types of blockchain include:

Public Blockchain. Public blockchain is a truly distributed network that allows participants across the world to read, write and acknowledge the transactions. Each transaction is verified and synced by every node affiliated with the blockchain before such transaction is written into the system. While this mechanism makes public blockchain extremely secure, it also makes it slow. Bitcoin and Ether are two of the most well-known public blockchain networks.

Private Blockchain. Access permissions are kept centralized in private blockchain and an organization that runs a private blockchain can change or modify the rules and transactions at its will. This allows for much greater efficiency and transactions on a private blockchain are completed significantly faster. Potential applications include internal audit and clearing and settlements among banks within a union.

Consortium Blockchain. Consortium blockchain operates a partially centralized platform where the consensus process is controlled by a set of pre-selected nodes. The rights to participate in consortium blockchain platforms may be restricted to certain parties. Consortium blockchain platforms have many of the same advantages of a private blockchain, but operate under the leadership of a group instead of a single entity. This structure can be widely used in cross-industry or cross-border clearing, settlement and auditing.

Major industries applying blockchain technology and major application scenarios

According to Frost & Sullivan, the major industries applying blockchain technology and major application scenarios include:

Industry	Application Scenarios
Financial Services	• Financial messaging services • Payments • Distributed ledger and automation • Identity compliance

Entertainment & Media	• Assuring the unique value and security transaction of NFT • Avoiding fake tickets, ticket scalpers and bots of virtual events • Streaming digital rights management • Privacy protection and tracing

Retail

•  Allowing for trade between buyer and sellers without the need of middlemen

•  No associated fees such as credit card fees, exchange rate, or service charges

•  Traceability and authenticity of products

Real Estate & Insurance	• More accurate and transparent data storage and management • Verification of identity and documents • Automation of process, reducing the need for agents’ involvement

Supply Chain Management

•  Data and documents being recorded and shared in a transparent and tamperproof way, reducing exposure to fraud

•  Payment and automation of process using smart contracts

•  End-to-end tracking of orders and coordination among all parties

Global blockchain market size

As enterprises, financial institutions, and public sectors around the world continue to increase their investment in digital technology, along with a highlighted need for more resilient, and transparent financial, entertainment and communication services, the global blockchain market size, as measured by the total spending on blockchain technology, has reached USD6.7 billion in 2021, representing a CAGR of 65.2% since 2017, according to Frost & Sullivan.

With the expanded applications of blockchain technology and the promotion of supporting infrastructures, the total spending on blockchain technology will continue to grow at a robust pace throughout the forecast period with a CAGR of 46.2% from 2017 to 2026, totaling nearly USD44.7 billion in 2026, according to Frost & Sullivan.

Policies and initiatives related to the global blockchain market

According to Frost & Sullivan, the policies and initiatives related to the global blockchain market include:

Country	Policies / Initiatives	Description
U.S.	National Strategy for Critical and Emerging Technologies	The strategy incorporates blockchain into regulatory technology to secure national infrastructure.

Japan	Payment Service Act

The Payment Service Act (the “Act”) strictly regulates bitcoin. In the Act, the legislation defines bitcoin as an asset-like value, not a currency. The amendment to the Act, which took effect on May 1, 2020, requires crypto asset custodians to register their company information with the Department of Finance regardless of whether they provide trading services.

OVERVIEW OF THE BLOCKCHAIN MARKET IN JAPAN

Development of blockchain market in Japan

Japan is one of the early adopters of blockchain technologies among major developed countries. Since 2010, blockchain technology began to gain increasing awareness as the trading activities of Bitcoin, the most well-known application built upon blockchain technology, increased. Back in 2015, official departments in Japan, such as the Ministry of Economy, Trade and Industry (METI), started to carefully evaluate the blockchain technologies and related services. Since then, both public and private sectors have jointly driven the rapid growth of blockchain technology in Japan. Nowadays, the Japanese government encourages blockchain innovation through a regulatory sandbox system, which aims to develop an environment in which businesses are able to conduct demonstration tests and pilot projects for new technologies and business models that are not envisaged under the existing regulations with a limited number of participants and within the predetermined implementation periods. Blockchain is one of the four areas of particular focus in such regulation sandbox system.

Major industries applying blockchain technology and major application scenarios in Japan

Blockchain technology is increasingly gaining its popularity across various sectors in Japan. A variety of companies in Japan are exploring the opportunities of applying blockchain technologies to their businesses in a wide range of projects. While the financial service sector is the first adopter and the most common sector of applying blockchain technology, many other sectors such as agriculture, industrial, Internet and energy also have witnessed significant achievements of applying blockchain technology.

Major sectors, application scenarios, and use cases of blockchain technology in Japan are set forth below:

Sector	Application scenarios	Use cases
Financial services	• Payments • International transaction • insurance policy

•  Global payment network service compatible with the Internet of Things (the “IoT”) and other new technologies

•  Prototype using distributed ledger technology to streamline international transaction agreements

•  Blockchain-based insurance policy for marine cargo insurance certificates

Media	• Advertising

•  Blockchain-based advertisement management platform that can effectively address the challenges that traditional marketing industry faces, such as fraudulent bot traffic, reluctance to share data, difficulty of tracking advertisement placement.

Real Estate	• Real estate transaction management

•  Blockchain-based platform which is deeply integrated into the whole process of real estate transactions, improving the efficiency, transparency, and reliability of transactions by utilizing smart contracts, e-signatures, and tamper-proof history storage.

Agriculture and industrial	• Supply chain management • Food traceability

•  Trade financial platform using blockchain to streamline trading operation and improve supply chain efficiency

•  Blockchain-based platform that allows parties to trace the status of food from field to table

Internet	• Identity management • Intellectual property management

•  Identity management system among various sharing economy services

•  Contents management system built upon smart contracts and other functions based on blockchain technology to trace the use of contents in digital format

Energy	• Payments, sales, trading, and distribution	• Peer-to-peer energy trading system

Market size of blockchain market in Japan

With the emergence of various startups dedicated to developing blockchain technologies and the accelerated commercialization of blockchain technologies, Japan’s blockchain technology market has witnessed tremendous growth during the past five years. The market size of Japan’s blockchain market, as measured by the total spending on blockchain technologies, increased exponentially from USD40 million in 2017 to USD700 million in 2021, representing a CAGR of 104.5% during the same period. The applications of blockchain technologies are expanding to a variety of industries, and many companies are investing more to unleash the value of blockchain technology in their industries. The total spending on blockchain technology in Japan is expected to continue to grow, and is predicted to increase to USD8.1 billion in 2026, representing a CAGR of 63.2% from 2021 to 2026.

Driving forces for the blockchain market in Japan

According to Frost & Sullivan, the driving forces for the rapid development of the blockchain market in Japan include:

Continuous penetration of blockchain technology in various business applications. The continuous penetration of blockchain technology solutions has achieved massive popularity in the last few years for various business applications, such as payments, exchanges, smart contracts, documentation, and entertainment. Many startups have entered this market and started developing blockchain technology solutions.

Accelerated adoption of blockchain technology driven by digital transformation. Digital transformation refers to the use of digital technologies, such as mobile services, analytic tools, blockchain technology, big data, and cloud technologies to improve enterprises’ operating efficiency. A series of disruptions to industries during the COVID-19 pandemic were exacerbated by processes and procedures that were inefficient and outmoded, which speeded up the digital transformation of enterprises. As enterprises look at ways to address those inefficient and outmoded processes and procedures, they are recognizing that blockchain technology fix the existing problems and build entirely new markets and services. This has accelerated interest and investment in blockchain technology.

Integration of blockchain and emerging technologies. Blockchains now are able to integrate emerging technologies, such as Artificial Intelligence (the “AI”) and IoT, to provide actionable insights and prevent data breaches. For instance, blockchain solutions are able to create a decentralized network of IoT devices, which would eliminate the need for a central location to handle communication among devices. Blockchain-infused IoT adds a higher level of security to prevent data breaches and makes the IoT safer and smarter. Besides, blockchain’s digital record offers insight into the framework behind AI and the provenance of the data such AI uses, and improving trust in data integrity and in the recommendations that AI provides. Using blockchain to store and distribute AI models provides an audit trail, and pairing blockchain and AI can enhance data security.

Future trends of the blockchain market in Japan

According to Frost & Sullivan, the future trends of the blockchain market in Japan include:

Increasingly adoption of Blockchain-as-a-Service (the “BaaS”). BaaS is a type of cloud-based service that enables users to develop their own digital products by working with blockchain. Most of these digital products are smart contracts or applications that can work without any setup requirements of the complete blockchain-based infrastructure.

Rise of multi-chain interoperability solutions. Although blockchain harbors many advantages, this emerging technology is not without its challenges, such as the lack of interoperability among different blockchains. Interoperability is the ability to transfer data and value across individual chains. Because blockchains exist largely in silos, they are not able to communicate with each other. It means the strength of one chain cannot benefit other chains, or the limitation of a particular blockchain cannot be compensated by leveraging the features of another chain. With interoperability, the hundreds of scattered blockchain networks will finally be able to seamlessly transfer digital assets, such as cryptocurrencies, NFTs, and smart contracts, among each other.

COMPETITVE LANDSCAPE OF THE BLOCKCHAIN MARKET IN JAPAN

Major types of market players and their product and service offerings in the global market and in Japan

Blockchain technology has emerged as an enterprise-ready tool for innovation in recent years, particularly during the pandemic. As governments and businesses pursue high-impact use cases for blockchain, service providers have expanded their offerings to satisfy such demand. As it becomes more apparent that blockchain can break traditional industry boundaries, customers are looking for trusted partners to help them unlock value by utilizing blockchain technology. According to Frost & Sullivan, the major types of blockchain technology services in Japan mainly include: global tech companies, conventional enterprises, and dedicated blockchain technology companies:

Types of Company	Characteristics	Examples of Products and Services
Global Tech Companies	• Establishing partnerships with local enterprises to build integrated digital solutions or platforms	• BaaS • Technology corporation • Business consulting

Conventional Enterprises	• Embracing blockchain technology internally, or outsourcing its development in partnership with third parties, in order to maintain competitiveness	• In-house blockchain systems

Types of Company	Characteristics	Examples of Products and Services
Dedicated Blockchain Technology Companies

•  Designing and building blockchain systems by utilizing their core technology

•  Providing flexible and integrated blockchain related business engagement models for conventional enterprises, from consulting to implementation

• Software development • Business consulting • Insurance management

Competitive edges of different types of players

According to Frost & Sullivan, the competitive edges of major blockchain technology service providers in Japan include:

Types of Company	Competitive Edges
Global Tech Companies

•  Global tech companies are backed by abundant industry experience, talent, and sufficient resources, to quickly explore new market.

•  Different with other players, global tech companies can provide blockchain technology services and products with their integrated solutions.

Conventional Enterprises	• Conventional enterprises typically develop industry-focused blockchain system and have a deeper industry know-how compared with other types of companies.

Dedicated Blockchain Technology Companies

•  Dedicated blockchain technology companies have strong technical background in blockchain technology.

•  Compared with conventional enterprises which are industry focused, they have more industry experience in various industries.

•  They are willing to continuously optimizing and investing their products and seeking innovation opportunities.

SOURCE OF INFORMATION

During the preparation of the market research, which was commissioned by the Company in August 2022, Frost & Sullivan performed both (i) primary research, which involved in-depth interviews with leading industry participants and industry experts; and (ii) secondary research, which involved review of company reports, independent research reports and data based on Frost & Sullivan’s own research database. Projected data was obtained from historical data analysis plotted against macroeconomic data with reference to specific industry-related factors. Frost & Sullivan’s research was compiled based on the following assumptions: (i) the global and Japanese economies are likely to maintain a steady growth in the next decade; (ii) the global and Japanese social, economic and political environment is likely to remain stable in the forecast period from to 2022 to 2026, which ensures the stable and healthy development of the global and Japanese blockchain technology industry; and (iii) market drivers like continuous penetration of blockchain technology in various business applications are likely to drive Japan’s blockchain technology market.

BUSINESS

Overview

We are a blockchain-based technology company incorporated in Japan. We build products, deliver services, and develop solutions based on our proprietary Grid Ledger System (“GLS”) to leverage blockchain technology in various business settings, including advertisement tracking, online visitor management, and sales of non-fungible tokens. Our customers represent a diverse range of industries, such as information technology, shipping, real estate, entertainment, cosmetics, and chemical products. We primarily generate revenue from our software and system development services and consulting and solution services. For the six months ended October 31, 2022 and 2021, and the fiscal years ended April 30, 2022 and 2021, we had total revenue of approximately JPY32.2 million (US$0.2 million), JPY190.8 million, JPY463.7 million (US$3.1 million) and JPY216.2 million, respectively. For the same fiscal periods, revenue generated from our software and system development services accounted for approximately 35.3%, 46.2%, 50.6% and 44.1% of our total revenue, respectively, and revenue generated from our consulting and solution services accounted for approximately 64.7%, 53.8%, 49.4% and 55.9% of our total revenue, respectively. For the same fiscal periods, we had net loss of approximately JPY213.3 million (US$1.4 million), JPY644.4 million, JPY602.5 million (US$4.1 million) and JPY70.5 million, respectively. Our mission is to optimize business operations with our creative ideas and blockchain technology. We believe in a data centric future where blockchain technology will be indispensable and widely used, due to its efficiency, security, and reliability.

Industry Background

A distributed ledger is a ledger containing records of transactions between parties in a shared network. When a party in the network adds a transaction to the ledger, it is synchronized to other parties in the network through a consensus algorithm. The consensus algorithm enables transactions to be validated and confirmed without the need for a central point of authority. A validated transaction is added to the network in a permanent and immutable way. Every party in the network has simultaneous access to view the information, which is kept secure with the use of cryptographic functions.

A blockchain is a type of distributed ledger where transaction data is grouped into specific, time-stamped sets. Once consensus is reached for the data to go into a set, the set is sealed with a cryptographic signature, creating a sealed block. This block is then mathematically tied to the previous block on the ledger, forming a chain.

The potential benefits of blockchain technology include, among others:

•	decentralization, where value is created from the removal of a need for a central point of control to verify transactions;

•	efficiency, where transactions are processed and settled automatically between parties without an intermediary;

•	transparency, where data is written into the blockchain to allow it to be shared publicly among parties in the network, thereby enabling more transparent data management;

•

security, where data is written in a mechanism with the aim of ensuring its immutability; as a result of the provision of information that parties know to be verified and immutable, the value lost by a lack of trust between parties is reduced;

•

stability, where data on blockchain is managed on multiple servers, or a peer-to-peer blockchain network, so that even if one server goes down, the service will continue stably as long as the other servers in the network are up and running;

•

cost-effectiveness in equipment installation, maintenance, and inspection; currently the data necessary to provide services is stored on servers, which require high-performance servers to process the data in time depending on the number of service users, resulting in high initial installation costs. In contrast, with blockchain, the role of the server can be substituted for the user’s personal computer, and the initial installation and ongoing service costs can be reduced without the need for a high-performance server; and

•	privacy, where personal information is stored in an encrypted manner.

While blockchains have various benefits, we believe that the conventional blockchains cannot yet be widely applied in business settings. The issues associated with the conventional blockchains include, among others:

•	slow processing speed due to their complexity and their encrypted, distributed nature;

•

poor real-time data processing because data is not immediately fixed due to the lack of absolute finality, which is also known as a definite consensus algorithm. The conventional blockchains use the proof-of-work method, which validates and confirms transaction data based on the amount of computational effort expended. The proof-of-work method requires time for each server to send and receive information about the approvers of a transaction. If a majority of them approve a transaction, the transaction will be approved as correct, even if it is a wrong transaction and needs to be overturned. Thus, even if a transaction is approved in conventional blockchains, the transaction cannot enjoy the status of absolute finality and may be overturned later if it is a wrong transaction;

•	impossible to complete an emergency stop, even if a serious problem occurs in the system, due to the lack of a kill switch; and

•	burdensome learning costs due to the need to develop in a proprietary development language.

Our Technology

Since our inception in May 2018, we have focused on blockchain technology and developing systems with a view to making our proprietary GLS an infrastructural technology in the future. GLS can process a large number of transactions in real time at high speed while providing a high level of security.

In the past, GLS has been developed by our CTO, Hiroki Yamamoto, with collaboration efforts from the following partners:

1.

NTT Docomo, Inc. In July 2018, we evaluated the data transfer speed from PC to PC using GLS under the 5G environment at the demonstration test site of NTT Docomo, Inc. and also evaluated the compatibility between 5G and blockchain. In December 2018, we participated in an exhibition hosted by NTT Docomo, Inc.

2.

Professor Kazuyuki Shudo, who was an associate professor at Tokyo Institute of Technology and is now a professor at Kyoto University, has served as our advisor since November 2018. Professor Kazuyuki Shudo has a research lab on software and networks. With the advice of Professor Kazuyuki Shudo, we have improved the simultaneous processing of GLS and its resistance against malicious attacks. We have continually received academic reports and advice from Professor Kazuyuki Shudo.

3.

NEC Communication Systems, Ltd. Since January 2020, we have started joint research with NEC Communication Systems. We conducted performance evaluation of the GLS node alone and with other RDB products when using Structured Query Language.

4.	Other projects. We have been involved in other projects in various industries, such as applying GLS to online identity verification and authentication.

We believe that GLS is superior to the conventional blockchains, which provide a high level of security but are criticized for being slow in processing data reads and writes, especially when the number of parties in the network increases to a certain level. We have developed GLS to balance the trade-off between security and convenience and believe that GLS achieves both security performance and processing speed.

GLS is a hybrid blockchain that combines the technical advantages of both blockchain technology and database technology. Database technology provides the traditional infrastructure for data storage, collection, organization and processing, and enables the construction of systems. GLS demonstrates the following features:

•

high processing speed. We believe GLS enables the construction of blockchain systems with high processing speed. The conventional blockchain systems slow down their processing speeds and require at least a few seconds to complete one transaction due to the need for enhanced security measures. The conventional blockchain systems generate blocks in series. In comparison, GLS generates blocks in parallel and the approval time for one transaction in GLS can reach 0.016 seconds while GLS offers enhanced security at the same time;

•

parallel processing and auto-scale functions, which provide appropriate performance according to the user’s expansion and contraction needs. The conventional blockchain networks expand at random and consolidate processing in a single node, which represents one of the personal computers in a blockchain network. In comparison, GLS arranges nodes within the network in a circular fashion and reduces the processing load for each node by sharing the processing load among intermediate processing nodes, thereby accommodating the user’s different levels of needs;

•

high tamper-resistance. The incorporation of blockchain technology ensures that data managed by GLS is more resistant to tampering and cannot be easily overwritten. Even if a tampering incident occurs, the record of when and by whom the data was tampered with can be traced;

•

zero server downtime. The use of peer-to-peer blockchain network ensures that the services provided by GLS remain stable, even in the event of system maintenance or malicious cyber-attacks. To eliminate security concerns related to a single point of failure, GLS employs intermediate processing nodes, which are independent of the nodes that make up the blockchain network and process the actual transactions. Even if the intermediate processing nodes are stopped, the transactions cannot be tampered with. To reduce the impact of attacks on intermediate processing nodes and any unauthorized access, GLS allows the use of firewalls and other means to prevent cyberattacks, thereby providing transaction security;

•

versatile applications. The conventional blockchains have limited commercial applications in part due to their lack of absolute finality. In comparison, we believe that GLS has a wider range of business applications partly because GLS enables finality by adopting a definite consensus algorithm;

•

emergency stop. The conventional blockchains cannot be stopped in the event of emergencies because of their lack of a kill switch. In comparison, GLS can be stopped in an emergency due to the presence of a kill switch;

•

lower construction, installation and maintenance costs compared to the conventional database infrastructure. The conventional database infrastructure often stores data on expensive high-performance servers. In comparison, GLS enables the storage of data on the user’s personal computer, thereby reducing the initial and ongoing costs of the services supported by GLS; and

•

flexible fees. Generally, public blockchains are structured to charge fees for each transaction that occurs. We are enterprise-oriented and have a private blockchain GLS that allows us to process a large number of transactions at high speed, making it possible to set fees flexibly.

GLS was designed and developed as an integrated distributed computing management system that we believe will serve as the infrastructure for the latest technologies such as artificial intelligence, big data, and the Internet of Things. The services provided by GLS are limited to the scope of the current telecommunications infrastructure and the capabilities of blockchain-equipped devices, and we believe that future advances in telecommunications infrastructure and blockchain devices will further enhance the potential value of GLS.

We recognize that there is a lack of engineers who can handle blockchain in Japan, and we plan to increase the number of use cases for GLS and invest in researching and developing a universally usable SDK for GLS. We are a company that operates with an eye on the Web3. To that end, we hope that various applications using our blockchain technology will be developed and the industry as a whole will grow.

Products and Services

We derive our revenue primarily from our software and system development services and consulting and solution services. The revenue generated from our software and system development services in the six months ended October 31, 2022 and 2021, and the fiscal years of 2022 and 2021 was approximately JPY11.4 million (US$0.08 million), JPY88.2 million, JPY234.7 million (US$1.6 million) and JPY95.3 million, respectively, which accounted for approximately 35.3%, 46.2%, 50.6% and 44.1% of our total revenue, respectively. The revenue generated from our consulting and solution services in the same fiscal periods was approximately JPY20.8 million (US$0.1 million), JPY102.6 million, JPY229.0 million (US$1.5 million) and JPY120.9 million, respectively, which accounted for approximately 35.3%, 53.8%, 49.4% and 55.9% of our total revenue, respectively. For the same fiscal periods, we had net loss of approximately JPY213.3 million (US$1.4 million), JPY644.4 million, JPY602.5 million (US$4.1 million) and JPY70.5 million, respectively.

Through our software and system development services, we serve companies that have digital assets and intend to leverage these assets for the purposes of creating new businesses and new systems. We develop systems that are tailored to the specific needs of each customer.

Through our consulting services, we assist companies that rely on our technical expertise and seek our advice on various technological issues. We may be requested by our customers to offer advice regarding new system development, or analyze the existing systems and advise as to how to transform and improve the existing systems. Our consulting advice is written into a work completion report, which is presented to each customer at the end of the contract term. Through our solution services, we work with companies that seek to update their existing data and digital technology, add additional functions to their systems, and transform their businesses, operations, and processes. The companies that purchase our solution services are repeat customers for whom we have developed systems and who return to us for additional services.

Illustrative examples of our delivered systems and services include an advertisement tracking system, questionnaire creation and collection system, contract data management platform (AMBITION-Sign), and NFT trading platform (Animap).

AMBITION-Sign is a system that facilitates the conclusion of real estate lease contracts in an online environment and streamlines the paperwork process. AMBITION-Sign is a response to the Japanese government’s recent legal changes that have authorized the real estate contracting process to be done online. AMBITION-Sign allows users to more easily sign contracts with sales representatives via videoconference using a smartphone or PC, and to receive, view, share, and sign confidential real estate contracts in a secure online environment. Our “GLS-SDK” is used because of the need to process transactions in real-time and at high speed. In addition, since real estate transactions involve confidential information, our GLS blockchain technology has been adopted to enhance the security of the information. GLS enables secure data management and provides identity verification and resistance to information leakage, tampering, and spoofing.

Animap is a trading platform for NFTs. NFTs, or non-fungible tokens, are cryptographic assets on a blockchain with unique identification codes and metadata that distinguish them from each other. Similar to cryptocurrency, NFTs are issued, stored, and traded on a blockchain network. Different from cryptocurrency, NFTs are unique and cannot be replaced with other like-kind assets. Traditional digital products can be easily duplicated and distributed without the ability to determine their authenticity. In comparison, NFTs are unique and can be distributed and traded with the ability to prove their authenticity and ownership. We entered into a system usage agreement with Hakuhodo DY Music & Pictures Inc. (“Hakuhodo”) to develop Animap. Pursuant to such agreement, Hakuhodo is the sole owner of Animap and independently manages the daily operation of Animap. Hakuhodo obtains license from copyright owners, converts their copyrighted works into NFTs within the scope of the license, sells the NFTs on Animap, handles inquiries, complaints, purchase cancellations, refunds and requests as well as provides other customer support for Animap users. We used our technological expertise to develop Animap based on the public blockchain Ethereum. We own certain intellectual property rights in the system used to develop Animap. We stress-tested Animap prior to its launch and stress test Animap at least once every six months from the date of its launch. We do not own, operate, or maintain Animap. The currently available NFTs on Animap represent some popular Japanese IPs, such as Tatsunoko Production, Big Hat Monkeys, and Mentori. The NFTs are stored by Animap users through manners of their choice, the most common of which is Metamask. The copyright owners remain to be owners of the intellectual property rights in the underlying content represented by the NFTs. Hakuhodo maintains the royalty interest in, or intellectual property of, the NFTs that are offered on Animap. When the NFTs are sold, the ownership interests and intellectual property rights in the NFTs are transferred from Hakuhodo to the NFT buyers. We do not have any custody, ownership or intellectual property interests in the NFTs that are on Animap. In the event of disputes over the intellectual property underlying the NFTs, we believe it is unlikely for our Company to be a party to such disputes. As of the date of this prospectus, Animap users are allowed to purchase NFTs, but not transfer, distribute, or resell their NFTs on Animap. Animap users may resell their NFTs on secondary markets such as OpenSea and Rarible. Hakuhodo paid a software development fee in the amount of JPY37.9 million for us to develop Animap. We are entitled to a system usage fee, which is equal to a percentage of the NFT sales revenue, under the precondition that such revenue reaches a predetermined level. Since the launch of Animap in June 2022 and as of the date of this prospectus, that precondition has not been satisfied, and we have not received any revenue from the sale of NFTs on Animap. We do not accept and do not plan to accept payment for our services in the form of digital assets.

Business Model

We intend to generate recurring revenue through the provision of our services. Our revenue from software and system development contracts is generally recognized over time as our performance creates or enhances the project controlled by our clients and the control is transferred continuously to our clients. Our revenue from consulting and solution services is recognized over the contract term as our clients receive and consume benefits of such services as provided. The process for achieving our revenue is as follows:

Identifying business opportunities

We are introduced to customers through our sales team as well as personal connections of our board members and shareholders. We also use other marketing channels, such as participating in industry online programs and events. We evaluate our sales strategies and progress at least once per month.

We typically receive orders from customers who are interested in blockchain and hope to digitally transform their internal databases. To determine whether to accept an order, we consider whether the project has the potential to contribute to the customer’s future earnings, whether the project is profitable, whether the customer is credible and reputable, and whether a long-standing business relationship will be created with the customer.

Forming business cooperation

When a customer places an order with us, we invite the customer to consider whether the ordered system will contribute to the customer’s future earnings, whether it will reduce the customer’s costs, and whether the customer’s investment in the system is reasonable. We assist our customers with making well informed business decisions.

Our customers are of different operating scales, ranging from venture companies to multi-national businesses. Our customers represent a wide spectrum of industries, including information technology, shipping, real estate, animation production, cosmetics, and chemical industry, among others.

For the six months ended October 31, 2022, we had five customers with sales revenue of more than JPY500,000, and our top three customers contributed to 88.9% of our total sales revenue, accounting for 62.1%, 15.2%, and 11.6% of our total sales revenue, respectively. For the six months ended October 31, 2021, we had eight customers with sales revenue of more than JPY500,000, and our top three customers contributed to 92.6% of our total sales revenue, accounting for 52.4%, 32.9%, and 7.3% of our total sales revenue, respectively. For the fiscal year ended April 30, 2022, we had 10 customers with sales revenue of more than JPY1,000,000, and our top three customers contributed to 81.5% of our total sales revenue, accounting for 47.4%, 25.9%, and 8.2% of our total sales revenue, respectively. For the fiscal year ended April 30, 2021, we had eight customers with sales revenue of more than JPY1,000,000, and our three major customers contributed to 91.6% of our total sales revenue, accounting for 46.3%, 42.0%, and 3.3% of our total sales revenue, respectively. Although we derived a significant portion of our sales revenue from a limited number of customers, we did not heavily rely upon any one customer for the majority of our revenue.

The table below summarizes the major contract terms with our top three customers and their respective revenue percentages for the six months ended October 31, 2022.

Name	Percentage of the total revenue for the six months ended October 31, 2022	Major contract terms
Bullet Group Inc.	62.1%

1.  Contract duration: 6-1-2021 to 5-31-2022

2.  Service: system development and maintenance

3.  Fees: JPY240 million (excluding tax)

4.  Termination provisions: either party may terminate the contract if any of the following events occurs to the other party, including default, material breach, suspension of payment, bankruptcy, among others.

5.  The monthly minimum fee is JPY20 million.

AIT CORPORATION	15.2%

1.  Contract duration: 11-1-2021 to 10-25-2022

2.  Service: system development

3.  Fees: JPY37,680,000 (excluding tax)

4.  Termination provisions: either party may terminate the contract if any of the following events occurs to the other party, including default, gross negligence, suspension of payment, bankruptcy, among others.

5.  There are no minimum purchase requirements.

Nisshin Transportation Co., Ltd.	11.6%

1.  Contract duration: 11-1-2021 to 10-25-2022

2.  Service: system development

3.  Fees: JPY25,120,000 (excluding tax)

4.  Termination provisions: either party may terminate the contract if any of the following events occurs to the other party, including default, gross negligence, suspension of payment, bankruptcy, among others.

5.  There are no minimum purchase requirements.

The table below summarizes the major contract terms with our top three customers and their respective revenue percentages for the fiscal year ended April 30, 2022.

Name	Percentage of the total revenue for the fiscal year 2022	Major contract terms
Bullet Group Inc.	47.4%

1.  Contract duration: 6-1-2021 to 5-31-2022

2.  Service: system development and maintenance

3.  Fees: JPY240 million (excluding tax)

4.  Termination provisions: either party may terminate the contract if any of the following events occurs to the other party, including default, material breach, suspension of payment, bankruptcy, among others.

5.  The monthly minimum fee is JPY20 million.

Kyowa Corporation	25.9%

1.  Contract duration: 6-1-2021 to 3-25-2022

2.  Service: system development

3.  Fees: JPY120 million

4.  Termination provisions: either party may terminate the contract at any time.

5.  There are no minimum purchase requirements.

Hakuhodo DY Music & Pictures Inc.	8.2%

1.  Contract duration: 9-15-2021 to 3-31-2022 (automatically renewed)

2.  Service: system development

3.  Fees: JPY37.9 million

4.  Termination provisions: either party may terminate the contract if any of the following events occurs to the other party, including material breach, impossibility of performance, suspension of business, bankruptcy, among others.

5.  The minimum fee is JPY37.9 million.

The table below summarizes the major contract terms with our top three customers and their respective revenue percentages for the fiscal year ended April 30, 2021.

Name	Percentage of the total revenue for the fiscal year 2021	Major contract terms
Bullet Group Inc.	46.3%

1.  Contract duration: 1-1-2021 to 2-25-2021, and 3-1-2021 to 4-25-2021

2.  Service: system development and maintenance

3.  Fees: JPY100 million

4.  Termination provisions: either party may terminate the contract if any of the following events occurs to the other party, including default, gross negligence, suspension of payment, bankruptcy, among others.

5.  There are no minimum purchase requirements.

AMMO Co., Ltd.	42.0%

1.  Contract duration: 4-9-2021 to 4-30-2021

2.  Service: solution

3.  Fees: JPY90,909,091 (excluding tax)

4.  Termination provisions: either party may terminate the contract if any of the following events occurs to the other party, including default, suspension of payment, suspension of business, bankruptcy, among others.

5.  There are no minimum purchase requirements.

BG Technology Co., Ltd.	3.3%

1.  Contract duration: 9-1-2020 to 12-31-2020

2.  Service: consulting

3.  Fees: JPY7.2 million

4.  Termination provisions: either party may terminate the contract if any of the following events occurs to the other party, including default, gross negligence, suspension of payment, bankruptcy, among others.

5.  There are no minimum purchase requirements.

Planning the project

In the planning phase, we enter into discussions with our customers and divide roles and responsibilities. We select specialists on our team and put them in charge of designing proposals, developing solutions, and providing other incidental support to our customers. Our customers appoint points of contact and make them responsible for reviewing proposals, facilitating communications in the course of the projects, and inspecting solutions upon completion.

To ensure that our projects progress smoothly, detailed project schedules are typically set out in contracts with our customers. The delivery cycles range from 4 months to 12 months depending on the type of services and customization required. We consider many factors in ascertaining the project schedules, including the expected delivery date, the degree of difficulty, the availability of our resources, and the type of cooperation. The projects can be grouped into different categories by type of cooperation: independent projects where we work unassisted, joint projects where we work with engineers on the customer’s side, and outsourced projects where we employ external engineers.

We develop blockchain-based solutions tailored to the needs of each customer. To understand our customers’ issues, we interview our customers, engage a group of specialists across industries, study our customers’ business flow, and verify whether there are any areas where the ordered systems can solve the issues. We then evaluate the available proposals and discuss the solutions to be developed with our customers.

Working on the project

In the course of the projects, we strive to eliminate the discrepancies between the project progress and the project targets. We keep close communications with our customers for updates on the project progress. We hold regular meetings with our customers at least once per month to discuss the project progress and future plans. We also hold additional meetings as needed, for example where the customers need to immediately change their functional requirements.

We sometimes outsource some work to external engineers. To determine whether to outsource, we consider the availability of our resources, the outsourcing fee structures, and the technical requirements of ordered systems. The external engineers are responsible for ancillary support to our team and are not allowed to fulfill greater roles. To control the quality of outsourced work, our team evaluates the quality of the outsourced work each day and requires the external engineers to submit a work report each month, so that our team can confirm the outsourced work is executed efficiently in accordance with the project schedules.

As for engineering resources, we also work with a third-party company and involve them in the research and development of GLS, as well as in the development of our clients’ systems. Some of these engineers are graduates of Hanoi University of Technology, Vietnam’s leading university for IT professionals, majoring in information technology.

Completing the project

Payments for our products and services are typically made in installments. We believe that the advantages of installment payments include that we are compensated for the spent resources and that flexible adjustments are easy to make in response to new challenges and requirements in the course of the projects.

At the end of projects, we provide work completion reports to our customers. Our customers review the reports during the inspection period. When our customers have no objections to our products and services, they will stamp their names on the reports and deliver the reports to us to confirm project completion. When our customers do not sign the reports and raise no objections before the termination of the inspection period, the projects will also be considered completed.

Competition and Strengths

Market entry

The technological barrier to enter the blockchain industry is high, therefore many companies hesitate to enter this industry. To address the technological barrier associated with the blockchain technology, our company has collaborated with academia and business partners.

Another challenge in the blockchain industry is that it is difficult to balance the trade-off among speed, security and transparency. Other companies seek to develop their solutions to balance such trade-off but such development process can be lengthy and costly. Our company sought to balance the trade-off by combining the blockchain technology and the database technology. Our idea is unique and is subject to a pending patent application in Japan.

In addition, we believe that conventional blockchains are too slow to go beyond the realm of demonstration testing and achieve monetization in business settings. Companies equipped with the conventional blockchains are only able to create limited commercial value. Our company sought to overcome the technical issues of conventional blockchains and has developed our proprietary GLS, which we believe can be widely and flexibly applied in various business settings.

Market competition

We believe that we are one of the very few companies in Japan that are capable of commercializing the blockchain technology.

We do not believe that pricing is a major factor between competitors. We believe that our pricing is competitive and is not a barrier to growing the business.

However, the market for blockchain technology is developing and we anticipate new entrants to the market and competition to intensify in the future. Our future competitors may have greater resources than us and there can be no assurance that we will have the financial and operational resources necessary to carry out our business plan and successfully compete with our competitors.

Our strengths

We believe the following competitive advantages are essential for our success and differentiate us from our competitors.

Our transformative blockchain-based technology

GLS constitutes our core strength and demonstrates the following advantages compared to the conventional blockchains:

•

faster processing speed. The conventional blockchains require at least a few seconds to generate a block and complete one transaction. For example, the cryptocurrency EOS requires 3 seconds, the Ethereum requires 15 seconds, and the Bitcoin requires 10 minutes. In comparison, the approval time for one transaction in GLS can reach 0.016 seconds depending on the design of systems;

•

greater real-time data processing. The conventional blockchains are poor at processing real-time data because they lack absolute finality, also known as a definite consensus algorithm. Therefore, the conventional blockchains require some time to confirm that transactions are finalized and will not be reverted. In comparison, we believe that GLS resolves this issue and is better at processing and validating real-time data;

•

flexible fee. The conventional public blockchains are structured to charge fees for each transaction that occurs. We have a private blockchain GLS that allows us to process a large number of transactions at high speed, making it possible to set fees flexibly; and

•

wider business applications and proven track record. The conventional blockchains have limited business applications. In comparison, we believe that GLS can be widely applied in various business settings due to its processing speed, parallel processing, auto-scale functions, and other features. Our GLS realizes a cyclic network structure for nodes (computer devices participating in the blockchain network), making it easy for multiple nodes to simultaneously execute approval processes in parallel, thereby speeding up the transaction approval process and ensuring scalability.

Dedicated talent team

Our robust research and development team members are dedicated to blockchain research, operations, and development to support the improvement of blockchain technology. We, on occasions, consult with academia to keep abreast of the most recent advancement and technological issues of blockchain technology and to apply academic perspectives to system development. Our professional management team has approximately 100 years of combined experience working with corporations of various operating scales across different industries. Our management has cultivated business knowledge and expertise by undertaking diverse roles, including sales, business planning, consulting, accounting, and programming. We also have an agreement with a third-party company for external engineers, some of whom are graduates of Hanoi University of Technology, Vietnam’s leading school for IT professionals, majoring in information technology.

Trusted relationships with business partners

We value the trust that we have built with our customers and business partners, who work with us for advice, joint research, and system development. Some of our system development customers return to us for additional consulting and system maintenance services. Our system development business partners include companies in the real estate, entertainment, telecommunications, trade, e-commerce, chemical, advertising, and financial domains. We will continue to grow by leveraging the trust and expertise of the companies that we have worked with.

Growth Strategies

In the mid to long term, we plan to introduce GLS to customers in various industries and expect to generate more revenue from systems based on GLS through the existing and future revenue sharing arrangements with our clients. After that, we plan to complete a general-purpose GLS-SDK, and create an environment where GLS becomes the infrastructure of the data society, allowing our Company to secure infrastructure fees or licensing income.

We have verified the applicability of GLS in various domains, including, but not limited to, the following:

•	the application of Structured Query Language to GLS based on a demonstration test with NEC Communication Systems, Ltd.;

•	the application of GLS to online identity verification and authentication;

•	the application of GLS to an online lease signing system based on the cooperation with AMBITION DX HOLDINGS Co., Ltd.;

•	the application of GLS in the financial domain;

•	the application of GLS in virtual space (Metaverse); and

•	the application of GLS in an NFT platform.

In February 2021, we were selected by “Microsoft for Startups” in recognition of the wide applicability of GLS.

In the future, we hope to generate revenue by applying GLS to the following domains, the details of which are being finalized:

•

Insurance: It takes time to verify the authenticity of information at the time of screening or switching insurance policies. It requires explanatory actions to sign insurance contracts. We believe that GLS, which can verify identity and manage contractual data, will facilitate the completion of insurance transactions and enable smooth, accurate, and quick switching of insurance policies.

•	Energy: Rapid processing of records of electricity generated by individuals and companies and transaction records are required. We believe GLS will enable the required rapid processing.

•

Entertainment: Entertainment, especially online gaming, requires rapid processing of a large number of transactions conducted among a large number of users, user identity verification and in-game activity records. We believe GLS will enable such processing.

•

Supply chain: It is difficult to fully grasp and control the movement of goods from production sites to consumers in real time. By implementing blockchain technology throughout the supply chain, companies can securely record movements in real time based on accurate information. We believe GLS will provide fast real-time data management that enables companies involved in the supply chain to obtain meaningful information.

•

Trade: Multi-party collaboration, among importers, exporters, shipping companies, and customs offices, is required to accurately record the large volume of processed goods. We believe GLS will provide fast real-time data management that enables companies involved in the trade domain to obtain meaningful information.

To achieve these goals, we will invest in research and development of GLS, secure talented human resources, and actively pursue alliances with partner companies, aiming to become a company that functions as one of the world’s infrastructures.

Responses to COVID-19

During the fiscal year ended April 30, 2020, the COVID-19 pandemic had some negative impact on our business operations when delay in sales activities occurred due to the inability to conduct scheduled in-person sales activities. Since fiscal year 2021, the COVID-19 pandemic has had no impact on our business operations.

To respond to the COVID-19 pandemic and to protect the safety of our employees, we follow the Tokyo Metropolitan Government’s policy on controlling COVID-19, encourage masking wearing even within the office, ventilate the office regularly, and have suspended large group events.

Research and Development

In addition to research and development related to our sales projects, we also conduct independent research and development with dedication to innovation. Our research and development team members work with our external engineers on a monthly basis to improve GLS.

We design, implement, and review a comprehensive set of rules governing our independent research and development projects. To start a R&D project, an inventor must make an application where the inventor must specify certain information including the content to be developed, development schedule, delivery date, required resources, and estimated profitability. The relevant heads of department evaluate the project. To determine whether to approve the project, they consider factors such as the availability of resources and profitability. After they approve the project, they select and appoint a project manager. The project manager supervises the progress of the project and reports to the relevant heads of department at least once a month. At the end of the project, the relevant heads of department review and inspect the final product. When the product passes the inspection, the project will be considered completed.

Besides independent research and development, we also conduct joint research and development projects with academia and business partners. One such joint project to develop an ultra-high-speed next-generation hybrid database called “SmokeDB,” which is expected to facilitate the introduction of blockchain into non-financial fields. Applying blockchain to non-financial fields incur various issues such as low processing speeds and technical difficulties in development and maintenance. We aim to resolve these challenges by combining our blockchain technology and our business partner’s network expertise. For more information on our research and development projects, see “Prospectus Summary—Overview” and elsewhere in this prospectus.

Intellectual Property

We seek to protect our intellectual property rights by relying on a Japanese intellectual property laws and on contractual measures. It is our practice to enter into confidentiality, non-disclosure, and invention assignment agreements with our employees and contractors, and into confidentiality and non-disclosure agreements with other third parties, in order to limit access to our confidential information and proprietary technology. In addition to these contractual measures, we also rely on a combination of trademarks, registered domain names, and patent rights to protect our brand and our intellectual property. As of the date of this prospectus, we have registered 2 patents, 14 trademarks and 9 domain names. Our pending intellectual property applications include 1 patent. The chart below presents information about some intellectual property that we have registered or applied for.

Type	Name	Issuing authority	Application date	Status	Expiration date
Trademark		Japan Patent Office	August 12, 2022	registered	April 28, 2033
	データキャナル	Japan Patent Office	October 14, 2021	registered	April 04, 2032
	Data Canal	Japan Patent Office	October 13, 2021	registered	April 04, 2032
		Japan Patent Office	February 25, 2021	registered	August 12, 2031
	APO	Japan Patent Office	February 27, 2020	registered	June 22, 2031
	SmokeDB	Japan Patent Office	January 22, 2020	registered	January 28, 2031
		Japan Patent Office	November 25, 2019	registered	December 15, 2030
	アーリーワークス	Japan Patent Office	November 25, 2019	registered	December 15, 2030
		Japan Patent Office	July 01, 2019	registered	June 23, 2030
	Grid Ledger System	Japan Patent Office	May 14, 2019	registered	June 25, 2030

Type	Name	Issuing authority	Application date	Status	Expiration date
Patent	Information processing equipment and program (GLS)	Japan Patent Office	October 27, 2020	registered	October 27, 2040
	Information processing equipment and program (reservation management system)	Japan Patent Office	January 25, 2021	in progress
	Information processing equipment and program	Japan Patent Office	December 2, 2020	registered	December 2, 2040

Property, Plants and Equipment

Our principal executive office is located in Tokyo, Japan. Our office space is leased from an independent third party with an area of 184.12 square meters and a monthly rent of JPY 696,250 (US$4,684) starting from October 1, 2019. Our CEO Satoshi Kobayashi is the guarantor on the lease agreement. The lease agreement automatically renews for another two years, unless either party notifies the other party of its intention to the contrary no later than six months before the expiration of the current term. The lease agreement may be terminated on six months’ notice of the intention to terminate. The expiration date for the lease agreement is on September 30, 2023. We do not hold title or interest in any other property, plants, or equipment.

We believe that the current office facilities are adequate for the time being until the end of October 2023. There will be a need to secure additional office space as the business grows.

Human capital

We strive to attract, recruit, and retain talents through our compensation and benefit programs, as well as learning and development opportunities that support career advancement. In addition to salaries, we offer complementary benefits including bonuses, communications allowance, commuting allowance, overtime allowance, employment insurance, health insurance, and employee pension.

In the selection of team members, we consider whether the candidates empathize with our mission and vision, and whether the candidates can flexibly endure changes in a rapidly evolving environment. In the selection of engineers, we consider whether the candidates have sufficient experience in designing databases.

We enter into employment agreements with each of our employees. The employment agreements typically contain certain restrictions, including non-compete covenants for a period of one year following the termination of employment, and confidentiality restrictions through the time period the information remains confidential, among other covenants. The employment agreements typically last for indefinite terms. There is no labor union or collective agreement that covers any of our employees.

As of the date of this prospectus, we have a headcount of 14 full-time employees (excluding our directors and company auditors) at our principal executive office in Japan. As of October 31, 2022, we had 15 full-time employees, 0 part-time employees, and 0 contract employees. The chart below presents the number of our employees as of the fiscal years of 2020, 2021, and 2022.

Fiscal year	Number of employees
	Full-time	Part-time	Contract
2020	8	1	0
2021	10	1	2
2022	15	0	0

We also enter into outsourcing contracts with external engineers from time to time, which enables us to have access to additional engineers as needed.

Material contracts

Within the preceding two years from the date of this prospectus, we have entered into no material contracts, excluding the contracts entered into in the ordinary course of our business, other than as described in this prospectus.

Insurance

We currently maintain insurance coverage against the risk of property damage caused by fires, lightning strikes, explosions, riots, vehicle collisions, thefts, flooding and certain other damaging accidents. We also maintain earthquake insurance coverage. We have obtained directors and officers liability insurance. We review and renegotiate our premiums, coverage limits, and other terms of insurance policies on an annual basis. We do not hold major tangible assets and our assets are predominantly intangible and intellectual. We believe our insurance coverage is sufficient for our business practice and consistent with the customary industry practice in Japan.

Seasonality

Our business is not subject to seasonal fluctuations. We enter into business contracts with our customers throughout the year.

Legal proceedings

From time to time, we may become a party to various legal or administrative proceedings arising in the ordinary course of our business, including actions with respect to intellectual property infringement, breach of contract, and labor and employment claims. As of the date of this prospectus, we are not a party to any material lawsuits and we are not aware of any threats of lawsuits against our company that are anticipated to have a major impact on our business.

REGULATION

This section sets forth a summary of applicable laws, rules, regulations, government and industry policies and requirements that have a significant impact on our business in Japan. This summary does not purport to be a complete description of all the laws and regulations that apply to our business. Investors should note that the following summary is based on relevant laws and regulations in force as of the date of this prospectus, which may be subject to change.

Company Laws

The formation, organization, operation and management of companies are governed by the Companies Act (Act No. 86 of July 26, 2005, as amended) and other related laws. Our Company is categorized as “Company with a Board of Company Auditors” provided by this Act.

According to our Japanese legal counsel, as of the date of this prospectus, we comply with these laws and regulations.

Intellectual Property Protection Laws

There are various intellectual property laws in Japan, including the Patent Act (Act No. 121 of April 13, 1959, as amended), the Utility Model Act (Act No. 123 of April 13, 1959, as amended), the Design Act (Act No. 125 of April 13, 1959, as amended), the Trademark Act (Act No. 127 of April 13, 1959, as amended), the Copyright Act (Act No. 48 of May 6, 1970). The Patent Act provides patent right and regulates protection and utilization of inventions. The Utility Model Act provides utility model right and regulates protection and utilization of devices. The Design Act provides design rights. The Trademark Act provides trademark rights. The Copyright Act provides provide for authors’ rights and neighboring rights.

According to our Japanese legal counsel, as of the date of this prospectus, we have registered 2 patents, 14 trademarks and 9 domain names in Japan. Our pending intellectual property applications in Japan include 1 patent.

Labor Laws

There are various labor-related laws in Japan, including the Labor Standards Act (Act No. 49 of April 7, 1947, as amended), the Industrial Safety and Health Act (Act No. 57 of June 8, 1972, as amended), and the Labor Contracts Act (Act No. 128 of December 5, 2007). The Labor Standards Act regulates, among others, minimum standards for working conditions such as working hours, leave period, and leave days. The Industrial Safety and Health Act requires, among others, the implementation of measures to secure employee safety and protect the health of workers in the workplace. The Labor Contracts Act regulates, among others, the change of terms of employment contracts and working rules, and dismissal and disciplinary action.

According to our Japanese legal counsel, as of the date of this prospectus, we comply with these laws and regulations.

Environmental Regulations

There are various environmental-related laws in Japan, including the Air Pollution Control Act (Act No. 97 of June 10, 1968, as amended), Water Pollution Prevention Act (Act No. 138 of December 25, 1970, as amended), Soil Contamination Countermeasures Act (Act No. 53 of May 29, 2002, as amended), and Noise Regulation Act (Act No. 98 of June 10, 1968, as amended).

According to our Japanese legal counsel, as of the date of this prospectus, we do not operate any type of business which is specifically subject to these environmental regulations.

Regulations on Lease Agreements

Our lease agreements are generally subject to the Civil Code (Act No. 89 of April 27, 1896, as amended) and Act on Land and Building Leases (Act No. 90 of October 4, 1991, as amended).

According to our Japanese legal counsel, as of the date of this prospectus, the terms and conditions of our lease agreements are consistent with these laws and are valid and enforceable as provided for in these agreements.

Regulations on Privacy Protection

The Act on the Protection of Personal Information (Act No. 57 of May 30, 2003, as amended) aims to protect an individual’s rights and interests and establishes obligations that a personal information handling business operator shall fulfill.

According to our Japanese legal counsel, as of the date of this prospectus, we comply with these laws and regulations.

Additionally, the European Commission has adopted the adequacy decision on the basis of article 45 of Regulation (EU) 2016/679 (GDPR) on Japan on 23 January, 2019. Based on this decision and related mutual agreement, transfer of personal data between Japan and the EU is allowed without the adequate safeguards required by GDPR.

Regulations on Whistleblower Protection

The Whistleblower Protection Act No. 122 of June 18, 2004 (Act No. 122 of June 18, 2004, as amended) provides prohibition of disadvantageous treatment of whistleblowers on the grounds of whistleblowing and the measures that a business operator and administrative organ should take concerning whistleblowing to protect whistleblowers.

According to our Japanese legal counsel, as of the date of this prospectus, we comply with these laws and regulations.

Taxation Regulations

The taxes levied in Japan on income generated by the activities of a corporation include corporate tax (national tax), local corporate tax (national tax), corporate inhabitant tax (local tax), enterprise tax (local tax), and special local corporate tax (a national tax). According to tax-related laws and regulations, including the Corporation Tax Act (Act No. 34 of March 31, 1965, as amended) and the Local Corporation Tax Act (Act No.11 of March 31, 2014, as amended), the scope of income subject to the taxes is determined and the taxable income is calculated. Corporate inhabitant taxes are levied on income and a per capita basis using the corporation’s capital and the number of its employees as the tax base. Business transaction is levied consumption tax which is a type of value-added tax.

According to our Japanese legal counsel, as of the date of this prospectus, we comply with these laws and regulations.

Foreign Exchange Regulations

The Foreign Exchange and Foreign Trade Act of Japan (Gaikoku Kawase oyobi Gaikoku Boueki Hou) (the “FEFTA”) and related cabinet orders and ministerial ordinances, which we refer to collectively as the Foreign Exchange Regulations, govern certain aspects relating to the acquisition and holding of shares by “exchange non-residents” and by “foreign investors” (as these terms are defined below). It also applies in some cases to the acquisition and holding of ADSs representing our Ordinary Shares acquired and held by non-residents of Japan and by foreign investors. In general, the Foreign Exchange Regulations currently in effect do not affect transactions between exchange non-residents to purchase or sell Ordinary Shares or ADSs outside Japan using currencies other than Japanese yen.

Exchange residents are defined in the Foreign Exchange Regulations as:

(i)	individuals who reside within Japan; or

(ii)	corporations whose principal offices are located within Japan.

Exchange non-residents are defined in the Foreign Exchange Regulations as:

(i)	individuals who do not reside in Japan; or

(ii)	corporations whose principal offices are located outside Japan.

Generally, branches and other offices of non-resident corporations located within Japan are regarded as exchange residents. Conversely, branches and other offices of Japanese corporations located outside Japan are regarded as exchange non-residents.

Foreign investors are defined in the Foreign Exchange Regulations as:

(i) individuals who are exchange non-residents;

(ii) corporations or other entities organized under the laws of foreign countries or whose principal offices are located outside Japan;

(iii) corporations of which 50% or more of the total voting rights are held, directly or indirectly, by individuals and/or corporations falling within (i) and/or (ii) above;

(iv) investment partnerships and limited liability partnerships for investment, etc. (including foreign partnerships) in which the ratio of capital contribution from exchange non-residents is 50% or more of the total amount of capital contribution by all partners, or in which a majority of the managing partners are exchange non-residents; or

(v) corporations or other entities having a majority of either (A) directors or other persons equivalent thereto or (B) directors or other persons equivalent thereto having the power of representation who are non-resident individuals.

Acquisition of Shares

Acquisition by a foreign investor of shares of a Japanese corporation from a non-foreign investor requires pre or post facto reporting by the foreign investor through an exchange resident to the Minister of Finance of Japan through the Bank of Japan. No such reporting requirement is imposed, however, if:

(i) shares are acquired due to the occurrence of an event of inheritance, bequest, gratis allotment of shares, or acquisition of shares with a call provision; or

(ii) both the investment ratio and the voting right ratio (total of closely related parties) of all shares held after the share acquisition are less than 10% (provided that the nationality of the foreign investor is that of the listed country or Japan, and the business purpose of the issuing company under its articles of incorporation falls under the category of post facto reporting industry); or

(iii) the acquisition falls under any other case prescribed in Article 55-5 of the FEFTA, Article 3.1 of the Cabinet Order on Inward Direct Investment, etc., and Articles 3.2 and 3.3 of the Order on Inward Direct Investment, etc.

Dividends and Proceeds of Sale

Under the Foreign Exchange Regulations, dividends paid on, and the proceeds from sales in Japan of, shares held by exchange non-residents of Japan may generally be converted into any foreign currency and repatriated abroad.

MANAGEMENT

The following sets forth information regarding members of our board of directors and our executive officers as of the date of this prospectus.

Name	Age	Position(s)
Satoshi Kobayashi	37	Chief Executive Officer, and Director
Hiroki Yamamoto	32	Chief Technology Officer, and Director
Caspia Lin	34	Chief Financial Officer
Ryotaro Namba	29	Executive Officer
Masahiro Tominaga	44	Independent Director
Kiyomitsu Takayama	47	Independent Director
Shozo Kaneko*	68	Company Auditor
Masaaki Aono*	39	Company Auditor
Kohichi Goto*	56	Company Auditor

*	Company auditors are not members of our board of directors.

Satoshi Kobayashi has served as our Chief Executive Officer and Director since our inception. He co-founded our Company in May 2018. From August 2016 to December 2018, Mr. Satoshi Kobayashi served as the representative director with FEELO.Co. to oversee that company’s entire merchandising business. From January 2013 to December 2015, he acted as a manager of Pasona Inc., where he was in charge of temporary staff management and consulting.

Hiroki Yamamoto has served as our Chief Technology Officer and Director since our inception. Mr. Hiroki Yamamoto co-founded our Company with Mr. Satoshi Kobayashi in May 2018. From August 2015 to May 2018, he was in charge of software development at arl-Y Office. From April 2013 to July 2015, he acted as a software developer at Sunplan Soft Co. He studied Robotics Creation and obtained an Associate Degree from Nagoya College of Engineering in March 2013.

Caspia Lin has served as our Chief Financial Officer since May 2023. Ms. Caspia Lin has served as a director of OneStep Consulting Pte Ltd where she leads the overall execution across a variety of workstreams since April 2018. She served as the finance manager of SIG Tax & Accounting Pte Ltd from August 2021 to September 2022 and from June 2019 to May 2020. She served as an accountant of Barramundi Group Ltd from June 2020 to July 2021. She was the assistant team leader at Margin Wheeler Pte Ltd where she was responsible for reviewing the clients’ accounts from May 2015 to April 2018. She obtained her Association of Chartered Certified Accountants qualification in 2017 and her designation of Chartered Accountant of Singapore from the Institute of Singapore Chartered Accountants in 2018.

Ryotaro Namba has served as our Executive Officer since May 2021. Mr. Ryotaro Namba worked as a freelance engineer after graduating from college and worked on various system development projects since 2021. He joined our company as an employee in August 2018. He studied at the School of Materials Science and Engineering of Tokyo Institute of Technology starting from 2012 and obtained a Master’s degree from the university in March 2018.

Masahiro Tominaga has served as our Independent Director since July 2019. Since January 2016, he has served as the representative director of Dizzy Co., which is engaged in the business of management consulting and web-related consulting. From January 2003 to December 2015, he was the executive vice president of UNIMEDIA INC., a company dedicated to digital innovation. He studied economics and obtained a Bachelor’s degree from Musashi University in March 2001.

Kiyomitsu Takayama has served as our Independent Director since February 2021. Since November 2020, he has served as the global vice president and Japan country manager at Pendo.io Japan, which is a product management company. From February 2014 to October 2020, he was the vice president, the global general manager of channel sales division, and the general manager of renewal sales department of Box, Inc., a digital solution provider. From July 2012 to February 2014, he was senior sales manager with Cloudera, Inc., a data management company. He studied business administration and obtained a Bachelor’s degree from Aoyama College University in March 2001.

Shozo Kaneko has served as our Company Auditor since July 2019. Since January 2020, he has served as the chairman of the board of directors at Social Beauty Photo Co. From October 2019 to November 2020, he was the chairman of the board of directors at PiCUBE Inc. From November 2013 to January 2015, he was a corporate auditor at Demaekan Co.

Masaaki Aono has served as our Company Auditor since September 2022. He practiced law at Nagashima Ohno & Tsunematsu from December 2009 to March 2022 and at Mayer Brown from September 2015 to July 2016 in the U.S. Since October 2022, he has served as an outside director, and audit and supervisory committee member at Halmek Holdings Inc. Since April 2022, he has been a partner at CrossOver Law Offices in Japan. He graduated from the University of Tokyo School of Law in March 2008 and from the University of Chicago School of Law (LL.M.) in June 2015.

Koichi Goto has served as our Company Auditor since July 2019. From April 2022 to November 2022, he served as an auditor of Sakura Exchange Bitcoin, Inc., which is an agency for the purchase and sale of crypto assets. Since October 2020, he has served as a company auditor of Walklog Inc., which develops and operates the O2O solution platform. Since July 2020, he has served as an auditor of KakaoPiccoma Inc., which operates the electronic comic and novel service “Piccoma.” Since April 2016, he has served as an auditor of WAKUWAKU Corporation, which is engaged in a renovation platform. He graduated from the Faculty of Economics at Keio University in March 1990.

Family Relationships

None of our directors, senior management, or company auditors have a family relationship as defined in Item 401 of Regulation S-K.

Corporate Governance Practices

We are a “foreign private issuer” as defined under the federal securities laws of the U.S. and the Nasdaq listing standards. Under the federal securities laws of the U.S., foreign private issuers are subject to different disclosure requirements than U.S.-domiciled public companies. We intend to take all actions necessary for us to maintain our status as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act of 2002, the Exchange Act, and other applicable rules adopted by the SEC, and the Nasdaq listing standards. Under the SEC rules and the Nasdaq listing standards, a foreign private issuer is subject to less stringent corporate governance requirements. Subject to certain exceptions, the SEC and the Nasdaq permit a foreign private issuer to follow its home country practices in lieu of their respective rules and listing standards. In general, our articles of incorporation and the Companies Act of Japan (the “Companies Act”) govern our corporate affairs.

As a foreign private issuer, we will follow Japanese law and corporate practices in lieu of the corporate governance provisions set out under Nasdaq Rule 5600. The following rules under Nasdaq Rule 5600 differ from Japanese law requirements:

•

Nasdaq Rule 5605(b)(1) requires that at least a majority of a listed company’s board of directors be independent directors, and Nasdaq Rule 5605(b)(2) requires that independent directors regularly meet in executive session, where only independent directors are present. Under our current corporate structure, the Companies Act does not require independent directors. Our board of directors, however, is currently comprised of four directors, two of which are considered “independent,” as determined in accordance with the applicable Nasdaq rules. We expect our independent directors to regularly meet in executive sessions, where only the independent directors are present;

•

Nasdaq Rule 5605(c)(2)(A) requires a listed company to have an audit committee composed entirely of not less than three directors, each of whom must be independent. Under Japanese law, a company may have a statutory auditor or a board of auditors. We currently have a three-member board of company auditors. See “—Company auditors” below for additional information;

•

Nasdaq Rule 5605(d) requires, among other things, that a listed company’s compensation committee be comprised of at least two members, each of whom is an independent director as defined under such rule. Our board of directors will collectively participate in the discussions and determination of compensation for our executive officers and directors, and other compensation related matters;

•

Nasdaq Rule 5605(e) requires that a listed company’s nomination and corporate governance committee be comprised solely of independent directors. Our board of directors will not have a standalone nomination and corporate governance committee. Our board of directors will collectively participate in the nomination process of potential directors and oversee our corporate governance practices; and

•

Nasdaq Rule 5620(c) sets out a quorum requirement of 331/3% applicable to meetings of shareholders. In accordance with Japanese law and generally accepted business practices, our articles of incorporation provide that there is no quorum requirement for a general resolution of our shareholders. Under the Companies Act and our articles of incorporation, however, a quorum of not less than one-third of the total number of voting rights is required in connection with the election of directors and statutory auditors and certain other matters.

Controlled Company

Upon completion of this offering, Mr. Satoshi Kobayashi, our chief executive officer and representative director, will beneficially own approximately 52.35% of the aggregate voting power of our outstanding Ordinary Shares, assuming no exercise of the underwriters’ over-allotment option, or 51.84% assuming full exercise of the underwriters’ over-allotment option, in each case, excluding 48,000 and 55,200 Ordinary Shares, respectively, underlying the Representative’s Warrants. As a result, we will be a “controlled company” within the meaning of the Nasdaq listing rules. As a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including the requirements that:

•	a majority of our board of directors consist of independent directors;

•	our director nominees be selected or recommended solely by independent directors; and

•

we have a nominating and corporate governance committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees.

As a foreign private issuer, however, Nasdaq corporate governance rules allow us to follow corporate governance practice in our home country, Japan, with respect to appointments to our board of directors and committees. We intend to follow home country practice as permitted by Nasdaq rather than rely on the “controlled company” exception to the corporate governance rules. See “Risk Factors—Risks Relating to this Offering and the Trading Market—Because we are a foreign private issuer and intend to take advantage of exemptions from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.” Accordingly, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Board of Directors

Our board of directors has the ultimate responsibility for the administration of our affairs. Under the Companies Act and our articles of incorporation, we are required to have no fewer than three but not more than ten directors. Directors are elected at general meetings of shareholders. The normal term of office of any director expires at the close of the annual general meeting of shareholders held with respect to the last fiscal year ended within two years after such company auditor’s election to office.

The board of directors appoints from among its members one or more representative directors, who have the authority individually to represent us in the conduct of our affairs. Satoshi Kobayashi is currently the representative director of our Company. The board of directors may appoint from among its members a chairperson and a president, or one or more vice-presidents, senior managers, and executive managers of the board.

Our board of directors consists of four directors. Our board of directors has determined that our outside directors, Masahiro Tominaga and Kiyomitsu Takayama, satisfy the “independence” requirements of the Nasdaq corporate governance rules and the rules and regulations of the SEC.

Company auditors (kansayaku)

We currently have three company auditors. As permitted under the Companies Act, we have elected to structure our corporate governance system as a company with a board of company auditors instead of board committees. Under the Companies Act and our articles of incorporation, we are required to have at least three but no more than 5 company auditors. Company auditors are elected at general meetings of shareholders. The normal term of office of any company auditor expires at the close of the annual general meeting of shareholders held with respect to the last fiscal year ended within four years after such company auditor’s election to office. Our company auditors may, however, serve any number of consecutive terms. Company auditors may be removed by a special resolution of a general meeting of shareholders.

Our company auditors are not required to be certified public accountants. Our company auditors may not at the same time be directors, employees, or accounting advisors (kaikei sanyo) of our Company.

The function of company auditors is similar to that of independent directors, including those who are members of the audit committee, of a U.S. company. Each company auditor has a statutory duty to supervise the administration by the directors of our affairs, to examine the financial statements and business reports to be submitted by a representative director at the general meetings of shareholders and to prepare an audit report. They are obligated to participate in meetings of the board of directors and, if necessary, to express their opinion at such meetings, but are not entitled to vote. Our company auditors must inspect the proposals, documents, and any other materials to be submitted by our board of directors to the shareholders at the shareholders’ meeting. If a company auditor finds a violation of statutory regulations or our articles of incorporation, or another significant improper matter, such auditor must report those findings to the shareholders at the shareholders’ meeting.

Furthermore, if a company auditor believes that a director has engaged in, or is likely to engage in, misconduct or acts that are significantly improper, or that there has been a violation of statutory regulations or our articles of incorporation, the company auditor: (i) must report that fact to our board of directors; (ii) can demand that a director convene a meeting of our board of directors; and (iii) if no such meeting is convened in response to the demand, can convene the meeting under the company auditor’s own authority. If a director engages in, or is likely to engage in, an activity outside the scope of the objectives of our Company or otherwise in violation of laws or regulations or our articles of incorporation, and such act is likely to cause significant damage to our Company, then a company auditor can demand that the director cease such activity.

Our board of company auditors has a statutory duty to prepare an audit report based on the audit reports issued by the individual company auditors and submit such audit reports to a relevant director and, in the case of audit reports related to financial statements, the independent auditors of our Company each year. A company auditor may note an opinion in an audit report issued by our board of company auditors, if the opinion expressed in such company auditor’s individual audit report is different from the opinion expressed in the audit report issued by our board of company auditors. Our board of company auditors is empowered to establish the audit principles, the method of examination by our company auditors of our affairs and financial position, and any other matters relating to the performance of our company auditors’ duties.

Additionally, our company auditors must represent our Company in: (i) any litigation between our Company and a director; (ii) dealing with shareholders’ demands seeking a director’s liability to our Company; and (iii) dealing with notices of litigation and settlement in a derivative suit seeking a director’s liability to our Company. A company auditor can file court actions relating to our Company within the authority of our company auditors, such as an action to nullify the incorporation of our Company, the issuance of shares, or a merger, or to cancel a resolution at a shareholders’ meeting.

Compensation

In accordance with the Companies Act, compensation for our directors, including bonuses, retirement allowances, and incentive stock options, must be approved at our general meeting of shareholders, unless otherwise specified in our articles of incorporation. The shareholders’ approval may specify the upper limit of the aggregate amount of compensation or calculation methods, but if compensation includes benefits in kind, the shareholders’ approval must include the description of such benefits. Compensation for a director is fixed by our board of directors in accordance with our internal regulations and practice and, in the case of retirement allowances, generally reflects the position of the director or executive officer at the time of retirement, length of service as a director and contribution to our performance.

For the fiscal year ended April 30, 2022, we paid an aggregate of JPY64,400,000 (US$433,291) as compensation to our executive officers and directors. For the fiscal year ended April 30, 2022, we did not grant stock options or provide discretionary bonuses. We have not set aside or accrued any amount to provide pension, retirement, or other similar benefits to our directors and senior management.

Stock Options

We have granted stock options to purchase our Ordinary Shares, as authorized by our shareholders on February 5, 2019, under the share option plan, and on July 1, 2019, under the 2019 Trust-type Plan. The purpose of these grants is to enable our directors, senior management, and employees to share in our success and to reinforce a corporate culture that aligns employee interests with those of our shareholders. Our stock option grants generally prohibit transfers of options. A stock option holder generally forfeits such stock options if they are no longer a director, company auditor, or employee of our Company, except under limited circumstances or as otherwise determined by our board of directors. A stock option holder can generally exercise stock options only if our Company’s Ordinary Shares are listed on any financial instrument exchanges. The following table summarizes the stock options we have issued.

Name of Issuance	Issuance Date	Beginning of Exercise Period	End of Exercise Period	Exercise Price (per share)	Number of Ordinary Shares Granted
Share option plan	2/28/2019	3/1/2021	2/28/2029	JPY2	1,095,000	(1)
2019 Trust-type Plan	7/4/2019	7/4/2019	7/3/2029	JPY50	2,000,000

Notes:

(1)	Stock options to acquire 60,000 of our Ordinary Shares have expired, and stock options to acquire 1,035,000 of our Ordinary Shares remain outstanding as of October 31, 2022.

Of the stock options granted pursuant to the above-mentioned grants, stock options to acquire an aggregate of 60,000 of our Ordinary Shares have been extinguished, and stock options to acquire an aggregate of 3,035,000 of our Ordinary Shares remain outstanding as of October 31, 2022.

The following table summarizes the outstanding stock options with respect to our Ordinary Shares that we have granted to our directors and senior management:

Name	Grant Date	Beginning of Exercise Period	End of Exercise Period	Exercise Price (per share)	Total Number of Stock Options Granted	Total Number of Ordinary Shares Underlying Stock Options
Hiroki Yamamoto	2/28/2019	3/1/2021	2/28/2029	JPY2	200	1,000,000
Ryotaro Namba	2/28/2019	3/1/2021	2/28/2029	JPY2	3	15,000

Limitation of Liability of Directors

Under the Companies Act and our articles of incorporation we may exempt, by resolution of the board of directors, our directors from liabilities to us arising in connection with their failure to execute their duties in good faith and without gross negligence, within the limits stipulated by applicable laws and regulations. In addition, our articles of incorporation provide that we may enter into agreements with our directors (excluding executive directors) to limit their respective liabilities to us arising in connection with a failure to execute their duties in good faith and without gross negligence to an amount stipulated in laws and regulations. We have obtained directors and officers liability insurance, which covers expenses, capped at a certain amount, that our directors and officers may incur in connection with their conduct as our directors or executive officers.

Code of Business Conduct and Ethics

Our board of directors have adopted a code of business conduct and ethics, which is applicable to all of our directors and employees. We have filed a copy of such code of business conduct and ethics as an exhibit to the Registration Statement on Form F-1, of which this prospectus forms a part.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Ordinary Shares as of the date of this prospectus, and as adjusted to reflect the sale of 1,200,000 Public Offering ADSs representing 1,200,000 Ordinary Shares being offered in this offering, based on the initial public offering price of US$5.00 per ADS, for:

•	each of our directors and executive officers;

•	all directors and executive officers as a group; and

•	each person known to us to own beneficially more than 5% of our Ordinary Shares.

Beneficial ownership includes voting or investment power with respect to the Ordinary Shares. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Ordinary Shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to this offering is based on 13,839,400 Ordinary Shares outstanding as of the date of this prospectus and 3,035,000 Ordinary Shares subject to options that are currently exercisable as of the date of this prospectus. Percentage of beneficial ownership of each listed person after this offering is based on 13,839,400 Ordinary Shares outstanding as of the date of this prospectus, 3,035,000 Ordinary Shares subject to options that are currently exercisable as of the date of this prospectus, and the issuance of 1,200,000 ADSs representing 1,200,000 Ordinary Shares, assuming no exercise of the underwriters’ over-allotment option, and based on the initial public offering price of $5.00 per ADS.

Information with respect to beneficial ownership has been furnished by each director, executive officer, or beneficial owner of 5% or more of our Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares underlying options, warrants, or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. As of the date of this prospectus, we have 55 holders of Ordinary Shares, none of whom are located in the United States. We will be required to have at least 300 round lot shareholders at closing in order to satisfy the Nasdaq listing rules.

	Ordinary Shares Beneficially Owned Prior to this Offering		Ordinary Shares Beneficially Owned After this Offering (Over-allotment option not exercised)
	Number	Percent	Number	Percent
Directors and Executive Officers(1):
Satoshi Kobayashi(2)	9,462,265	56.07%	9,462,265	52.35%
Hiroki Yamamoto(3)	1,000,000	5.93%	1,000,000	5.53%
Caspia Lin	—	—	—	—
Ryotaro Namba(4)	15,000	*	15,000	*
Masahiro Tominaga	—	—	—	—
Kiyomitsu Takayama	—	—	—	—
Shozo Kaneko	—	—	—	—
Masaaki Aono	—	—	—	—
Kohichi Goto	—	—	—	—
All directors and executive officers as a group (ten individuals):	10,477,265	62.09%	10,477,265	57.97%

	Ordinary Shares Beneficially Owned Prior to this Offering		Ordinary Shares Beneficially Owned After this Offering (Over-allotment option not exercised)
	Number	Percent	Number	Percent

5% Shareholders:
Satoshi Kobayashi(2)	9,462,265	56.07%	9,462,265	52.35%
Hiroki Yamamoto(3)	1,000,000	5.93%	1,000,000	5.53%
Themis Capital GK(5)	4,000,000	23.70%	4,000,000	22.13%

*	Represents less than 1% of the number of Ordinary Shares outstanding.

Notes:

(1)	Unless otherwise indicated, the business address of each of the individuals is 5-7-11, Ueno, Taito-ku, Tokyo, Japan.
(2)	Represents (i) 5,462,265 Ordinary Shares held personally, and (ii) 4,000,000 Ordinary Shares held by Themis Capital GK (合同会社テミスキャピタル), which is 100% owned by Satoshi Kobayashi.
(3)	The aggregate number of Ordinary Shares beneficially owned by Hiroki Yamamoto represents 1,000,000 Ordinary Shares that may be issued upon exercise of stock options, held by Hiroki Yamamoto.
(4)	The aggregate number of Ordinary Shares beneficially owned by Ryotaro Namba represents 15,000 Ordinary Shares that may be issued upon exercise of stock options, held by Ryotaro Namba.
(5)	Represents 4,000,000 ordinary shares held by Themis Capital GK (合同会社テミスキャピタル), which is 100% owned by Satoshi Kobayashi. Its business address is 5-7-11, Ueno, Taito-ku, Tokyo, Japan.

As of the date of this prospectus, none of our outstanding Ordinary Shares are held by record holders in the United States.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

RELATED PARTY TRANSACTIONS

The relationship and the nature of related party transactions are summarized as follows:

Name of Related Party	Relationship to Our Company
Satoshi Kobayashi	Our Chief Executive Officer

Mr. Satoshi Kobayashi provided interest-free advances for working capital purposes to our Company. During the fiscal year ended April 30, 2019, he extended advances in the aggregate amount of JPY59,278,475 (US$398,833). Such amount was fully paid as of April 2020.

On October 1, 2019, our Company entered into an office space lease agreement with a third party, pursuant to which our Company promised to pay JPY696,250 (US$4,684) to lease our office space. Mr. Satoshi Kobayashi was a guarantor for the rental payment. The expiration date for the lease agreement is on September 30, 2023.

On May 26, 2020, our Company entered into a company housing lease agreement with a third party to provide lodging for our employees. To guarantee the rental payment for company housing, our Company paid JPY101,000 (US$680) to engage a third-party guarantee company. Mr. Satoshi Kobayashi was a joint guarantor for the payment of such guarantee fee. The company housing lease agreement was terminated in November 2021.

On November 13, 2019, our Company entered into a loan agreement with Kiraboshi Bank, pursuant to which our Company borrowed JPY35,000,000 (US$235,484) at an annual interest rate of 1.6%. Mr. Satoshi Kobayashi was a guarantor for the loan. The maturity date for such loan is on November 12, 2024. As of April 30, 2022 and October 31, 2022, the outstanding principal balance of such loan was JPY18,676,000 (US$125,654) and JPY14,595,000 (US$98,197), respectively. As of the date of this prospectus, the outstanding principal balance of such loan is JPY10,514,000 (US$70,739).

On April 16, 2020, our Company entered into a second loan agreement with Kiraboshi Bank, pursuant to which our Company borrowed JPY50,000,000 (US$336,406) at an annual interest rate of 1.6%. Mr. Satoshi Kobayashi was a guarantor for the loan. The maturity date for such loan is on March 31, 2030. As of April 30, 2022 and October 31, 2022, the outstanding principal balance of such loan was JPY39,992,000 (US$269,071) and JPY37,073,000 (US$249,431), respectively. As of the date of this prospectus, the outstanding principal balance of such loan is JPY34,154,000 (US$229,792).

On August 31, 2022, our Company entered into an overdraft agreement with Resona Bank, Ltd. The maximum borrowing amount is JPY100 million (US$672,812). We borrowed JPY100 million on September 29, 2022 at an annual interest rate of 1.475%. The maturity date for such loan was on April 28, 2023, which was extended to April 26, 2024. Satoshi Kobayashi is the joint guarantor on the loan. As of the date of this prospectus, the outstanding principal balance of such loan is JPY100 million (US$672,812).

DESCRIPTION OF SHARE CAPITAL

The following description is a summary of the material information concerning our Ordinary Shares, including a summary of the relevant provisions of our articles of incorporation, the Companies Act relating to stock companies (kabushiki kaisha), and certain related laws and legislation, each as currently in effect. Because it is a summary, this discussion should be read together with our articles of incorporation and the applicable share handling regulations.

We are a stock company incorporated in Japan under the Companies Act. The rights of our shareholders are represented by our Ordinary Shares as described below, and shareholders’ liability is limited to the amount of subscription for such Ordinary Shares. As of the date of this prospectus, our authorized share capital consists of 55,300,000 Ordinary Shares, of which 13,839,400 Ordinary Shares are issued and outstanding.

Requirements and procedures for share transfer under the Companies Act

We are not listed on any stock exchange in Japan. Any transfer of shares of Japanese companies which are not listed in any stock exchange in Japan is subject to the requirements and procedures described in the Companies Act and its subordinate regulations.

Under the Companies Act, a share transfer will take effect if and when:

•	the transferor and the transferee agree to the transfer in any manner (including oral agreement);

•	if the company is a company which issues share certificates, the transferor delivers the share certificate to the transferee; and

•	if the company is a company which issues shares with restriction on transfer, the transferor gets approval of the company for the acquisition of such share by the transferee.

If the company is not a company which issues share certificate, the transfer shall take effect between the transferor and the transferee when the agreement of such transfer takes effect as agreed by them.

The transferee of the above-mentioned transfer may not assert its shareholders’ rights against the company and bona fide third party who purchases shares without knowledge of, and negligence in not knowing of, the former transfer, until such transfer is duly recorded in the register of shareholders of such company.

We are a company which does not issue share certificates.

Our articles of incorporation currently in effect do not provide any restrictions on transfer of shares.

Any transfer of ADSs shall not be subject to any of the above-mentioned requirements and procedures because the shares of the issuing Japanese companies shall remain to be owned by the U.S. depositary bank, regardless of any transfer of ADSs between the investors.

Distribution of Surplus

Under the Companies Act, the distribution of dividends takes the form of distribution of surplus, and a distribution of surplus may be made in cash and/or in kind, with no restrictions on the timing and frequency of such distributions. The Companies Act generally requires a stock company to make distributions of surplus authorized by a resolution of a general meeting of shareholders. Distributions of surplus are, however, permitted pursuant to a resolution of the board of directors if:

(a)	the company’s articles of incorporation so provide;

(b)

the normal term of office of directors expires on or before the day of the conclusion of the annual shareholders meeting for the last business year ending within one year from the time of their election (our articles of incorporation do not have provisions to this effect);

(c)	the company has accounting auditor(s) and board of company auditors, audit and supervisory committee, or nominating committee, etc.; and

(d)

the company’s non-consolidated annual financial statements and certain documents for the latest fiscal year fairly present its assets and profit or loss, as required by the ordinances of the Ministry of Justice.

In an exception to the above rule, even if the requirements described in (a) through (d) are not met, the company may be permitted to make distributions of surplus in cash to its shareholders by resolution of the board of directors once per fiscal year if its articles of incorporation so provide. Our articles of incorporation provide that the company may, by a resolution of our board of directors, distribute interim dividends to those shareholders or pledgees who are entered or recorded in the register of shareholders as of the close of business on October 30 of each year.

A resolution of a general meeting of shareholders authorizing a distribution of surplus must specify the kind and aggregate book value of the assets to be distributed, the manner of allocation of such assets to shareholders, and the effective date of the distribution. If a distribution of surplus is to be made in kind, we may, pursuant to a resolution of a general meeting of shareholders, grant a right to the shareholders to require us to make such distribution in cash instead of in kind. If no such right is granted to shareholders, the relevant distribution of surplus must be approved by a special resolution of a general meeting of shareholders. See “—Voting Rights” for more details regarding a special resolution. Our articles of incorporation provide that we are relieved of our obligation to pay any distributions in cash that go unclaimed for 3 years after the date they first become payable.

As of the date of this prospectus, we have not issued dividends to our shareholders since the incorporation of our Company.

Restriction on Distribution of Surplus

Under the Companies Act, we may distribute surplus up to the excess of the aggregate of (a) and (b) below, less the aggregate of (c) through (f) below, as of the effective date of such distribution, if our net assets are not less than JPY3,000,000:

(a)	the amount of surplus, as described below;

(b)

in the event that extraordinary financial statements as of, or for a period from the beginning of the fiscal year to, the specified date are approved, the aggregate amount of (i) the aggregate amount as provided for by an ordinance of the Ministry of Justice as the net income for such period described in the statement of income constituting the extraordinary financial statements, and (ii) the amount of consideration that we received for the treasury shares that we disposed of during such period;

(c)	the book value of our treasury shares;

(d)	in the event that we disposed of treasury shares after the end of the previous fiscal year, the amount of consideration that we received for such treasury shares;

(e)

in the event described in (b) in this paragraph, the aggregate amount as provided for by an ordinance of the Ministry of Justice as the net loss for such period described in the statement of income constituting the extraordinary financial statements; and

(f)

certain other amounts set forth in the ordinances of the Ministry of Justice, including (if the sum of one-half of goodwill and the deferred assets exceeds the total of share capital, additional paid-in capital and legal earnings reserve, each such amount as it appears on the balance sheet as of the end of the previous fiscal year) all or a certain part of such excess amount as calculated in accordance with the ordinances of the Ministry of Justice.

For the purposes of this section, the amount of “surplus” is the excess of the aggregate of (I) through (IV) below, less the aggregate of (V) through (VII) below:

(I)	the aggregate of other capital surplus and other retained earnings at the end of the previous fiscal year;

(II)

in the event that we disposed of treasury shares after the end of the previous fiscal year, the difference between the book value of such treasury shares and the consideration that we received for such treasury shares;

(III)

in the event that we reduced our share capital after the end of the previous fiscal year, the amount of such reduction less the portion thereof that has been transferred to additional paid-in capital and/or legal earnings reserve (if any);

(IV)

in the event that we reduced additional paid-in capital and/or legal earnings reserve after the end of the previous fiscal year, the amount of such reduction less the portion thereof that has been transferred to share capital (if any);

(V)	in the event that we cancelled treasury shares after the end of the previous fiscal year, the book value of such treasury shares;

(VI)	in the event that we distributed surplus after the end of the previous fiscal year, the aggregate of the following amounts:

(1)

the aggregate amount of the book value of the distributed assets, excluding the book value of such assets that would be distributed to shareholders but for their exercise of the right to receive dividends in cash instead of dividends in kind;

(2)	the aggregate amount of cash distributed to shareholders who exercised the right to receive dividends in cash instead of dividends in kind; and

(3)	the aggregate amount of cash paid to shareholders holding fewer shares than the shares that were required in order to receive dividends in kind;

(VII)	the aggregate amounts of (1) through (4) below, less (5) and (8) below:

(1)

in the event that the amount of surplus was reduced and transferred to additional paid-in capital, legal earnings reserve and/or share capital after the end of the previous fiscal year, the amount so transferred;

(2)	in the event that we distributed surplus after the end of the previous fiscal year, the amount set aside in additional paid-in capital and/or legal earnings reserve;

(3)

in the event that we disposed of treasury shares in the process of (x) a merger in which we acquired all rights and obligations of a company, (y) a corporate split in which we acquired all or a part of the rights and obligations of a split company, or (z) a share exchange (kabushiki kokan) in which we acquired all shares of a company after the end of the previous fiscal year, the difference between the book value of such treasury shares and the consideration that we received for such treasury shares;

(4)

in the event that the amount of surplus was reduced in the process of a corporate split in which we transferred all or a part of our rights and obligations after the end of the previous fiscal year, the amount so reduced;

(5)

in the event of (x) a merger in which we acquired all rights and obligations of a company, (y) a corporate split in which we acquired all or a part of the rights and obligations of a split company, or (z) a share exchange in which we acquired all shares of a company after the end of the previous fiscal year, the aggregate amount of (i) the amount of the other capital surplus after such merger, corporate split or share exchange, less the amount of other capital surplus before such merger, corporate split or share exchange, and (ii) the amount of the other retained earnings after such merger, corporate split or share exchange, less the amount of other retained earnings before such merger, corporate split or share exchange;

(6)

in the event that an obligation to cover a deficiency, such as the obligation of a person who subscribed newly issued shares with an unfair amount to be paid in, was fulfilled after the end of the previous fiscal year, the amount of other capital surplus increased by such payment;

(7)

the amount of other capital surplus changed pursuant to the provisions of Article 42-2, Paragraph (5), item 1 of the Regulations on Corporate Accounting after the last day of the most recent business year; and

(8)

in the event that the amount of treasury shares is increased pursuant to the provisions of Article 42-2, Paragraph (7) of the Regulations on Corporate Accounting after the last day of the most recent business year, the amount of treasury shares increased.

In Japan, the “ex-dividend” date and the record date for any distribution of surplus come before the date a company determines the amount of distribution of surplus to be paid.

For information as to Japanese taxes on dividends, please refer to “Taxation.”

Capital and Reserves

Under the Companies Act, the paid-in amount of any newly-issued shares is required to be accounted for as share capital, although we may account for an amount not exceeding one-half of such paid-in amount as additional paid-in capital. We may generally reduce additional paid-in capital and/or legal earnings reserve by resolution of a general meeting of shareholders, subject to completion of protection procedures for creditors in accordance with the Companies Act, and, if so decided by the same resolution, we may account for the whole or any part of the amount of such reduction as share capital. We may generally reduce share capital by a special resolution of a general meeting of shareholders and, if so decided by the same resolution, we may account for the whole or any part of the amount of such reduction as additional paid-in capital.

Share Splits

Under the Companies Act, we may at any time split shares in issue into a greater number of the same class of shares by a resolution of the board of directors. When a share split is to be made, we must give public notice of the share split, specifying the record date therefor, at least two weeks prior to such record date.

Reverse Share Splits

Under the Companies Act, we may at any time consolidate our shares into a smaller number of shares by a special resolution of the general meeting of shareholders. We must disclose the reason for the reverse share split at the general meeting of shareholders. When a reverse share split is to be made, we must give public notice of the reverse share split, at least two weeks (or, in certain cases where any fractions of shares are left as a result of a reverse share split, 20 days) prior to the effective date of the reverse share split.

General Meeting of Shareholders

Our ordinary general meeting of shareholders is usually held in the head office of the company in Tokyo, Japan. The record date for an ordinary general meeting of shareholders is April 30th. In addition, we may hold an extraordinary general meeting of shareholders whenever necessary by giving at least 2-week advance notice to shareholders.

Notice of convocation of a general meeting of shareholders setting forth the time, place, purpose thereof, and certain other matters set forth in the Companies Act and relevant ordinances must be mailed to each shareholder having voting rights (or, in the case of a non-resident shareholder, to his or her standing proxy or mailing address in Japan) at least 2 weeks prior to the date set for such meeting. Such notice may be given to shareholders by electronic means, subject to the consent of the relevant shareholders.

In a public company, any shareholder or group of shareholders holding at least 3% of the total number of voting rights for a period of 6 months or more may require, with an individual shareholder notice (as described in “—Register of Shareholders”), the convocation of a general meeting of shareholders for a particular purpose. Unless such general meeting of shareholders is convened without delay or a convocation notice of a meeting which is to be held not later than 8 weeks from the day of such demand is dispatched, the requiring shareholder may, upon obtaining a court approval, convene such general meeting of shareholders.

In a public company, any shareholder or group of shareholders holding at least 300 voting rights or 1% of the total number of voting rights for a period of 6 months or more, which period is required after the removal of restrictions on the transfer of shares, may propose a matter to be included in the agenda of a general meeting of shareholders, and may propose to describe such matter together with a summary of the proposal to be submitted by such shareholder in a notice to our shareholders, by submitting a request to a director at least 8 weeks prior to the date set for such meeting, with an individual shareholder notice.

The Companies Act enables a company to amend its articles of incorporation in order to loosen the requirements for the number of shares held and shareholding period, as well as the period required for dispatching a convocation notice or submission of requests, all of which are required for any shareholder or group of shareholders to request the convocation of a general meeting of shareholders or to propose a matter to be included in the agenda of a general meeting of shareholders. Our articles of incorporation do not provide for loosening such requirements.

Voting Rights

A shareholder of record is entitled to one vote per Ordinary Share, except that neither we nor any corporation, partnership, or other similar entity in which we hold, directly or indirectly, 25% or more of the voting rights shall exercise any voting rights in respect of Ordinary Shares held by us or such entity, as the case may be. Except as otherwise provided by law or by our articles of incorporation, a resolution can be adopted at a general meeting of shareholders by a majority of the voting rights represented at the meeting. Shareholders may also exercise their voting rights through proxies. The Companies Act and our articles of incorporation provide that the quorum for the election of directors and company auditors is 1/3 of the total number of voting rights. Our articles of incorporation provide that the Ordinary Shares may not be voted cumulatively for the election of directors.

The Companies Act provides that a special resolution of the general meeting of shareholders is required for certain significant corporate transactions, including:

•	any amendment to our articles of incorporation (except for amendments that may be authorized solely by the board of directors under the Companies Act);

•

a reduction of share capital, subject to certain exceptions under which a shareholders’ resolution is not required, such as a reduction of share capital for the purpose of replenishing capital deficiencies;

•	transfer of the whole or a part of our equity interests in any of our subsidiaries (if any), subject to certain exceptions under which a shareholders’ resolution is not required;

•	a dissolution, merger, or consolidation, subject to certain exceptions under which a shareholders’ resolution is not required;

•	the transfer of the whole or a substantial part of our business, subject to certain exceptions under which a shareholders’ resolution is not required;

•	the taking over of the whole of the business of any other corporation, subject to certain exceptions under which a shareholders’ resolution is not required;

•	a corporate split, subject to certain exceptions under which a shareholders’ resolution is not required;

•

share exchange (kabushiki kokan) or share transfer (kabushiki iten) for the purpose of establishing 100% parent-subsidiary relationships, subject to certain exceptions under which a shareholders’ resolution is not required;

•

any issuance of new shares or transfer of existing shares held by us as treasury shares at a “specially favorable” price and any issuance of share acquisition rights or bonds with share acquisition rights at a “specially favorable” price or in a “specially favorable” condition to any persons other than shareholders;

•	any acquisition by us of our own shares from specific persons other than our subsidiaries (if any);

•	reverse share split; or

•	the removal of a company auditor.

Except as otherwise provided by law or in our articles of incorporation, a special resolution of the general meeting of shareholders requires the approval of the holders of at least 2/3 of the voting rights of all shareholders present or represented at a meeting where a quorum is present. Our articles of incorporation provide that a quorum exists when 1/3 or more of the total number of voting rights is present or represented.

The Companies Act provides additional specific rights for shareholders owning a substantial number of voting rights.

A shareholder holding 90% or more of the total number of voting rights of all shareholders has the right to demand that all other shareholders sell their shares to such shareholder who holds 90% or more of the voting rights.

Shareholders holding 10% or more of the total number of voting rights of all shareholders, or 10% or more of the total number of our outstanding shares, have the right to apply to a court of competent jurisdiction for our dissolution.

Shareholders who have held 3% or more of the total number of voting rights of all shareholders, or 3% or more of the total number of our outstanding shares, for six months or more have certain rights under the Companies Act, which include the right to:

•	apply to a competent court for removal of a director or a company auditor; and

•	apply to a competent court for removal of a liquidator.

Shareholders holding 3% or more of the total number of voting rights of all shareholders have the right to object to the exculpation of a director or a company auditor from certain liabilities.

Shareholders holding 3% or more of the total number of voting rights of all shareholders, or 3% or more of the total number of our outstanding shares, have certain rights under the Companies Act, which include the right to:

•	examine our accounting books and documents and make copies of them; and

•	apply to a competent court for the appointment of an inspector to inspect our operation and/or financial condition.

Shareholders who have held 1% or more of the total number of voting rights of all shareholders for six months or more have the right to apply to a competent court for the appointment of an inspector to review the correctness of the convocation and voting procedures of a shareholders’ meeting.

Shareholders who have held any number of shares for six months or more have the right to demand that we take certain actions under the Companies Act, which include the rights to demand:

•	the institution of an action to enforce the liabilities of our directors or company auditors;

•	the institution of an action to disgorge from a recipient the benefit of a proprietary nature given in relation to the exercise of the right of a shareholder; and

•	on our behalf, that a director cease an illegal or ultra vires action.

There are no provisions under the Companies Act or our articles of incorporation which forces shareholders to make additional contributions when requested by us.

Liquidation Rights

In accordance with the Companies Act and the Articles of Incorporation, liquidations must be approved by shareholders holding at least a two-thirds majority of Ordinary Shares present at a meeting where a quorum of one-third of the issued and outstanding Ordinary Shares with voting rights is present. If we are liquidated, the assets remaining after payment of all taxes, liquidation expenses, and debts will be distributed among shareholders in proportion to the number of shares they hold.

Gratuitous Allocations

Under the Companies Act, we may allot any class of shares to our existing shareholders without any additional contribution by resolution of the board of directors; provided that although our treasury shares may be allotted to our shareholders, any allotment of shares will not accrue to shares of our treasury shares.

Rights to Allotment of Shares

Holders of our Ordinary Shares have no pre-emptive rights. Authorized but unissued shares may be issued at the times and on the terms as the board of directors determines, so long as the limitations with respect to the issuance of new shares at “specially favorable” prices (as described in “—Voting Rights”) are observed. Our board of directors may, however, determine that shareholders shall be given rights to allotment regarding a particular issue of new shares, in which case such rights must be given on uniform terms to all holders of the shares as of a record date for which not less than 2 weeks’ prior public notice must be given. Each shareholder to whom such rights are given must also be given notice of the expiration date thereof at least 2 weeks prior to the date on which such rights expire. The rights to allotment of new shares may not be transferred. However, the Companies Act enables us to allot share acquisition rights to shareholders without consideration therefor, and such share acquisition rights are transferable. See “—Share Acquisition Rights” below.

In cases where a particular issuance of new shares (i) violates laws and regulations or our articles of incorporation, or (ii) will be performed in a manner materially unfair, and shareholders may suffer disadvantages therefrom, such shareholders may file an injunction with a court of law to enjoin such issuance.

Share Acquisition Rights

Subject to certain conditions and to the limitations on issuances at a “specially favorable” price or on “specially favorable” conditions described in “—Voting Rights,” we may issue share acquisition rights (shinkabu yoyakuken) and bonds with share acquisition rights (shinkabu yoyakuken-tsuki shasai) by a resolution of the board of directors (and before the removal of restrictions on the transfer of shares, a resolution of the general meeting of shareholders is required instead). Holders of share acquisition rights may exercise their rights to acquire a certain number of shares within the exercise period as set forth in the terms of their share acquisition rights. Upon exercise of share acquisition rights, we will be obligated either to issue the relevant number of new shares or, alternatively, to transfer the necessary number of shares of treasury shares held by us.

Record Date

The record date for annual dividends and the determination of shareholders entitled to vote at the ordinary general meeting of our shareholders is April 30th. In addition, by a resolution of the board of directors, we may set a record date for determining the shareholders entitled to other rights and for other purposes by giving at least 2 weeks’ prior public notice.

Purchase of Our Own Shares

Under the Companies Act, we may acquire our own shares:

•	by purchase from a specific party other than any of our subsidiaries (if any), pursuant to a special resolution of a general meeting of shareholders; and

•	by purchase from any of our subsidiaries (if any), pursuant to a resolution of the board of directors.

Any such acquisition of shares must satisfy certain requirements, such as that we may only acquire our own shares in an aggregate amount up to the amount that we may distribute as surplus. See “—Distribution of Surplus” above for more details regarding this amount.

When we become a public company upon successful listing, our own shares acquired by us may be held by us as treasury shares for any period or may be cancelled by resolution of the board of directors. We may also transfer the shares held by us to any person, subject to a special resolution of a general meeting of shareholders or a resolution of the board of directors, as the case may be, and subject also to other requirements similar to those applicable to the issuance of new shares, as described in “—Rights to Allotment of Shares” above. We may also utilize our treasury shares (x) for the purpose of transfer to any person upon exercise of share acquisition rights or (y) for the purpose of acquiring another company by way of merger, share exchange, or corporate split through exchange of treasury shares for shares or assets of the acquired company.

Sale by Us of Shares Held by Shareholders Whose Addresses Are Unknown

Under the Companies Act, we are not required to send a notice to a shareholder if notices to such shareholder fail to arrive for a continuous period of five or more years at the registered address of such shareholder in the register of our shareholders or at the address otherwise notified to us.

In addition, we may sell or otherwise dispose of the shares held by a shareholder whose location is unknown. Generally, if

•

notices to a shareholder fail to arrive for a continuous period of five or more years at the shareholder’s registered address in the register of our shareholders or at the address otherwise notified to us, and

•

the shareholder fails to receive distribution of surplus on the shares for a continuous period of five or more years at the address registered in the register of our shareholders or at the address otherwise notified to us, we may sell or otherwise dispose of the shareholder’s shares at the market price after giving at least three months’ prior public and individual notices, and hold or deposit the proceeds of such sale or disposal for the shareholder.

Limitations on Liability

Our articles of incorporation permit us to exempt, by resolution of our board of directors, company auditors (kansayaku) from liabilities arising in connection with their failure to execute their duties in good faith (but without gross negligence), to the fullest extent permitted by the Companies Act. In addition, our articles of incorporation permit us to exempt, by resolution of our board of directors, directors from liabilities arising in connection with any failure to execute their duties in good faith or due to simple negligence (excluding gross negligence and willful misconduct), to the fullest extent permitted by the Companies Act. Should our board of directors, exempt a company auditor or director from any such liabilities, our rights and those of our shareholders to file shareholders’ derivative suits on behalf of our Company to recover monetary damages from such director or company auditor for breach of their duties under the Companies Act will be eliminated or reduced. However, exculpation does not apply to any director or company auditor if they have breached their duties under the

Companies Act intentionally (koi) or by gross negligence (ju-kashitsu). Furthermore, we have entered into agreements for the limitation of liabilities with our independent directors and company auditors.

Restrictions on Holders of our Ordinary Shares

There are no restrictions with respect to non-residents of Japan or foreign shareholders holding our Ordinary Shares or on the exercise of voting rights, except for filing requirements with respect to an acquisition of shares by a Non-Resident of Japan under the Foreign Exchange and Foreign Trade Act of Japan and related regulations. However, pursuant to a provision of our share handling regulations, a shareholder who does not have an address or residence in Japan is required to file with our depositary its temporary address to receive notices in Japan or that of a standing proxy having any address or residence in Japan.

There are no provisions in our articles of incorporation that would have the effect of delaying, deferring or preventing a change in control that would operate only with respect to a merger, acquisition or corporate restructuring involving us.

There are no provisions in our articles of incorporation or other subordinated rules regarding an ownership threshold, above which shareholder ownership must be disclosed.

There are no provisions in our articles of incorporation governing changes in our Company’s capital more stringent than is required by law.

History of Share Issuances

The following is a summary of our share issuances during the last three years. The share amounts presented below do not give effect to (i) a forward split of our outstanding Ordinary Shares at a ratio of 50-for-1 which became effective on July 16, 2019, and (ii) a forward split of our outstanding Ordinary Shares at a ratio of 100-for-1 which became effective on October 26, 2021.

On May 1, 2018, 1,000 Ordinary Shares were issued to Satoshi Kobayashi.

On July 3, 2018, 1,000 Ordinary Shares were issued to Satoshi Kobayashi.

On May 13, 2019, 120 Ordinary Shares were issued to MBK Co., Ltd.

On July 3, 2019, 40 Ordinary Shares were issued to Mizuki Inoue.

On July 16, 2019, our Company effected a 50-1 stock split as a result of which the aggregated number of outstanding Ordinary Shares changed from 2,160 to 108,000.

On August 9, 2019, 8,000 Ordinary Shares were issued to six individuals including Nana Nakauchi, Satoshi Moriyama, Tomokazu Saito, Ken Iizuka, Yohei Tagami and Kunitomo Kita.

On September 24, 2019, 4,000 Ordinary Shares were issued to Mizuki Inoue.

On December 27, 2019, 4,000 Ordinary Shares were issued to Bullet Group Inc.

On April 30, 2020, 7,252 Ordinary Shares were issued to investors including Matatakuma Corporation, Kiyohiro Sugashita, Yasuhiro Kogure, Takuma Takezawa, Reijiro Yamazaki, Yoshimasa Hashimoto, Tomokazu Saito, Bluestone Capital Inc., Kentaroh Mitsuhashi, and Hirotaka Ohtake.

On July 31, 2020, 3,834 Ordinary Shares were issued to investors including 12 Monkeys Investment Partnership, Taiji Horiuchi, Takahisa Shiraishi, FE Invest Co., Ltd., Hiroyuki Miyake, Takahiro Inoue.

On May 31, 2021, 3,308 Ordinary Shares were issued to Kyowa Corporation, AMBITION Ventures, Inc., Diamond Management Inc., G-Next Inc., Y&K VENTURE PARTNERS Co., Showa Chemical Industry Co., Ltd., Sugashita Partners, Ltd.

On October 26, 2021, our Company effected a 100-1 stock split as a result of which the aggregated number of outstanding Ordinary Shares increased from 138,394 to 13,839,400. Since our incorporation, there have been changes in the ownership of our Ordinary Shares. See “Principal Shareholders.” As of the date of this prospectus, the aggregate number of Ordinary Shares issued and outstanding remains 13,839,400.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

The Bank of New York Mellon, as depositary, will register and deliver ADSs. Each ADS will represent one Ordinary Share (or a right to receive one Ordinary Share) deposited with MUFG Bank Ltd., as custodian for the depositary in Japan. Each ADS will also represent any other securities, cash, or other property that may be held by the depositary. The deposited shares together with any other securities, cash, or other property held by the depositary are referred to as the deposited securities. The depositary’s office at which the ADSs will be administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Japanese law governs shareholder rights. The depositary will be the holder of the Ordinary Shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, and ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. For directions on how to obtain copies of those documents, see “Where You Can Find Additional Information.”

Dividends and Other Distributions

How will you receive dividends and other distributions on the Ordinary Shares?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on Ordinary Shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of Ordinary Shares your ADSs represent.

•

Cash. The depositary will convert any cash dividend or other cash distribution we pay on the Ordinary Shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes or other governmental charges that must be paid will be deducted. See “Taxation.” The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

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Shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

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Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders, or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

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Other distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair, and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash, or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. The depositary, however, is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights, or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights, or anything else to ADS holders. This means that you may not receive the distributions we make on our Ordinary Shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal, and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits Ordinary Shares or evidence of rights to receive Ordinary Shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the Ordinary Shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk, and expense, the depositary will deliver the deposited securities at its office, if feasible. The depositary, however, is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited Ordinary Share or other security. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

What are the Requirements for Depositing and Withdrawing Shares under FEFTA?

Under recent amendments in 2019 to FEFTA, a proposed transferee of our Ordinary Shares who is a Foreign Investor (as defined under FEFTA) must submit an application for pre-clearance to the applicable Japanese governmental authority prior to the transfer of our Ordinary Shares, which approval may take up to 30 days and could be subject to further extension. Prior to accepting Ordinary Shares for deposit in return for the issuance of ADSs, the depositary, which is considered a Foreign Investor for purposes of FEFTA, must obtain pre-clearance from the Japanese governmental authority. Accordingly, investors wishing to deposit Ordinary Shares with the depositary for the issuance of ADSs should notify the depositary at least 30 days prior to such deposit to allow time for the depositary to apply for any required pre-clearance, if not already obtained. The depositary will not accept any Ordinary Shares for deposit until any required pre-clearance has been obtained. In addition, any Foreign Investor expecting to receive delivery of our Ordinary Shares upon surrender of ADSs must also obtain pre-clearance from the applicable Japanese governmental authority prior to accepting delivery, which approval may take up to 30 days and could be subject to further extension. Accordingly, ADS holders who are Foreign Investors wishing to surrender ADSs for the purpose of withdrawing the underlying deposited Ordinary Shares should apply for pre-clearance at least 30 days in advance of such surrender. The depositary will not accept surrender of ADSs for the purpose of withdrawal of Ordinary Shares until it receives assurances satisfactory to the depositary that any required pre-clearance for the delivery of the Ordinary Shares to a Foreign Investor has been obtained.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited Ordinary Shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of Japan and the provisions of our articles of incorporation or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you will not be able to exercise voting rights unless you surrender your ADSs and withdraw the Ordinary Shares. However, you may not know about the meeting enough in advance to withdraw the Ordinary Shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the Ordinary Shares represented by your ADSs. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if the Ordinary Shares represented by your ADSs are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 45 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing shares or ADS holders must pay:	For:

$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)

Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$.05 (or less) per ADS	Any cash distribution to ADS holders

A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders

$.05 (or less) per ADS per calendar year	Depositary services

Registration or transfer fees	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares

Expenses of the depositary	Cable (including SWIFT) and facsimile transmissions (when expressly provided in the deposit agreement) Converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary, or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers, or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads, or commissions.

The depositary may convert currency itself or through any of its affiliates, or the custodian or we may convert currency and pay U.S. dollars to the depositary. Where the depositary converts currency itself or through any of its affiliates, the depositary acts as principal for its own account and not as agent, advisor, broker, or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained by it or its affiliate in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligation to act without negligence or bad faith. The methodology used to determine exchange rates used in currency conversions made by the depositary is available upon request. Where the custodian converts currency, the custodian has no obligation to obtain the most favorable rate that could be obtained at the time or to ensure that the method by which that rate will be determined will be the most favorable to ADS holders, and the depositary makes no representation that the rate is the most favorable rate and will not be liable for any direct or indirect losses associated with the rate. In certain instances, the depositary may receive dividends or other distributions from us in U.S. dollars that represent the proceeds of a conversion of foreign currency or translation from foreign currency at a rate that was obtained or determined by us and, in such cases, the depositary will not engage in, or be responsible for, any foreign currency transactions and neither it nor we make any representation that the rate obtained or determined by us is the most favorable rate and neither it nor we will be liable for any direct or indirect losses associated with the rate.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement, or Cancellation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do so by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a sub-division, combination, or other reclassification, or any merger, consolidation, recapitalization, or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. If the depositary, however, decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADSs in exchange for new ADSs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges, or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if

•	90 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

•	we delist the ADSs from an exchange in the United States on which they were listed and do not list the ADSs on another exchange in the United States or make arrangements for trading of ADSs on the

•	U.S. over-the-counter market;

•	we delist our shares from an exchange outside the United States on which they were listed and do not list the shares on another exchange outside the United States;

•	the depositary has reason to believe the ADSs have become, or will become, ineligible for registration on Form F-6 under the Securities Act;

•	we appear to be insolvent or enter insolvency proceedings;

•	all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

•	there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

•	there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind that have not settled if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

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are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

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are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;

•	are not liable if we or it exercises discretion permitted under the deposit agreement;

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are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential, or punitive damages for any breach of the terms of the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

•	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;

•	are not liable for the acts or omissions of any securities depository, clearing agency, or settlement system; and

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the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding, or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying Your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:

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when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares;

•	when you owe money to pay fees, taxes, and similar charges; or

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Jury Trial Waiver

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our Ordinary Shares, the ADSs, or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.

You will not, by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws or the rules and regulations promulgated thereunder.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering of Public Offering ADSs, we will have 3,538,400 ADSs outstanding, including 2,338,400 Shareholder ADSs, representing 3,538,400 Ordinary Shares, assuming the underwriters do not exercise their option to purchase additional ADSs, and 3,718,400 ADSs outstanding, representing 3,718,400 Ordinary Shares, assuming the underwriters exercise their option to purchase additional ADSs in full, in each case, excluding 48,000 and 55,200 ADSs, respectively, underlying the Representative’s Warrants. An aggregate of 2,338,400 Shareholder ADSs will be eligible for immediate sale by the Selling Shareholders upon the completion of this offering of Public Offering ADSs. All of the Public Offering ADSs and Shareholders ADSs sold in this offering are freely transferable by persons other than by our “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of the ADSs in the public market could adversely affect prevailing market prices of the ADSs. Prior to this offering, there has been no public market for our Ordinary Shares or the ADSs, and although we have been approved to list the ADSs on Nasdaq, a regular trading market for the ADSs may not develop. We do not expect that a trading market will develop for our Ordinary Shares not represented by the ADSs.

Lock-Up Agreements

We have agreed not to, for a period of six months from the closing of this offering, offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, except in this offering, any of our ADSs, Ordinary Shares or securities that are substantially similar to our ADSs, Ordinary Shares, including but not limited to any options or warrants to purchase our ADSs, Ordinary Shares, or any securities that are convertible into or exchangeable for, or that represent the right to receive, our ADSs, Ordinary Shares or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed), without the prior written consent of the underwriter.

Furthermore, each of our executive officers, directors, and certain of our principal shareholders owning 5% or more of our Ordinary Shares, other than the Selling Shareholders, has agreed, for a period of six months from the date of this prospectus, subject to certain exceptions, not to sell, transfer, or dispose of, directly or indirectly, any of the ADSs, Ordinary Shares, and securities that are substantially similar to our Ordinary Shares or the ADSs, without the prior written consent of the Representative.

We are not aware of any plans by any significant shareholders, other than the Selling Shareholders, to dispose of significant numbers of our Ordinary Shares or the ADSs. However, one or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for our Ordinary Shares or the ADSs, other than the Selling Shareholders, may dispose of significant numbers of our Ordinary Shares or the ADSs in the future. We cannot predict what effect, if any, future sales of our Ordinary Shares or the ADSs, or the availability of Ordinary Shares or ADSs for future sale, will have on the trading price of the ADSs from time to time. Sales of substantial amounts of our Ordinary Shares or the ADSs in the public market, or the perception that these sales could occur, could adversely affect the trading price of the ADSs.

Rule 144

All of our Ordinary Shares outstanding prior to the closing of this offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

•

1% of the number of Ordinary Shares then outstanding, in the form of ADSs or otherwise, which will equal approximately 150,394 Ordinary Shares immediately after this offering of the Public Offering ADSs, assuming the underwriters do not exercise their over-allotment option; or

•	the average weekly trading volume of the ADSs on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants, or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those Ordinary Shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

TAXATION

The following summary of the material Japanese and United States federal income tax consequences of an investment in our Ordinary Shares or the ADSs is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Ordinary Shares or the ADSs, such as the tax consequences under state, local, and other tax laws.

Japanese Taxation

The following is a general summary of the principal Japanese tax consequences (limited to national tax) to owners of our Ordinary Shares, in the form of Ordinary Shares or ADSs, who are non-resident individuals of Japan or who are non-Japanese corporations without a permanent establishment in Japan, collectively referred to in this section as non-resident holders. The statements below regarding Japanese tax laws are based on the laws and treaties in force and as interpreted by the Japanese tax authorities as of the date of this prospectus, and are subject to changes in applicable Japanese laws, tax treaties, conventions, or agreements, or in the interpretation of them, occurring after that date. This summary is not exhaustive of all possible tax considerations that may apply to a particular investor, and potential investors are advised to satisfy themselves as to the overall tax consequences of the acquisition, ownership, and disposition of our Ordinary Shares, including, specifically, the tax consequences under Japanese law, under the laws of the jurisdiction of which they are resident and under any tax treaty, convention, or agreement between Japan and their country of residence, by consulting their own tax advisors.

For the purpose of Japanese tax law and the tax treaty between the United States and Japan, a U.S. holder of ADSs will generally be treated as the owner of the Ordinary Shares underlying the ADSs evidenced by the ADRs.

Generally, a non-resident holder of Ordinary Shares or ADSs will be subject to Japanese income tax collected by way of withholding on dividends (meaning in this section distributions made from our retained earnings for the Companies Act purposes) we pay with respect to our Ordinary Shares and such tax will be withheld prior to payment of dividends. Share splits generally are not subject to Japanese income or corporation taxes.

In the absence of any applicable tax treaty, convention, or agreement reducing the maximum rate of Japanese withholding tax or allowing exemption from Japanese withholding tax, the rate of the Japanese withholding tax applicable to dividends paid by Japanese corporations on their Ordinary Shares to non-resident holders is generally 20.42% (or 20% for dividends due and payable on or after January 1, 2038) under Japanese tax law. However, with respect to dividends paid on listed shares issued by a Japanese corporation (such as Ordinary Shares or ADSs) to non-resident holders, other than any individual shareholder who holds 3% or more of the total number of shares issued by the relevant Japanese corporation (to whom the aforementioned withholding tax rate will still apply), the aforementioned withholding tax rate is reduced to (i) 15.315% for dividends due and payable up to and including December 31, 2037 and (ii) 15% for dividends due and payable on or after January 1, 2038. The withholding tax rates described above include the special reconstruction surtax (2.1% multiplied by the original applicable withholding tax rate, i.e., 15% or 20%, as the case may be), which is imposed during the period from and including January 1, 2013 to and including December 31, 2037, to fund the reconstruction from the Great East Japan Earthquake.

If distributions were made from our capital surplus, rather than retained earnings, for the Companies Act purposes, the portion of such distributions in excess of the amount corresponding to a pro rata portion of return of capital as determined under Japanese tax laws would be deemed dividends for Japanese tax purposes, while the rest would be treated as return of capital for Japanese tax purposes. The deemed dividend portion, if any, would generally be subject to the same tax treatment as dividends as described above, and the return of capital portion would generally be treated as proceeds derived from the sale of Ordinary Shares and subject to the same tax treatment as sale of our Ordinary Shares as described below. Distributions made in consideration of repurchase by us of our own shares or in connection with certain reorganization transactions will be treated substantially in the same manner.

Japan has income tax treaties whereby the withholding tax rate (including the special reconstruction surtax) may be reduced, generally to 15%, for portfolio investors, with, among others, Belgium, Canada, Denmark, Finland, Germany, Ireland, Italy, Luxembourg, New Zealand, Norway, Singapore, and Spain, while the income tax treaties with, among others, Australia, France, Hong Kong, the Netherlands, Portugal, Sweden, Switzerland, the United Arab Emirates, the United Kingdom, and the United States generally reduce the withholding tax rate to 10% for portfolio investors. In addition, under the income tax treaty between Japan and the United States, dividends paid to pension funds which are qualified U.S. residents eligible to enjoy treaty benefits are exempt from Japanese income taxation by way of withholding or otherwise unless the dividends are derived from the carrying on of a business, directly or indirectly, by the pension funds. Similar treatment is applicable to dividends paid to pension funds under the income tax treaties between Japan and the United Kingdom, the Netherlands, and Switzerland. Under Japanese tax law, any reduced maximum rate applicable under a tax treaty shall be available when such maximum rate is below the rate otherwise applicable under the Japanese tax law referred to in the second preceding paragraph with respect to the dividends to be paid by us on our Ordinary Shares or the ADSs.

Non-resident holders of our Ordinary Shares who are entitled under an applicable tax treaty to a reduced rate of, or exemption from, Japanese withholding tax on any dividends on our Ordinary Shares, in general, are required to submit, through the withholding agent to the relevant tax authority prior to the payment of dividends, an Application Form for Income Tax Convention regarding Relief from Japanese Income Tax and Special Income Tax for Reconstruction on Dividends together with any required forms and documents. A standing proxy for a non-resident holder of our Ordinary Shares or the ADSs may be used in order to submit the application on a non-resident holder’s behalf. In this regard, a certain simplified special filing procedure is available for non-resident holders to claim treaty benefits of reduction of or exemption from Japanese withholding tax, by submitting a Special Application Form for Income Tax Convention regarding Relief from Japanese Income Tax and Special Income Tax for Reconstruction on Dividends of Listed Stock, together with any required forms or documents. If the depositary needs investigation to identify whether any non-resident holders of ADSs are entitled to claim treaty benefits of exemption from or reduction of Japanese withholding tax the depositary or its agent submits an application form before payment of dividends so that the withholding cannot be made in connection with such holders for eight months after the record date concerning such payment of dividends. If it is proved that such holders are entitled to claim treaty benefits of exemption from or reduction of Japanese withholding tax within the foregoing eight-month period, the depositary or its agent submits another application form together with certain other documents so that such holder can be subject to exemption from or reduction of Japanese withholding tax. To claim this reduced rate or exemption, such non-resident holder of ADSs will be required to file a proof of taxpayer status, residence, and beneficial ownership, as applicable, and to provide other information or documents as may be required by the depositary. Non-resident holders who are entitled, under any applicable tax treaty, to a reduced rate of Japanese withholding tax below the rate otherwise applicable under Japanese tax law, or exemption therefrom, as the case may be, but fail to submit the required application in advance may nevertheless be entitled to claim a refund from the relevant Japanese tax authority of withholding taxes withheld in excess of the rate under an applicable tax treaty (if such non-resident holders are entitled to a reduced treaty rate under the applicable tax treaty) or the full amount of tax withheld (if such non-resident holders are entitled to an exemption under the applicable tax treaty), as the case may be, by complying with a certain subsequent filing procedure. We do not assume any responsibility to ensure withholding at the reduced treaty rate, or exemption therefrom, for shareholders who would be eligible under an applicable tax treaty but who do not follow the required procedures as stated above.

Gains derived from the sale of our Ordinary Shares or the ADSs outside Japan by a non-resident holder that is a portfolio investor will generally not be subject to Japanese income or corporation taxes. Japanese inheritance and gift taxes, at progressive rates, may be payable by an individual who has acquired from another individual our

Ordinary Shares or the ADSs as a legatee, heir, or donee, even if none of the acquiring individual, the decedent, or the donor is a Japanese resident.

United States Federal Income Taxation

WE URGE POTENTIAL PURCHASERS OF THE ADSS OR OUR ORDINARY SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING, AND DISPOSING OF THE ADSS OR OUR ORDINARY SHARES.

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

•	banks;

•	financial institutions;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	broker-dealers;

•	persons that elect to mark their securities to market;

•	U.S. expatriates or former long-term residents of the U.S.;

•	governments or agencies or instrumentalities thereof;

•	tax-exempt entities;

•	persons liable for alternative minimum tax;

•	persons holding our Ordinary Shares or the ADSs as part of a straddle, hedging, conversion or integrated transaction;

•	persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Ordinary Shares or the ADSs);

•	persons who acquired our Ordinary Shares or the ADSs pursuant to the exercise of any employee share option or otherwise as compensation;

•	persons holding our Ordinary Shares or the ADSs through partnerships or other pass-through entities;

•	beneficiaries of a Trust holding our Ordinary Shares or the ADSs; or

•	persons holding our Ordinary Shares or the ADSs through a trust.

The discussion set forth below is addressed only to U.S. Holders that purchase Ordinary Shares or ADSs in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares or the ADSs.

Material Tax Consequences Applicable to U.S. Holders of the ADSs or Ordinary Shares

The following sets forth the material U.S. federal income tax consequences related to the ownership and disposition of the ADSs or our Ordinary Shares. This description does not deal with all possible tax consequences relating to ownership and disposition of the ADSs or our Ordinary Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local, and other tax laws.

The following brief description applies only to U.S. Holders (defined below) that hold ADSs or Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date, and the income tax treaty between the United States and Japan (the “Tax Convention”). All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of ADSs or Ordinary Shares and you are, for U.S. federal income tax purposes,

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entities treated as a partnership for United States federal income tax purposes) is a beneficial owner of the ADSs or our Ordinary Shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding the ADSs or our Ordinary Shares are urged to consult their tax advisors regarding an investment in the ADSs or our Ordinary Shares.

An individual is considered a resident of the U.S. for federal income tax purposes if he or she meets either the “Green Card Test” or the “Substantial Presence Test” described as follows:

The Green Card Test: You are a lawful permanent resident of the United States, at any time, if you have been given the privilege, according to the immigration laws of the United States, of residing permanently in the United States as an immigrant. You generally have this status if the U.S. Citizenship and Immigration Services issued you an alien registration card, Form I-551, also known as a “green card.”

The Substantial Presence Test: If an alien is present in the United States on at least 31 days of the current calendar year, he or she will (absent an applicable exception) be classified as a resident alien if the sum of the following equals 183 days or more (See §7701(b)(3)(A) of the Internal Revenue Code and related Treasury Regulations):

1.	The actual days in the United States in the current year; plus

2.	One-third of his or her days in the United States in the immediately preceding year; plus

3.	One-sixth of his or her days in the United States in the second preceding year.

This summary is based, in part, upon the representations made by the depositary to us and assumes that the deposit agreement for the ADSs, and all other related agreements, will be performed in accordance with their terms.

Treatment of the ADSs

U.S. Holders of ADSs generally will be treated for U.S. federal income tax purposes as holding our Ordinary Shares represented by the ADSs. No gain or loss will be recognized on an exchange of our Ordinary Shares for ADSs or an exchange of ADSs for our Ordinary Shares if the depositary has not taken any action inconsistent with the material terms of the deposit agreement for the ADSs or the U.S. Holder’s ownership of the underlying Ordinary Shares. A U.S. Holder’s tax basis in the Ordinary Shares received in exchange for ADSs will be the same as its tax basis in the ADSs, and the holding period in the shares will include the holding period in the ADSs.

Taxation of Dividends and Other Distributions on the ADSs or Our Ordinary Shares

Subject to the application of the PFIC rules discussed below, a U.S. Holder generally will recognize ordinary dividend income in an amount equal to the amount of any cash and the value of any property we distribute as a distribution with respect to the U.S. Holder’s Ordinary Shares (or ADSs), to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, when the distribution is received (or when received by the depositary in the case of ADSs). We do not intend to maintain calculations of earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that distributions paid with respect to our Ordinary Shares or the ADSs generally will be treated as dividends. Dividends will not be eligible for the dividends received deduction generally allowable to U.S. corporations. Dividends paid on our Ordinary Shares or the ADSs will be treated as “qualified dividends” taxable at preferential rates, if (i) we are eligible for the benefits of a comprehensive income tax treaty with the United States that the IRS has approved for the purposes of the qualified dividend rules, (ii) we were not, in the year prior to the year in which the dividend was paid, and are not, in the year in which the dividend is paid, a PFIC, and (iii) the U.S. Holder satisfies certain holding period and other requirements. The Tax Convention has been approved for the purposes of the qualified dividend rules and we believe we will be eligible for the benefits of the Tax Convention.

Dividend income will include any amounts withheld in respect of Japanese taxes, and will be treated as foreign-source income for foreign tax credit purposes. Subject to applicable limitations, some of which vary depending upon the U.S. Holder’s circumstances, Japanese taxes withheld from dividends on our Ordinary Shares or the ADSs generally will be creditable against the U.S. Holder’s U.S. federal income tax liability to the extent such taxes do not exceed any reduced withholding rate available under the Tax Convention. The rules governing foreign tax credits are complex, and U.S. Holders should consult their tax advisors regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, a U.S. Holder may, at its election, deduct creditable foreign taxes, including Japanese taxes, in computing its taxable income, subject to applicable limitations. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued by the U.S. Holder in the taxable year.

Dividends paid in a currency other than U.S. dollars will be includable in income in a U.S. dollar amount based on the exchange rate in effect on the date of receipt (or the date of the depositary’s receipt in the case of ADSs), whether or not the payment is converted into U.S. dollars at that time. A U.S. Holder should not recognize any foreign currency gain or loss in respect of the distribution if the foreign currency is converted into U.S. dollars on the date the distribution is received. If the foreign currency is not converted into U.S. dollars on the date of receipt, however, gain or loss may be recognized upon a subsequent sale or other disposition of the foreign currency. The foreign currency gain or loss (if any) generally will be treated as ordinary income or loss to the U.S. Holder and generally will be treated as U.S.-source income or loss, which may be relevant in calculating the U.S. Holder’s foreign tax credit limitation.

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares or ADSs, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of ADSs or Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the ADSs or Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the ADSs or Ordinary Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

Passive Foreign Investment Company (“PFIC”)

A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the US Internal Revenue Code, for any taxable year if either:

•	at least 75% of its gross income for such taxable year is passive income; or

•

at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of the ADSs or our Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

Based on our operations and the composition of our assets we do not expect to be treated as a PFIC under the current PFIC rules. We must make a separate determination each year as to whether we are a PFIC, however, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of the ADSs or our Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of the ADSs or our Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the ADSs or Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of the ADSs or our Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold ADSs or Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold ADSs or Ordinary Shares. If we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary Shares.

If we are a PFIC for your taxable year(s) during which you hold ADSs or Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the ADSs or Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the ADSs or Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over your holding period for the ADSs or Ordinary Shares;

•

the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

•

the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ADSs or Ordinary Shares cannot be treated as capital, even if you hold the ADSs or Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election under Section 1296 of the US Internal Revenue Code for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) ADSs or Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the ADSs or Ordinary Shares as of the close of such taxable year over your adjusted basis in such ADSs or Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the ADSs or Ordinary Shares over their fair market value as of the close of the taxable year. Such ordinary loss, however, is allowable only to the extent of any net mark-to-market gains on the ADSs or Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ADSs or Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the ADSs or Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such ADSs or Ordinary Shares. Your basis in the ADSs or Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “—Taxation of Dividends and Other Distributions on the ADSs or our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq Capital Market. If the ADSs or Ordinary Shares are regularly traded on the Nasdaq Capital Market and if you are a holder of ADSs or Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election under Section 1295(b) of the US Internal Revenue Code with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. The qualified electing fund election, however, is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold ADSs or Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such ADSs or Ordinary Shares, including regarding distributions received on the ADSs or Ordinary Shares and any gain realized on the disposition of the ADSs or Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold the ADSs or our Ordinary Shares, then such ADSs or Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such ADSs or Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the ADSs or Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your ADSs or Ordinary Shares for tax purposes.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for the ADSs or our Ordinary Shares when inherited from a decedent that was previously a holder of the ADSs or our Ordinary Shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) the ADSs or our Ordinary Shares, or a mark-to-market election and ownership of those ADSs or Ordinary Shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits the ADSs or our Ordinary Shares from a U.S. Holder to not get a step-up in basis under Section 1014 and instead will receive a carryover basis in those ADSs or Ordinary Shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in the ADSs or our Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to the ADSs or our Ordinary Shares and proceeds from the sale, exchange or redemption of the ADSs or our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding under Section 3406 of the US Internal Revenue Code with at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. Transactions effected through certain brokers or other intermediaries, however, may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to the ADSs or our Ordinary Shares, subject to certain exceptions (including an exception for ADSs or Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold ADSs or Ordinary Shares. Failure to report such information could result in substantial penalties. You should consult your own tax advisor regarding your obligation to file a Form 8938.

UNDERWRITING

We have entered into an underwriting agreement with US Tiger Securities, Inc., as representative of the several underwriters in this offering of the Public Offering ADSs (the “Representative”), with respect to the ADSs to be sold in this offering of the Public Offering ADSs. Subject to certain conditions, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase, the number of Public Offering ADSs provided below opposite their respective names.

Underwriters	Number of ADSs
US Tiger Securities, Inc.	1,200,000
Total	1,200,000

A copy of the form of underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus is part.

The underwriters are offering the Public Offering ADSs subject to their acceptance of the Public Offering ADSs from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the securities offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the securities if any such securities are taken. However, the underwriters are not required to take or pay for the securities covered by the underwriters’ over-allotment option described below.

Over-Allotment Option

We have granted the underwriters an over-allotment option, which is exercisable within forty-five (45) days from the closing of this offering, to purchase up to 180,000 ADSs (15% of the number of Public Offering ADSs sold in this offering) from us solely to cover over-allotments, if any. If the Representative exercises all or part of this option, it will purchase ADSs covered by the option at the initial public offering price per ADS that appears on the cover page of this prospectus, less the underwriting discount.

Underwriting Discounts and Expenses

The underwriters have advised us that they propose to offer the Public Offering ADSs to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $0.35 per ADS. After this offering, the initial public offering price, concession, and reallowance to dealers may be changed by the Representative. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The Public Offering ADSs are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

The following table shows the initial public offering price, underwriting discount, and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of the over-allotment option.

	Per ADS	Total Without Over- Allotment Option	Total With Full Over- Allotment Option
Initial Public offering price	$5.00	$6,000,000	$6,900,000
Underwriting discounts(1)	$0.35	$420,000	$483,000
Proceeds, before expenses, to us	$4.65	$5,580,000	$6,417,000

(1)	Represents an underwriting discount equal to 7% per ADS. The fees do not include the Representative’s Warrants or expense reimbursement provisions described below.

We have agreed to pay to the Representative by deduction from the net proceeds of the offering of the Public Offering ADSs contemplated herein, a non-accountable expense allowance equal to one percent of the gross proceeds received by us from the sale of the Public Offering ADSs in this offering.

We have agreed to reimburse the Representative for certain out-of-pocket expenses incurred by them up to an aggregate of $200,000 (including the Advance (as defined below)), including fees and disbursements of their counsel, with respect to this offering of the Public Offering ADSs. We have paid an expense deposit of $30,000 (the “Advance”) to the Representative, which will be applied against the out-of-pocket accountable expenses that will be reimbursed by us in connection with this offering of the Public Offering ADSs. Any portion of the Advance will be returned to us in the event it is not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

The expenses payable by us in connection with this offering of the Public Offering ADSs, other than the underwriting discounts and underwriter non-accountable expense allowance referred to above, are approximately $1,558,984.86.

Representative’s Warrants

We have also agreed to issue to the Representative warrants to purchase up to 55,200 ADSs representing 4% of the total number of the Public Offering ADSs sold in this offering, including ADSs issued upon full exercise of the underwriters’ over-allotment option.

The exercise price of the Representative’s Warrants is $6.25 per ADS, equal to 125% of the initial public offering price per ADS in this offering. The Representative’s Warrants are exercisable commencing on the date of commencement of sales of the offering for a period of three years. The Representative’s Warrants provides for adjustment in the number and price of such warrants and the ADSs underlying such warrants in the event of recapitalization, merger, or other structural transaction to prevent mechanical dilution. In addition, although the Representative’s Warrants and the underlying Ordinary Shares are registered in the registration statement of which this prospectus forms a part, we have also agreed that the Representative’s Warrants provide for registration rights in certain cases. These registration rights apply to all of the securities directly and indirectly issuable upon exercise of the Representative’s Warrants. The representative and its affiliates or employees are entitled to one demand registration of the sale of ADSs underlying the Representative’s Warrants at our expense and unlimited “piggyback” registration rights for a period of three years after the effective date of the registration statement of which this prospectus forms a part. The Representative’s Warrants and the underlying ADS are deemed compensation by FINRA, and therefore are subject to FINRA Rule 5110(e)(1). In accordance with FINRA Rule 5110(e)(1), and except as otherwise permitted by FINRA rules, neither the Representative’s Warrants nor any of our ADS issued upon exercise of the Representative Warrants may be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 180 days beginning on the date of commencement of sales of this offering.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements

We have agreed not to, for a period of six months from the closing of this offering, subject to certain exceptions, offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, any of the ADSs, our Ordinary Shares, or securities that are substantially similar to the ADSs or our Ordinary Shares, without the prior written consent of the Representative.

Our executive officers, directors and principal shareholders owning 5% or more of our Ordinary Shares (or securities convertible into our Ordinary Shares) have agreed, for a period of six months from the date of this prospectus, subject to certain exceptions, not to sell, transfer, or dispose of, directly or indirectly, any of the ADSs, our Ordinary Shares, and securities that are substantially similar to our Ordinary Shares or the ADSs, without the prior written consent of the Representative. The Representative has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lock-up agreements, the Representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Listing

We have been approved to list the ADSs on the Nasdaq Capital Market under the symbol “ELWS.”

Price Stabilization, Short Positions, and Penalty Bids

In connection with the offering of the Public Offering ADSs, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

Over-allotment transactions involve sales by the underwriters of ADSs in excess of the number of ADSs the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of ADSs over-allotted by the underwriters is not greater than the number of ADSs that it may purchase in the over-allotment option. In a naked short position, the number of ADSs involved is greater than the number of ADSs in the over-allotment option. The underwriters may close out any covered short position by either exercising its over-allotment option and/or purchasing ADSs in the open market.

•

Syndicate covering transactions involve purchases of ADSs in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of ADSs to close out the short position, the underwriters will consider, among other things, the price of ADSs available for purchase in the open market as compared to the price at which it may purchase ADSs through the over-allotment option. If the underwriters sell more ADSs than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying ADSs in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the ADSs in the open market after pricing that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the Representative to reclaim a selling concession from a syndicate member when the ADSs originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids may have the effect of raising or maintaining the market price of the ADSs or preventing or retarding a decline in the market price of the ADSs. As a result, the price of the ADSs may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the ADSs. In addition, neither we nor the underwriters make any representations that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters of this offering of the Public Offering ADSs, or by their affiliates. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Determination of the Initial Public Offering Price

Prior to this offering, there has not been a public market for the ADSs. The initial public offering price of the ADSs offered by this prospectus has been determined by negotiation between us and the underwriters. Among the factors considered in determining the initial public offering price of the Public Offering ADSs were:

•	our history and our prospects;

•	our financial information and historical performance;

•	the industry in which we operate;

•	the status and development prospects for our services;

•	the experience and skills of our senior management; and

•	the general condition of the securities markets at the time of this offering.

We offer no assurances that the initial public offering price will correspond to the price at which the ADSs will trade in the public market subsequent to this offering or that an active trading market for the ADSs will develop and continue after this offering.

Selling Restrictions Outside the United States

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the ADSs included in the offering of the Public Offering ADSs or the possession, circulation, or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the ADSs may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with the ADSs may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts that we have incurred in connection with this offering. With the exception of the SEC registration fee, the FINRA filing fee, and the Nasdaq Capital Market listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$2,086.86
Nasdaq Capital Market Listing Fee	$70,000
FINRA Filing Fee	$3,088
Legal Fees and Expenses	$450,000
Accounting Fees and Expenses	$350,000
Printing Expenses	$183,890
Non-Accountable Expense Allowance	$60,000
Underwriter Out-of-Pocket Accountable Expenses	$200,000
Investor Relations Fee	$73,000
Miscellaneous Expenses	$166,920

Total Expenses	$1,558,984.86

These expenses will be borne by us. Underwriting discounts will be borne by us in proportion to the numbers of ADSs sold in the offering.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters as to United States federal securities and New York State law. The Representative is being represented by VCL Law LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Ordinary Shares represented by the ADSs offered in this offering and certain other legal matters as to Japanese law will be passed upon for us by Misono Sogo Law Offices.

EXPERTS

Our financial statements as of April 30, 2021 and 2022, and for the years then ended, have been included herein and incorporated by reference into the registration statement of which this prospectus forms a part in reliance upon the report of WWC, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The address of WWC, P.C. is located at 2010 Pioneer Court, San Mateo, CA 94403.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the ADSs and underlying Ordinary Shares offered by this prospectus, of which this prospectus forms a part. You should refer to such registration statement and its exhibits and schedules if you would like to find out more about us and about the ADSs and Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

We are subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC.

INDEX TO FINANCIAL STATEMENTS

EARLYWORKS CO., LTD.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Shareholders of

Earlyworks Co., Ltd.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Earlyworks Co., Ltd. as of April 30, 2021 and 2022 and the related statements of operations and comprehensive loss, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended April 30, 2022 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of April 30, 2021 and 2022, and the results of its operations and its cash flows for each of the years in the two-year period ended April 30, 2022 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of our management. Our responsibility is to express an opinion on our financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of our internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WWC, P.C.

WWC, P.C.

Certified Public Accountants

PCAOB ID: 1171

We have served as our auditor since 2022.

San Mateo, California

November 22, 2022, except for Note 2, as to which the date is June 2, 2023

EARLYWORKS CO., LTD.

BALANCE SHEETS

	As of April 30, 2021	As of April 30, 2022	As of April 30, 2022
	JPY	JPY	USD
ASSETS
CURRENT ASSETS:
Cash	364,255,055	657,418,101	4,423,186
Accounts receivable, net	40,686,942	72,259,707	486,172
Prepayments	4,357,024	5,440,044	36,601
Short-term deposits	—	3,096,564	20,834
Other current assets, net	272,615	329,946	2,220

TOTAL CURRENT ASSETS	409,571,636	738,544,362	4,969,013

Property and equipment, net	543,223	1,218,085	8,195
Operating lease right-of-use assets	5,807,956	11,641,238	78,324
Long term investment	4,559,728	—	—
Long-term deposits	834,740	647,740	4,358
Deferred tax assets, non-current, net	15,912,026	—	—

TOTAL ASSETS	437,229,309	752,051,425	5,059,890

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Bank loans – current portion, net	10,769,000	11,769,000	79,183
Other payables and accrued liabilities	28,824,852	52,825,211	355,414
Operating lease liabilities, current	5,870,490	8,228,038	55,359
Income taxes payable	10,405,379	38,554,097	259,397
Contract liabilities	108,544	—	—

TOTAL CURRENT LIABILITIES	55,978,265	111,376,346	749,353

Bank loans – non-current, net	58,090,500	46,321,500	311,656
Operating lease liabilities, non-current	—	3,467,368	23,329
Deferred tax liabilities – non-current	—	66,235	446

TOTAL LIABILITIES	114,068,765	161,231,449	1,084,784

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Ordinary shares, 55,300,000 shares authorized; 13,508,600 shares and 13,839,400 shares issued and outstanding as of April 30, 2021 and 2022, respectively*	234,508,200	334,575,200	2,251,061
Additional paid-in capital	754,508,200	1,524,575,200	10,257,520
Accumulated deficit	(665,855,856)	(1,268,330,424)	(8,533,475)

TOTAL SHAREHOLDERS’ EQUITY	323,160,544	590,819,976	3,975,106

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	437,229,309	752,051,425	5,059,890

*  Retrospectively restated for 100-for-1 forward split on October 26, 2021.

The accompanying notes are an integral part of these financial statements.

EARLYWORKS CO., LTD.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the year ended April 30, 2021	For the year ended April 30, 2022	For the year ended April 30, 2022
	JPY	JPY	USD
OPERATING REVENUES
Software and system development services	95,270,416	234,732,715	1,579,309
Consulting and solution services	120,941,032	228,986,136	1,540,645

TOTAL OPERATING REVENUES	216,211,448	463,718,851	3,119,954

COST OF REVENUES	(33,542,166)	(108,379,683)	(729,191)

GROSS PROFIT	182,669,282	355,339,168	2,390,763

OPERATING EXPENSES:
Selling and marketing expenses	(41,985,446)	(29,727,815)	(200,012)
General and administrative expenses	(150,918,716)	(201,976,446)	(1,358,921)
Stock-based compensation expenses	(56,000,000)	(670,000,000)	(4,507,838)
Research and development expenses	(22,893,105)	(25,753,717)	(173,274)

TOTAL OPERATING EXPENSES	(271,797,267)	(927,457,978)	(6,240,045)

LOSS FROM OPERATIONS	(89,127,985)	(572,118,810)	(3,849,282)

Government subsidies	4,776,746	—	—
Interest expenses, net	(1,448,138)	(1,258,722)	(8,469)
Other (expense) income, net	99,841	(155,434)	(1,046)
Loss from equity method investment	(440,272)	—	—

LOSS BEFORE INCOME TAXES	(86,139,808)	(573,532,966)	(3,858,797)

Provision for income tax
Current	(290,000)	(12,963,341)	(87,218)
Deferred	15,912,026	(15,978,261)	(107,504)
Total provision for income tax	15,622,026	(28,941,602)	(194,722)
NET LOSS	(70,517,782)	(602,474,568)	(4,053,519)

LOSS PER SHARE
Basic	(5.26)	(43.62)	(0.29)

Diluted	(5.26)	(43.62)	(0.29)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING*
Basic	13,412,000	13,811,305	92,924

Diluted	13,412,000	13,811,305	92,924

*  Retrospectively restated for 100-for-1 forward split on October 26, 2021.

The accompanying notes are an integral part of these financial statements.

EARLYWORKS CO., LTD.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Ordinary shares*		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity	Total Shareholders’ Equity
	Share*	Amount
		JPY	JPY	JPY	JPY	USD
Balance, April 30, 2020	13,125,200	182,749,200	646,749,200	(595,338,074)	234,160,326	1,575,458
Issuance of ordinary shares for cash	383,400	51,759,000	51,759,000	—	103,518,000	696,481
Net loss	—	—	—	(70,517,782)	(70,517,782)	(474,452)
Share based compensation	—	—	56,000,000	—	56,000,000	376,775

Balance, April 30, 2021	13,508,600	234,508,200	754,508,200	(665,855,856)	323,160,544	2,174,262

Issuance of ordinary shares for cash	330,800	100,067,000	100,067,000	—	200,134,000	1,346,525
Net loss	—	—	—	(602,474,568)	(602,474,568)	(4,053,519)
Share based compensation	—	—	670,000,000	—	670,000,000	4,507,838

Balance, April 30, 2022	13,839,400	334,575,200	1,524,575,200	(1,268,330,424)	590,819,976	3,975,106

*  Retrospectively restated for 100-for-1 forward split on October 26, 2021.

The accompanying notes are an integral part of these financial statements.

EARLYWORKS CO., LTD.

STATEMENTS OF CASH FLOWS

	For the year ended April 30, 2021	For the year ended April 30, 2022	For the year ended April 30, 2022
	JPY	JPY	USD
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	(70,517,782)	(602,474,568)	(4,053,519)
Adjustments to reconcile net loss to net cash generated from operating activities:
Depreciation expense	67,932	309,508	2,082
Loan origination fee	244,393	244,233	1,643
Deferred tax expense	(15,912,026)	15,978,261	107,504
Loss from equity method investments	440,272	—	—
Share-based compensation expense	56,000,000	670,000,000	4,507,838
Changes in assets and liabilities:
Accounts receivable	54,368,059	(31,572,765)	(212,425)
Prepayments	(2,573,645)	(1,083,020)	(7,287)
Short-term deposits	—	(3,096,564)	(20,834)
Other current assets, net	1,368,080	(87,296)	(587)
Income taxes payable	664,195	28,148,718	189,388
Contract liabilities	108,544	(108,544)	(730)
Other payables and accrued liabilities	10,263,729	24,000,359	161,477
Lease obligations net cash	—	8,366	56

NET CASH PROVIDED BY OPERATING ACTIVITIES	34,521,751	100,266,688	674,606

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from liquidation of equity method investments	—	4,559,728	30,678
Purchases of property and equipment	(611,152)	(984,370)	(6,623)
Refund of security deposit	—	187,000	1,258

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(611,152)	3,762,358	25,313

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of ordinary shares for cash	103,518,000	200,134,000	1,346,525
Repayment of loans	(12,000,000)	(11,000,000)	(74,009)

NET CASH PROVIDED BY FINANCING ACTIVITIES	91,518,000	189,134,000	1,272,516

CHANGE IN CASH	125,428,599	293,163,046	1,972,435

CASH, AT BEGINNING OF PERIOD	238,826,456	364,255,055	2,450,751

CASH, AT PERIOD END	364,255,055	657,418,101	4,423,186

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	1,219,532	1,032,588	6,947
Income taxes	173,900	290,000	1,951

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Liabilities assumed in connection with purchase of property and equipment	163,408	—	—

*  Retrospectively restated for 100-for-1 forward split on October 26, 2021.

The accompanying notes are an integral part of these financial statements.

EARLYWORKS CO., LTD.

NOTES TO FINANCIAL STATEMENTS

Note 1 – Nature of business and organization

Earlyworks Co., Ltd. (the “Company”) is a stock company incorporated in Japan pursuant to the laws of Japan on May 1, 2018. The Company builds products, delivers services, and develops solutions based on its proprietary Grid Ledger System to leverage blockchain technology in various business settings, including advertisement tracking, online visitor management, and sales of non-fungible tokens. The Company primarily generates revenue from software and system development services, consulting and solution services.

Note 2 – Summary of significant accounting policies

Basis of presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for information pursuant to the rules and regulations of the SEC.

Use of estimates and assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet date and revenues and expenses during the reporting periods. Significant accounting estimates reflected in the Company’s financial statements include, but not limited to, estimates for useful lives and impairment of property and equipment, impairment of long-lived assets, allowance for doubtful accounts, revenue recognition, and deferred taxes. Changes in facts and circumstances may result in revised estimates. Actual results could differ from those estimates, and as such, differences may be material to the financial statements.

The COVID-19 pandemic has caused general business disruption worldwide beginning in January 2020. The Company has experienced, and may continue to experience, an adverse impact on certain parts of its business, including a lengthening in the sales cycle for some prospective clients and delays in the delivery of professional services and training to clients. As certain clients or partners experience downturns or uncertainty in their own business operations or revenue resulting from COVID-19, the Company may continue to decrease or delay the Company’s spending, request pricing discounts, or seek renegotiations of the Company’s contracts, any of which may result in decreased revenue and cash receipts for the Company in future periods. In addition, the Company may experience client losses, including due to bankruptcy or clients ceasing operations, which may result in an inability to collect accounts receivable from these clients. The full extent to which the COVID-19 pandemic, including any new virus strains or mutations, will directly or indirectly impact the Company’s business, results of operations, cash flows, and financial condition will depend on future developments that are highly uncertain and cannot be accurately predicted.

Given the uncertainty regarding the length, severity, and ability to combat the COVID-19 pandemic, the Company cannot reasonably estimate the impact on its future results of operations, cash flows, or financial condition. As of the date of issuance of the financial statements, the Company is not aware of any specific event or circumstance that would require it to update its estimates, its judgments, or the carrying value of its assets or liabilities. These estimates may change as new events occur and additional information is obtained and are recognized in the financial statements as soon as they become known. Actual results could differ from those estimates, and any such differences may be material to the Company’s financial statements.

Foreign currency translation and transaction

The Company uses Japanese yen (“JPY”) as its reporting currency. The functional currency of the Company which is incorporated in Japan is JPY, which is its respective local currency based on the criteria of ASC 830, “Foreign Currency Matters”.

Foreign currency transactions denominated in currencies other than the functional currency are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated into the functional currency using the applicable exchange rates at the balance sheet dates. Net gains and losses resulting from foreign exchange transactions are included in exchange gains/(losses) on the statements of income and comprehensive income.

Convenience Translation

Translations of balances in the balance sheets, statements of income, statements of changes in shareholders’ equity and statements of cash flows from JPY into USD as of April 30, 2022 are solely for the convenience of the readers and are calculated at the rate of USD1.00=JPY148.63, representing the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on October 31, 2022. No representation is made that the JPY amounts could have been, or could be, converted, realized or settled into USD at such rate, or at any other rate.

Cash

Cash includes currency on hand and deposits held by banks that can be added or withdrawn without limitation. The Company maintains all of its bank accounts in Japan. Cash balances in bank accounts in Japan are insured by the Deposit Insurance Corporation of Japan subject to certain limitations. The Company considers all highly liquid investment instruments with an original maturity of three months or less from the date of purchase to be cash equivalents. As of April 30, 2021 and 2022, the Company did not have any cash equivalents.

Accounts receivable, net

Accounts receivable include trade accounts due from clients. Accounts are considered overdue after 90 days. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate and provides allowance when necessary. The allowance is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable. As of April 30, 2021 and 2022, the Company made nil and nil allowance for doubtful accounts for accounts receivable, respectively.

Prepayments

Prepayments are mainly payments made to vendors or services providers for future services that have not been provided and prepaid rent. These amounts are refundable and bear no interest. Management reviews its prepayments on a regular basis to determine if the allowance is adequate and adjusts the allowance when necessary. As of April 30, 2021 and 2022, no allowance was deemed necessary.

Short-term deposits and long-term deposits

Short-term deposits and long-term deposits are mainly for rent, utilities and money deposited with certain service providers. These amounts are refundable and bear no interest. The short-term deposits usually have one year term and are refundable upon contract termination. The long-term deposits are refunded from service providers when term and conditions set forth in the agreements have been satisfied.

Other current assets, net

Other current assets, net, primarily consists of other receivables from third parties. These other receivables are unsecured and are reviewed periodically to determine whether their carrying value has become impaired.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful lives are as follows:

Leasehold improvements	lesser of lease term or expected useful life
Office furniture and fixtures	2 – 4 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statements of operations and comprehensive loss. Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized.

Long-term investments

In accordance with ASC 323 Investment – Equity Method and Joint Ventures, the Company accounts for an equity investment over which it has significant influence but does not own a majority of the equity interest or otherwise controls and the investments are either common stock or in substance common stock using the equity method. The Company’s share of the investee’s profit and loss is recognized in the earnings of the period.

The Company holds investments in privately held companies in the form of equity securities without readily determinable fair values and in which the Company does not have a controlling interest or significant influence. In accordance with ASC 321 Investment – Equity Securities, investments in equity securities without readily determinable fair values are initially recorded at cost and are subsequently adjusted to fair value for impairments and price changes from observable transactions in the same or a similar security from the same issuer.

Pursuant to ASC 321, for equity investments measured at fair value with changes in fair value recorded in earnings, the Company does not assess whether those securities are impaired. For equity investments without readily determinable fair value for which the Company has elected to use the measurement alternative, at each reporting period, the Company makes a qualitative assessment of whether the investment is impaired at each reporting date, applying significant judgement in considering various factors and events including a) adverse performance of investees, credit rating, asset quality, or business prospects of the investee; b) adverse industry developments affecting investees; and c) adverse regulatory, social, economic or other developments affecting investees. If a qualitative assessment indicates that the investment is impaired, the Company estimates the investment’s fair value in accordance with the principles of ASC 820. If the fair value is less than the investment’s carrying value, the Company recognizes an impairment loss in earnings equal to the difference between the carrying value and fair value.

Impairment for long-lived assets

Long-lived assets, including property and equipment and intangible assets with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. We assess the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, we would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. For the years ended April 30, 2021 and 2022, no impairment of long-lived assets was recognized.

Fair value of financial instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

•	Level 1 – inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•

Level 2 – inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

•	Level 3 – inputs to the valuation methodology are unobservable.

Unless otherwise disclosed, the fair value of the Company’s financial instruments, including cash, accounts receivable, advance to vendors and other current assets, current portion of long-term borrowings, accounts payable, taxes payable, accrued liabilities and other payables and contract liabilities, approximate the fair value of the respective assets and liabilities as of April 30, 2021 and 2022 based upon the short-term nature of the assets and liabilities.

Revenue recognition

The Company adopted Accounting Standards Codification 606, Revenue from Contracts with Customers (“ASC 606”), on May 1, 2020 using the modified retrospective approach. Results for reporting periods beginning after May 1, 2020 are presented under ASC Topic 606 while prior period amounts are not adjusted and continue to be presented under the Company’s historic accounting under ASC Topic 605. The Company’s accounting for revenue remains substantially unchanged. There were no cumulative effect adjustments for service contracts in place prior to May 1, 2020. The effect from the adoption of ASC Topic 606 was not material to the Company’s financial statements.

The Company recognizes revenue as it satisfies a performance obligation when its client obtains control of promised services, in an amount that reflects the consideration that the entity expects to receive in exchange for those services. To determine revenue recognition for arrangements that an entity determines are within the scope of ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”), the entity performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price, including variable consideration, if any; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration to which it is entitled in exchange for the services it transfers to the client.

The Company applied practical expedient when sales taxes were collected from clients, meaning sales tax is recorded net of revenue, instead of cost of revenue, which are subsequently remitted to governmental authorities and are excluded from the transaction price. The Company does not offer rights of refund of previously paid or delivered amounts, rebates, rights of return or price protection. In all instances, the Company limits the amount of revenue recognized to the amounts for which it has the right to bill its’ clients.

The Company is a principal and records revenue on a gross basis when the Company is primarily responsible for fulfilling the service, has discretion in establishing pricing and controls the promised service before transferring that service to clients.

The Company derives its revenues from two sources: (1) revenue from software and system development services and (2) revenue from consulting and solution services. All of the Company’s contracts with clients do not contain cancellable and refund-type provisions.

(1)	Software and system development services

The contract is typically fixed priced and does not provide any post contract client support or upgrades. The Company designs software and system based on clients’ specific needs which require the Company to perform services including design, development, and integration. These services also require significant customization. Upon delivery of the services, client acceptance is generally required. The Company assesses that software and system development services is considered as one performance obligation as the clients do not obtain benefit for each separate service. The duration of the development period is short, usually less than one year.

The Company’s software and system development service revenue is generated primarily from contracts with medium and large-sized enterprises. The contracts contain negotiated billing terms which generally include multiple payment phases throughout the contract term and a portion of contract amount usually is billed upon the completion of the related projects. Pursuant to the contract terms, the Company has enforceable right on payments for the work performed.

The Company’s revenue from software and system development contracts is generally recognized over time as the Company’s performance creates or enhances the project controlled by the clients and the control is transferred continuously to the Company’s clients. The Company uses an input method based on cost incurred as the Company believes that this method most accurately reflects the Company’s progress toward satisfaction of the performance obligation, which usually takes less than one year. Under this method, the Company could appropriately measure the fulfillment of a performance obligation. Assumptions, risks and uncertainties inherent in the estimates used to measure progress could affect the amount of revenues, receivables and deferred revenues at each reporting period.

Incurred costs include all direct material, labor and subcontract costs, and those indirect costs related to application development performance, such as indirect labor, supplies, and tools. Cost-based input method requires the Company to make estimates of revenues and costs to complete the service. In making such estimates, significant judgment is required to evaluate assumptions related to the costs to complete the application development, including materials, labor, and other system costs. The Company’s estimates are based upon the professional knowledge and experience of the Company’s engineers and project managers to assess the contract’s schedule, performance, and technical matters. The Company has adequate cost history and estimating experience, and with respect to which management believes it can reasonably estimate total development costs. If the estimated costs are greater than the related revenues, the Company recognizes the entire estimated loss in the period the loss becomes known and can be reasonably estimated. Changes in estimates for software development services include but are not limited to cost forecast changes and change orders. The cumulative effect of changes in estimates is recorded in the period in which the revisions to estimates are identified and the amounts can be reasonably estimated. To date, the Company has not incurred a material loss on any contracts. However, as a policy, provisions for estimated losses on such engagements will be made during the period in which a loss becomes probable and can be reasonably estimated. If contract modifications result in additional goods or services that are distinct from those transferred before the modification, they are accounted for prospectively as if the Company entered into a new contract. If the goods or services in the modification are not distinct from those in the original contract, sales and gross profit are adjusted using the cumulative catch-up method for revisions in estimated total contract costs and contract values.

(2)	Consulting and solution services

Revenue from consulting and solution services is primarily comprised of fixed-fee contracts, which require the Company to provide professional consulting and solution services over contract terms beginning on the commencement date of each contract, which is the date its service is made available to clients. Billings to the clients are generally on a monthly or quarterly basis over the contract term, which is typically 1 to 12 months. The consulting and solution services contracts typically include a single performance obligation. The revenue from consulting and solution services is recognized over the contract term as clients receive and consume benefits of such services as provided.

Revenue includes reimbursements of travel and out-of-pocket expense, with equivalent amounts of expense recorded in cost of revenue.

Practical Expedient and Exemptions

The Company does not disclose the value of unsatisfied performance obligations within one year by applying the right to invoice practical expedient provided by ASC 606-10-55-18.

Contract liabilities

Contract liabilities are recorded when consideration is received from a customer prior to transferring the services to the customer or other conditions under the terms of a sales contract. As of April 30, 2021 and 2022, the Company recorded contract liabilities of nil and JPY108,544, respectively, which was presented as contract liabilities on the accompanying balance sheets.

Operating leases

The Company adopted ASC Topic 842, Lease (“ASC 842”) on May 1, 2021, using the modified retrospective method. The Company determines if an arrangement is a lease at inception. Leases are classified as operating or finance leases in accordance with the recognition criteria in ASC 842-20-25. The Company’s leases do not contain any material residual value guarantees or material restrictive covenants.

The Company has elected the package of practical expedients, which allows the Company not to reassess (1) whether any expired or existing contracts as of the adoption date are or contain a lease, (2) lease classification for any expired or existing leases as of the adoption date and (3) initial direct costs for any expired or existing leases as of the adoption date. Lastly, the Company elected the short-term lease exemption for all contracts with lease term of 12 months or less.

At the commencement date of a lease, the Company determines the classification of the lease based on the relevant factors present and records a right-of-use (“ROU”) asset and lease liability for operating lease. ROU assets acquired through lease represent the right to use an underlying asset for the lease term, and operating lease liabilities represent the obligation to make lease payments arising from the lease. ROU assets and lease liabilities are calculated as the present value of the lease payments not yet paid. If the rate implicit in the Company’s leases is not readily available, the Company uses an incremental borrowing rate based on the information available at the lease commencement date in determining the present value of lease payments. This incremental borrowing rate reflects the fixed rate at which the Company could borrow on a collateralized basis the amount of the lease payments in the same currency, for a similar term, in a similar economic environment. ROU assets include any lease prepayments and are reduced by lease incentives. Operating lease expense for lease payments is recognized on a straight-line basis over the lease term. Lease terms are based on the non-cancellable term of the lease.

Leases with an initial lease term of 12 months or less are not recorded on the balance sheets. Lease expense for these leases is recognized on a straight-line basis over the lease term.

Cost of revenues

Cost of revenues mainly consist of salaries and benefits of our staff and outsourced staff, and related expenses including telecommunication cost and rental costs.

Selling and marketing expenses

Selling and marketing expenses mainly consist of payroll, promotion expenses, and related expenses for personnel engaged in selling and marketing activities.

Advertising expenses

Advertising costs are expensed as incurred and included in selling, general, and administrative expenses in the statements of income and comprehensive income. Advertising expenses amounted to JPY3,132,390 and JPY230,000 (US$1,547) for the years ended April 30, 2021 and 2022, respectively.

Research and development expenses

Research and development costs are expensed as incurred. These costs primarily consist of payroll, outsourced development cost, and related expenses for personnel engaged in research and development activities.

Income taxes

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No significant penalties or interest relating to income taxes were incurred during the years ended April 30, 2021 and 2022. The Company does not believe there was any uncertain tax provision as of April 30, 2021 and 2022.

Comprehensive income (loss)

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) refers to revenues, expenses, gains and losses that under GAAP are recorded as an element of shareholders’ equity but are excluded from net loss. Other comprehensive income (loss) consists of a foreign currency translation adjustment resulting from the Company not using the United States dollar as its functional currencies.

Government subsidies

Government subsidies which are amounts granted by local government authorities in response to the outbreak of COVID-19, to provide financial support and an incentive for companies in regard to improve of work-life balance. The Company receives government subsidies related to government sponsored projects and records such government subsidies as a liability when it is received. The Company records government subsidies as other income when there is no further performance obligation. Total government subsidies amounted to nil and $44,983 for the years ended April 30, 2021 and 2022, respectively.

Earnings (Loss) per share

Basic earnings (loss) per share is computed by dividing net income attributable to the holders of ordinary shares by the weighted average number of ordinary shares outstanding during the period presented. Diluted income per share is calculated by dividing net income attributable to the holders of ordinary shares as adjusted for the effect of dilutive ordinary share equivalents, if any, by the weighted average number of ordinary shares and dilutive ordinary share equivalents outstanding during the period. However, ordinary share equivalents are not included in the denominator of the diluted earnings per share calculation when inclusion of such shares would be anti-dilutive, such as in a period in which a net loss is recorded.

Share-based compensation

The Company applies ASC 718, Compensation – Stock Compensation (“ASC 718”), to account for its employee share-based payments. In accordance with ASC 718, the Company determines whether an award should be classified and accounted for as a liability award or equity award. All the Company’s share-based awards to employees were classified as equity awards and are recognized in the financial statements based on their grant date fair values. In accordance with ASC 718, the Company recognizes share-based compensation cost for equity awards to employees with a performance condition based on the probable outcome of that performance condition. Compensation cost is recognized using the accelerated method if it is probable that the performance condition will be achieved. The Company accounts for forfeitures as they occur in accordance with ASU No. 2016-09, Compensation-Stock Compensation (Topic 718): Improvement to Employee Share-based Payment Accounting.

Segment reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major clients in financial statements for detailing the Company’s business segments. Based on the criteria established by ASC 280, the Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer, who reviews results when making decisions about allocating resources and assessing performance of the Company. As a whole and hence, the Company has only one reportable segment. The Company does not distinguish between markets or segments for the purpose of internal reporting. As the Company’s long-lived assets are substantially located in Japan, no geographical segments are presented.

Related party transactions

A related party is generally defined as (i) any person and or their immediate family hold 10% or more of the company’s securities (ii) the Company’s management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. Related parties may be individuals or corporate entities.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated. It is not, however, practical to determine the fair value of amounts due from/to related parties due to their related party nature.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical performance and the specific facts and circumstances of each matter.

Risks and uncertainties

Political and economic risk

All of the Company’s assets were located in Japan and all of the Company’s revenue was generated in Japan. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in Japan, as well as by the general state of Japan economy. The Company’s results may be adversely affected by changes in the political, regulatory, and social conditions in Japan. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations, including its organization and structure disclosed in Note 1, such experience may not be indicative of future results.

Credit risk

As of April 30, 2021 and 2022, JPY364,255,055 and JPY657,418,101 (US$4,423,186) of the Company’s cash was on deposit at financial institutions in Japan, respectively, which were insured by the Deposit Insurance Corporation of Japan subject to certain limitations. The Company has not experienced any losses in such accounts.

Accounts receivables are typically unsecured and derived from revenue earned from customers, thereby exposed to credit risks. The risk is mitigated by the Company’s assessment of its customers’ creditworthiness and its ongoing monitoring of outstanding balances.

Concentration of credit risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents and account receivable. The Company places its cash with financial institutions with high-credit ratings and quality.

Accounts receivable primarily comprise of amounts receivable from the service clients. To reduce credit risk, the Company performs on-going credit evaluations of the financial condition of these service clients. The Company establishes a provision for doubtful accounts based upon estimates, factors surrounding the credit risk of specific service clients and other information.

Concentration of demand

As of April 30, 2021, one client accounted for 94.6% of the Company’s total accounts receivable. As of April 30, 2022, one major client accounted for 91.3% of the Company’s total accounts receivable.

For the year ended April 30, 2021, two major clients accounted for 46.3% and 42.1% of the Company’s total revenues, respectively. For the year ended April 30, 2022, two major clients accounted for 47.4% and 25.9% of the Company’s total revenues, respectively.

Concentration of supply

As of April 30, 2021 and 2022, no single vendor accounted for more than 10% of the Company’s total account payable.

For the year ended April 30, 2021, one vendor accounted for 86.2% of the Company’s total purchases. For the year ended April 30, 2022, three vendors accounted for 29.3%, 25.6% and 14.9% of the Company’s total purchases, respectively.

Recent accounting pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), the Company meets the definition of an emerging growth company, or EGC, and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

In June 2016, the FASB amended guidance related to the impairment of financial instruments as part of ASU2016-13 Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which will be effective January 1, 2020. The guidance replaces the incurred loss impairment methodology with an expected credit loss model for which a company recognizes an allowance based on the estimate of expected credit loss. In November 2018, the FASB issued ASU No. 2018-19, Codification Improvements to Topic 326, Financial Instruments – Credit Losses, which clarified that receivables from operating leases are not within the scope of Topic 326 and instead, impairment of receivables arising from operating leases should be accounted for in accordance with Topic 842. On May 15, 2019, the FASB issued ASU 2019-05, which provides transition relief for entities adopting the Board’s credit losses standard, ASU 2016-13. Specifically, ASU 2019-05 amends ASU 2016-13 to allow companies to irrevocably elect, upon adoption of ASU 2016-13, the fair value option for financial instruments that (1) were previously recorded at amortized cost and (2) are within the scope of the credit losses guidance in ASC 326-20, (3) are eligible for the fair value option under ASC 825-10, and (4) are not held-to-maturity debt securities. For entities that have adopted ASU 2016-13, the amendments in ASU 2019-05 are effective for fiscal years beginning after December 15, 2019, including interim periods therein. An entity may early adopt the ASU in any interim period after its issuance if the entity has adopted ASU 2016-13. For all other entities, the effective date will be the same as the effective date of ASU 2016-13. In November 2019, the FASB issued ASU 2019-11, “Codification Improvements to Topic 326, Financial Instruments – Credit Losses.” ASU 2019-11 is an accounting pronouncement that amends ASU 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” The ASU 2019-11 amendment provides clarity and improves the codification to ASU 2016-03. The pronouncement would be effective concurrently with the adoption of ASU 2016-03. The pronouncement is effective for fiscal years beginning after December 15, 2019 and interim periods within those fiscal years. In February 2020, the FASB issued ASU No. 2020-02, which provides clarifying guidance and minor updates to ASU No. 2016-13 – Financial Instruments – Credit Loss (Topic 326) (“ASU 2016-13”) and related to ASU No. 2016-02 – Leases (Topic 842). ASU 2020-02 amends the effective date of ASU 2016-13, such that ASU 2016-13 and its amendments will be effective for the Company for interim and annual periods in fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact this ASU will have on its financial statements and related disclosures.

On December 18, 2019, the FASB issued ASU No. 2019-12, Income taxes (Topic 740), Simplifying the Accounting for Income Taxes. This guidance amends ASC Topic 740 and addresses several aspects including 1) evaluation of step-up tax basis of goodwill when there is not a business combination, 2) policy election to not allocate taxes on a separate entity basis to entities not subject to income tax, 3) accounting for tax law changes or rates during interim periods, 4) ownership changes from equity method investment to subsidiary or vice versa, 5) elimination of exception to intrapetrous allocation when there is gain in discontinued operations and a loss from continuing operations, and 6) treatment of franchise taxes that are partially based on income. The amendments in this Update are effective for the Company for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The Company is evaluating the impact of this guidance on its financial statements and related disclosures.

In October 2020, the FASB issued ASU 2020-08, “Codification Improvements to Subtopic 310-20, Receivables – Nonrefundable Fees and Other Costs”. The amendments in this Update represent changes to clarify the Codification. The amendments make the Codification easier to understand and easier to apply by eliminating inconsistencies and providing clarifications. ASU 2020-08 is effective for the Company for fiscal years beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022. All entities should apply the amendments in this Update on a prospective basis as of the beginning of the period of adoption for existing or newly purchased callable debt securities. These amendments do not change the effective dates for Update 2017-08. The Company is currently evaluating the impact of this new standard on the Company’s financial statements and related disclosures.

In October 2020, the FASB issued ASU 2020-10, “Codification Improvements”. The amendments in this Update represent changes to clarify the Codification or correct unintended application of guidance that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. The amendments in this Update affect a wide variety of Topics in the Codification and apply to all reporting entities within the scope of the affected accounting guidance. ASU 2020-10 is effective for the Company for fiscal years beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022. The amendments in this Update should be applied retrospectively. The Company does not expect the adoption of this standard to have a material impact on its financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s balance sheets, statements of income and statements of cash flows.

Note 3 – Revenues

The following table presents the Company’s revenues disaggregated by service lines for the years ended April 30, 2021 and 2022:

	For the year ended April 30, 2021	For the year ended April 30, 2022
	JPY	JPY	USD
Software and system development services	95,270,416	234,732,715	1,579,309
Consulting and solution services	120,941,032	228,986,136	1,540,645

Total revenues	216,211,448	463,718,851	3,119,954

Note 4 – Accounts receivable, net

Accounts receivable, net consist of the following:

	April 30, 2021	April 30, 2022
	JPY	JPY	USD
Accounts receivable	40,686,942	72,259,707	486,172
Less: Allowance for doubtful accounts	—	—	—

Accounts receivable, net	40,686,942	72,259,707	486,172

Note 5 – Property and equipment, net

Property and equipment, net consist of the following:

	April 30, 2021	April 30, 2022
	JPY	JPY	USD
At cost:
Office equipment	611,155	1,595,525	10,735

Total	611,155	1,595,525	10,735
Accumulated depreciation	(67,932)	(377,440)	(2,540)

Property and equipment, net	543,223	1,218,085	8,195

Depreciation expense for the years ended April 30, 2021 and 2022 amounted to JPY67,932 and JPY309,508 (USD2,082), respectively.

Note 6 – Long term investment

Amounts
JPY
Balance as of April 30, 2020	5,000,000
Loss attributable to nonconsolidated entity	(440,272)

Balance as of April 30, 2021	4,559,728
Loss attributable to nonconsolidated entity	—
Liquidation	(4,559,728)

Balance as of April 30, 2022	—

On May 20, 2019, the Company and MBK Co., Ltd. (“MBK”) formed a joint venture to develop applications of block-chain technology. Each agrees to contribute JPY5,000,000 of capital to the formation of the joint venture, Joint venture Blocked Connected Co., Ltd. (“JVBC”), for 100 shares of stock, or 50% of the voting rights. JVBC issues no preferred stock. Each company determines account for the investment using the equity method of accounting, contribute in cash, and there are not any basis differences at initial investment. Additionally, JVBC has no OCI (other comprehensive income) activities, therefore no OCI adjustments will be recorded.

On July 19, 2021, the Company and MBK mutually decide to dissolve the joint venture. The remaining capital is distributed to the Company and MBK based on the proportionate share of JVBC.

At the end of dissolution date the equity of JVBC is as follows:

Balance sheet data	Amounts
JPY
Cash and cash equivalent	9,119,456

Total current asset	9,119,456
Paid-in-capital	10,000,000
Retained earnings	(880,544)

Total shareholder’s equity	9,119,456

Note 7 – Other payables and accrued expenses

The components of other payables and accrued expenses are as follows:

	April 30, 2021	April 30, 2022
	JPY	JPY	USD
Salary and benefit payables	17,630,429	26,325,325	177,120
Outsourced development costs	2,490,400	10,469,841	70,442
Communication costs	1,878,371	5,488,150	36,925
Professional service fee	3,154,265	7,617,610	51,252
Withholding tax	2,912,852	1,284,717	8,644
Resident tax for employees	630,800	545,100	3,667
Others	127,735	1,094,468	7,364

	28,824,852	52,825,211	355,414

Others mainly consist of other payables related to operating activities including recruitment fee and handling fee.

Note 8 – Loans

Outstanding balances of loans consist of the following:

As of April 30, 2021	Balance	Maturity Date	Effective Interest Rate	Collateral/ Guarantee
	JPY
Kiraboshi Bank	25,089,000	Nov. 12, 2024	1.6%	Guaranteed by Mr. Satoshi Kobayashi and Tokyo guarantee
Kiraboshi Bank	44,579,000	Mar. 31, 2030	1.6%	Guaranteed by Mr. Satoshi Kobayashi

Total loans	69,668,000
Less: Loan origination fee	(808,500)
Current portion of long-term loan	(10,769,000)

Long-term loan – due over one year	58,090,500

As of April 30, 2022	Balance	Balance	Maturity Date	Effective Interest Rate	Collateral/ Guarantee
	JPY	USD
Kiraboshi Bank	18,676,000	125,654	Nov. 12, 2024	1.6%	Guaranteed by Mr. Satoshi Kobayashi and Tokyo guarantee
Kiraboshi Bank	39,992,000	269,071	Mar. 31, 2030	1.6%	Guaranteed by Mr. Satoshi Kobayashi

Total loans	58,668,000	394,725
Less: Loan origination fee	(577,500)	(3,886)
Current portion of long – term loan	(11,769,000)	(79,183)
Long-term loan – due over one year	46,321,500	311,656

Interest expense for the year ended April 30, 2021 and 2022 amounted to JPY1,232,925 and JPY1,045,821 (USD7,036). As of April 30, 2022, the Company’s future loan obligations according to the terms of the loan agreement are as follows:

	JPY	USD
2022	12,000,000	80,737
2023	13,000,000	87,466
2024	9,105,000	61,260
2025	5,004,000	33,667
2026	5,004,000	33,667
Thereafter	14,555,000	97,928

Total	58,668,000	394,725

Note 9 – Income taxes

(a) Corporate Income Taxes

The Company is in Japan and is subject to Japanese national and local income taxes, inhabitant tax, and enterprise tax, which, in the aggregate, represent a statutory income tax rate of approximately 30.6% for the years ended April 30, 2021 and 2022.

Reconciliation of the differences between statutory income tax rate and the effective tax rate

The following table reconciles the Japan statutory rate to the Company’s effective tax rates for the years ended April 30, 2021 and 2022:

	April 30, 2021	April 30, 2022
Japanese statutory income tax rate	30.6%	30.6%
Non-deductible expenses	(3.3)%	(1.5)%
Non-taxable income	11.6%	0.4%
Valuation allowance	(6.0)%	—%
Share based compensation	(19.9)%	(35.8)%
Others	5.1%	1.2%

	18.1%	(5.1)%

Significant components of the provision for income taxes are as follows:

	For the year ended April 30, 2021	For the year ended April 30, 2022
	JPY	JPY	USD
Current income tax expense	290,000	12,963,341	87,218
Deferred tax (benefit) expense	(15,912,026)	15,978,261	107,504

	(15,622,026)	28,941,602	194,722

For the purpose of presentation in the balance sheets, deferred income tax assets and liabilities have been offset, and included in other assets on the accompanying balance sheets. Significant component of deferred tax assets and liabilities are as follows:

	April 30, 2021	April 30, 2022
	JPY	JPY	USD
Net operating loss carry forward	21,103,385	4,872,262	32,781
Valuation allowance	(5,146,097)	(4,872,262)	(32,781)

Deferred tax assets	15,957,288	—	—

Temporary difference in depreciation	(45,262)	(66,235)	(446)
Deferred tax liabilities	(45,262)	(66,235)	(446)

Total	15,912,026	(66,235)	(446)

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the cumulative earnings and projected future taxable income in making this assessment. Recovery of substantially all of the Company’s deferred tax assets is dependent upon the generation of future income, exclusive of reversing taxable temporary differences.

(b) Consumption tax

Consumption tax collected and remitted to tax authorities is excluded from revenue, cost of sales, and expenses in the statements of income and comprehensive income. Before October 1, 2019, the applicable consumption tax rate was 8%, and since October 1, 2019, the Company has been subject to the applicable consumption tax rate of 10%, with an 8% rate applicable to a limited number of exceptions based on the new Japanese tax law. For overseas sales, the Company is exempted from paying consumption tax. The Company can deduct all its qualified input consumption tax paid when purchasing from suppliers, against the output consumption tax derived from domestic sales. The Company is eligible for consumption tax refund from the tax authorities for excess input consumption tax, which is recorded as consumption tax receivable in the prepaid expenses and other current assets on the balance sheets.

Note 10 – Operating leases – right-of-use assets

The Company entered into operating lease agreements for office spaces and employee dormitories. None of the amounts disclosed below for these leases contain variable payments, residual value guarantees or options that were recognized as part of the right-of-use assets and lease liabilities. As the Company’s leases did not provide an implicit discount rate, the Company used an incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments.

As of April 30, 2022, the Company recognized operating lease liabilities, including current and noncurrent, in the amount of JPY11,695,406 (US$78,688) and the corresponding operating lease right-of-use assets of JPY11,641,238 (US$78,324).

Rent expense for the year ended April 30, 2021 and 2022 was JPY10,779,000 and JPY9,567,000 (US$64,368), respectively.

Lease commitments

The Company’s maturity analysis of operating lease liabilities as of April 30, 2022 is as follows:

	Operating Leases
	JPY	USD
2022	8,355,000	56,213
2023	3,481,250	23,422

Total lease payment	11,836,250	79,635
Less imputed interest	(140,844)	(948)

Present value of operating lease liabilities	11,695,406	78,687
Less: current obligation	(8,228,038)	(55,359)

Long-term obligation at April 30, 2022	3,467,368	23,328

Supplemental disclosure related to operating leases were as follows:

	For the year ended April 30, 2022
	JPY	USD
Cash paid for amounts included in the measurement of lease liabilities
Operating cash flows for operating leases	9,567,000	64,368
Weighted average remaining lease term of operating leases	1.42 years
Weighted average discount rate of operating leases	1.6%

Note 11 – Shareholder’s equity

Ordinary shares

The Company is a stock company incorporated in Japan pursuant to the laws of Japan on May 1, 2018.

Issued Date	Ordinary shares		Amount
	Issued	Accumulated	JPY
May 1, 2018	5,000,000	1,000	10,000,000
July 3, 2018	5,000,000	2,000	10,000,000
May 13, 2019	600,000	2,120	30,000,000
July 3, 2019	200,000	2,160	10,000,000
July 16, 2019*	—	108,000	—
August 9, 2019	800,000	116,000	40,000,000
September 24, 2019	400,000	120,000	20,000,000
December 27, 2019	400,000	124,000	50,000,000
April 30, 2020	725,200	131,252	175,498,400
July 31, 2020	383,400	135,086	103,518,000
May 31, 2021	330,800	138,394	200,134,000
October 26, 2021**	—	13,839,400	—

*

On July 1, 2019, shareholders of the Company approved an increase in the number of the Company’s authorized Ordinary Shares from 2,160 to 108,000 and the Company’s board of directors approved a forward split of the Company’s outstanding Ordinary Shares at a ratio of 50-for-1 share, which became effective on July 16, 2019.

**

On October 25, 2021, shareholders of the Company approved an increase in the number of the Company’s authorized Ordinary Shares from 138,394 to 13,839,400 and the Company’s board of directors approved a forward split of the Company’s outstanding Ordinary Shares at a ratio of 100-for-1 share, which became effective on October 26, 2021.

The Company retrospectively restated for effect of Retrospectively restated for effect of a 100-for-1 forward split on October 26, 2021. As of April 30, 2021 and 2022, the number of outstanding shares is 13,508,600 and 13,839,400, respectively.

Note 12. Share based compensation

Share option plan (the “2019 Plan”)

On February 5, 2019, the shareholders and Board of Directors of the Company approved the 2019 Plan, which is administered by the Board of Directors and has a term of 10 years from the date of adoption. Under the 2019 Plan, the Company has set aside options that are exercisable into 1,095,000 ordinary shares (retrospectively restated the share split of 50-for-1 and 100-for-1 on July 16, 2019 and October 25, 2021) of the Company to eligible employees, officers, directors or any other individual as deemed appropriate by the board of directors. The purpose of the 2019 Plan is to attract and retain exceptionally talented and qualified individuals, and to motivate them to exercise their best efforts on behalf of the Company through valuable incentives and awards.

The options granted under the 2019 Plan have a contractual term of 10 years. The share options shall vest on the day before the listing date. The grantees can exercise vested options after the commencement date of exercise and before the earlier of: 1) its contractual term (i.e. 10 years after its grant date); or 2) upon the grantee terminates their employment if the vested option has not been exercised. The commencement date of exercise is upon the completion of the Company’s IPO.

The fair value of each option award is estimated on the grant date using the Black-Scholes option-pricing model with the following assumptions used for the options granted during the year ended April 30, 2021: risk-free interest rate of 0.00%, dividend yield of 0.00%; estimated volatility of 5.50%, and expected lives of options of 10 years. The following assumptions were used for options granted during the year ended April 30, 2022: risk-free interest rate of 0.17%, dividend yield of 0.00%; estimated volatility of 5.90%, and expected lives of options of 10 years. Expected volatilities are based on historical volatilities of the Company’s common stock and similar peer group averages.

A summary of the employee equity award activity under the 2019 Plan is stated below:

	Number of options*	Weighted- average exercise price	Weighted- average grant-date fair value	Weighted- average remaining contractual term	Aggregate intrinsic Value
		JPY	JPY	Years	JPY
Outstanding, April 30, 2020	1,050,000	2.00	2.00	8.8	240.0
Granted	—	—	—	—	—
Forfeited	—	—	—	—	—

Outstanding, April 30, 2021	1,050,000	2.00	2.00	7.8	268.0

Vested at April 30, 2021	1,050,000	2.00			268.0

Exercisable at April 30, 2021	—

	Number of options*	Weighted- average exercise price	Weighted- average grant-date fair value	Weighted- average remaining contractual term	Aggregate intrinsic Value
		USD	USD	Years	US$
Outstanding, April 30, 2021	1,050,000	0.01	0.01	7.8	1.8
Granted	—	—	—	—	—
Forfeited	(15,000)	0.01	0.01	—	—

Outstanding, April 30, 2022	1,035,000	0.01	0.01	6.8	4.1

Vested at April 30, 2022	1,035,000	0.01			4.1

Exercisable at April 30, 2022	—

	Number of options*	Weighted- average exercise price	Weighted- average grant-date fair value	Weighted- average remaining contractual term	Aggregate intrinsic Value
		JPY	JPY	Years	JPY
Outstanding, April 30, 2021	1,050,000	2.00	2.00	7.8	268.0
Granted	—	—	—	—	—
Forfeited	(15,000)	2.00	2.00	—	—

Outstanding, April 30, 2022	1,035,000	2.00	2.00	6.8	603.0

Vested at April 30, 2022	1,035,000	2.00			603.0

Exercisable at April 30, 2022	—

*	Retrospectively restated for the effect of share a 50-for-1 and a 100-for-1 forward split on July 16, 2019 and October 25, 2021, respectively.

The aggregate intrinsic value in the table above represents the difference between the fair value of the Company’s ordinary share as of fiscal year end and the option’s respective exercise price.

The total weighted average grant-date fair value of the equity awards granted during the year ended April 30, 2021 and 2022 was JPY2 and JPY2 (US$0.01) per option, respectively. No awards were vested during the year ended April 30, 2021 and 2022.

As of April 30, 2022, there was JPY2,070,000 (US$13,927) of unrecognized share-based compensation expense, related to unvested awards. Total unrecognized compensation cost may be adjusted for actual forfeitures occurring in the future.

Trust-Type Share Option Plan (the “2019 Trust-Type Plan”)

On July 1, 2019, the shareholders and Board of Directors of the Company approved the 2019 Trust-Type Share Option Plan (the “2019 Trust-Type Plan”); 2019 Trust-Type Plan is administered by the Board of Directors, and has a term of 10 years from the date of adoption. Under the “2019 Trust-type Plan”, the Company deposited into the trust a set of options that are exercisable into a total of 2,000,000 ordinary shares (retrospectively restated for the share split of 50-for-1 and 100-for-1 on July 16, 2019 and October 25, 2021, respectively) of the Company. The board of directors and the trustee of the 2019 Trust-Type Plan, in their discretion, may designate and distribute these options to individuals, including but not limited to employees, officers, and directors. The purpose of the “2019 Trust-type Plan” is to attract and retain exceptionally qualified and talented individuals and to motivate them to exercise their best efforts on behalf of the Group through valuable incentives and awards.

The trust-type share option (trust for market value-issue stock acquisition rights) is a scheme of where the option holder is granted the right to acquire the Company’s stock in the open market at pre-determined price, which can be lower than the fair market value; therefore, generating immediate benefit to the holder to option. The trust type plan was initiated and created by the trustor (Mr. Kobayashi, the Company’s Chief Executive Officer) when he deposited funds into the trust with the intention to reward the beneficiaries of the plan. The trustee is entrusted with the responsibility to grant to beneficiaries (officers and employees, etc.) the options.

The fair value of each option award is estimated on the grant date using the Black-Scholes option-pricing model with the following assumptions used for the options granted during the year ended April 30, 2021: risk-free interest rate of 0.00%, dividend yield of 0.00%; estimated volatility of 5.50%, and expected lives of options of 10 years. The following assumptions were used for options granted during the year ended April 30, 2022: risk-free interest rate of 0.17%, dividend yield of 0.00%; estimated volatility of 5.90%, and expected lives of options of 10 years. Expected volatilities are based on historical volatilities of the Company’s common stock and similar peer group averages.

The Company has recognized an expense of JPY56,000,000 and a capital reserve of JPY56,000,000 for the fiscal year ending April 2021, and an expense of JPY670,000,000 (US$4,507,838) and a capital reserve of JPY670,000,000 (US$4,507,838) for the fiscal year ending April 2022.

Note 13 – Subsequent events

On August 16, 2022, the Company performed a recapitalization transaction by transferring registered share capital to additional paid-in capital and accumulated deficit whereby registered share capital was decreased by JPY234,575,200 (US$1,578,249), from JPY334,575,200 (US$2,251,061) to JPY100,000,000 (US$672,812), and additional paid-in capital was increased by JPY177,544,899 (US$1,194,543) from JPY1,524,575,200 (US$10,257,520) to JPY1,702,120,099 (US$11,452,062), and accumulated deficit was decreased by JPY57,030,301 (US$383,707), from JPY1,268,330,424 (US$8,533,475) to JPY1,211,300,123 (US$8,149,769). This corporate action was undertaken for the purposes of maximizing shareholder value, offsetting accumulated losses, streamlining the Company’s capital structure, and generating tax savings in accordance with Japanese tax regulations. The recapitalization had no effect on its ownership rights or the Company’s net asset position. Additionally, the recapitalization had no effect on the total number of shares outstanding. As of the date this report, the total number of shares outstanding was 13,839,400.

On August 31, 2022, the Company entered into a revolving line of credit in the form of an overdraft agreement with Resona Bank Ltd to obtain maximum a loan of JPY100,000,000 (US$672,812) for a term of one year and at a fixed annual interest rate of 1.475%. The bank loan is unsecured, but is guaranteed by Kobayashi, the Company’s Chief Executive Officer and Director.

The Company has assessed all events from April 30, 2022 up through November 22, 2022, which is the date that these financial statements are available to be issued, unless as disclosed above, there are not any material subsequent events that require disclosure in these financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Shareholders of

Earlyworks Co., Ltd.

Results of Review of Interim Financial Information

We have reviewed the unaudited interim condensed balance sheets of Earlyworks Co., Ltd. as of October 31, 2021 and 2022 and the related unaudited interim condensed statements of operations and comprehensive loss, changes in shareholders’ equity, and cash flows for the six-month periods ended October 31, 2021 and 2022 and the related notes (collectively referred to as the “unaudited interim condensed financial statements”). Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the balance sheets of the Company as of April 30, 2021 and 2022, and the related statements of operations and comprehensive loss, changes in shareholders’ equity and cash flows for the year then ended (not presented herein); and in our report dated November 22, 2022, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying condensed balance sheet as of April 30, 2022, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

Basis for Review Results

These interim financial statements are the responsibility of the Company’s management. We conducted our review in accordance with the standards of the PCAOB. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

/s/ WWC, P.C.

WWC, P.C.

Certified Public Accountants

PCAOB ID: 1171

We have served as our auditor since 2022.

San Mateo, California

May 19, 2023

EARLYWORKS CO., LTD.

UNAUDITED INTERIM CONDENSED BALANCE SHEETS

	As of April 30, 2022	As of October 31, 2022	As of October 31, 2022
	JPY	JPY	USD
		(Unaudited)	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	657,418,101	466,417,856	3,138,114
Accounts receivable, net	72,259,707	7,758,515	52,200
Prepayments	5,440,044	28,341,205	190,683
Short-term deposits	3,096,564	4,790,376	32,230
Other current assets, net	329,946	408,974	2,752

TOTAL CURRENT ASSETS	738,544,362	507,716,926	3,415,979

Property and equipment, net	1,218,085	1,531,183	10,302
Operating lease right-of-use assets	11,641,238	7,597,832	51,119
Deferred initial public offering (“IPO”) costs	—	119,949,569	807,035
Long-term deposits	647,740	657,740	4,425

TOTAL ASSETS	752,051,425	637,453,250	4,288,860

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Bank loans – current portion, net	11,769,000	121,969,000	820,621
Other payables and accrued liabilities	52,825,211	50,909,230	342,523
Operating lease liabilities, current	8,228,038	7,597,832	51,119
Income taxes payable	38,554,097	145,000	976

TOTAL CURRENT LIABILITIES	111,376,346	180,621,062	1,215,239

Bank loans – non-current, net	46,321,500	79,237,000	533,116
Operating lease liabilities, non-current	3,467,368	—	—
Deferred tax liabilities – non-current	66,235	123,201	829

TOTAL LIABILITIES	161,231,449	259,981,263	1,749,184

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Ordinary shares, 55,300,000 shares authorized; 13,839,400 shares issued and outstanding as of April 30, 2022 and October 31, 2022*	334,575,200	100,000,000	672,812
Additional paid-in capital	1,524,575,200	1,702,120,099	11,452,063
Accumulated deficit	(1,268,330,424)	(1,424,648,112)	(9,585,199)

TOTAL SHAREHOLDERS’ EQUITY	590,819,976	377,471,987	2,539,676

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	752,051,425	637,453,250	4,288,860

*  Retrospectively restated for 100-for-1 forward split on October 26, 2021.

The accompanying notes are an integral part of these unaudited interim condensed financial statements.

EARLYWORKS CO., LTD.

UNAUDITED INTERIM CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the six months ended October 31, 2021	For the six months ended October 31, 2022	For the six months ended October 31, 2022
	JPY	JPY	USD
OPERATING REVENUES
Software and system development services	88,164,636	11,358,517	76,421
Consulting and solution services	102,598,343	20,847,940	140,268

TOTAL OPERATING REVENUES	190,762,979	32,206,457	216,689

COST OF REVENUES	(31,813,892)	(20,229,847)	(136,109)

GROSS PROFIT	158,949,087	11,976,610	80,580
OPERATING EXPENSES:
Selling and marketing expenses	(14,072,537)	(11,366,838)	(76,477)
General and administrative expenses	(90,777,197)	(162,606,424)	(1,094,035)
Stock-based compensation expenses	(670,000,000)	—	—
Research and development expenses	(13,008,668)	(50,234,955)	(337,987)

TOTAL OPERATING EXPENSES	(787,858,402)	(224,208,217)	(1,508,499)

LOSS FROM OPERATIONS	(628,909,315)	(212,231,607)	(1,427,919)
Interest expenses, net	(658,128)	(700,617)	(4,714)
Other expense, net	(700,400)	(213,799)	(1,438)
LOSS BEFORE INCOME TAXES	(630,267,843)	(213,146,023)	(1,434,071)
Provision for income tax
Current	(6,252,900)	(145,000)	(976)
Deferred	(7,923,760)	(56,966)	(383)
Total provision for income tax	(14,176,660)	(201,966)	(1,359)
NET LOSS	(644,444,503)	(213,347,989)	(1,435,430)

LOSS PER SHARE
Basic	(46.75)	(15.42)	(0.10)

Diluted	(46.75)	(15.42)	(0.10)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING*
Basic	13,785,465	13,839,400	13,839,400

Diluted	13,785,465	13,839,400	13,839,400

*  Retrospectively restated for 100-for-1 forward split on October 26, 2021.

The accompanying notes are an integral part of these unaudited interim condensed financial statements.

EARLYWORKS CO., LTD.

UNAUDITED INTERIM CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Ordinary shares*		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity	Total Shareholders’ Equity
	Share*	Amount
		JPY	JPY	JPY	JPY	USD
Balance, April 30, 2021	13,508,600	234,508,200	754,508,200	(665,855,856)	323,160,544	2,174,262
Issuance of ordinary shares for cash	330,800	100,067,000	100,067,000	—	200,134,000	1,346,525
Net loss	—	—	—	(644,444,503)	(644,444,503)	(4,335,898)
Share based compensation	—	—	670,000,000	—	670,000,000	4,507,838

Balance, October 31, 2021	13,839,400	334,575,200	1,524,575,200	(1,310,300,359)	548,850,041	3,692,727

Balance, April 30, 2022	13,839,400	334,575,200	1,524,575,200	(1,268,330,424)	590,819,976	3,975,106
Capital reduction to cover deficit	—	(234,575,200)	177,544,899	57,030,301	—	—
Net loss	—	—	—	(213,347,989)	(213,347,989)	(1,435,430)

Balance, October 31, 2022	13,839,400	100,000,000	1,702,120,099	(1,424,648,112)	377,471,987	2,539,676

*  Retrospectively restated for 100-for-1 forward split on October 26, 2021.

The accompanying notes are an integral part of these unaudited interim condensed financial statements.

EARLYWORKS CO., LTD.

UNAUDITED INTERIM CONDENSED STATEMENTS OF CASH FLOWS

	For the six months ended October 31, 2021	For the six months ended October 31, 2022	For the six months ended October 31, 2022
	JPY	JPY	USD
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	(644,444,503)	(213,347,989)	(1,435,430)
Adjustments to reconcile net loss to net cash generated from operating activities:
Depreciation expense	124,272	324,216	2,181
Loan origination fee	115,500	115,500	777
Deferred tax expense	7,923,760	56,966	383
Share-based compensation expense	670,000,000	—	—
Changes in assets and liabilities:
Accounts receivable	(59,163,486)	64,501,192	433,972
Prepayments	(1,505,138)	(22,901,161)	(154,082)
Short-term deposits	—	(1,693,812)	(11,396)
Other current assets, net	20,714	(79,028)	(532)
Long-term deposits	—	(10,000)	(67)
Income taxes payable	7,609,102	(38,409,097)	(258,421)
Contract liabilities	3,141,731	—	—
Other payables and accrued liabilities	6,414,474	(1,915,981)	(12,891)
Lease obligations net cash	(62,533)	(54,168)	(364)

NET CASH USED IN OPERATING ACTIVITIES	(9,826,107)	(213,413,362)	(1,435,870)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from liquidation of equity method investments	4,559,728	—	—
Purchases of property and equipment	(232,586)	(637,314)	(4,288)

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	4,327,142	(637,314)	(4,288)
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of ordinary shares for cash	200,134,000	—	—
Proceeds from loans	—	150,000,000	1,009,218
Repayment of loans	(5,000,000)	(7,000,000)	(47,097)
Payments on deferred initial public offering (“IPO”) costs	—	(119,949,569)	(807,035)

NET CASH PROVIDED BY FINANCING ACTIVITIES	195,134,000	23,050,431	155,086
CHANGE IN CASH	189,635,035	(191,000,245)	(1,285,072)
CASH, AT BEGINNING OF PERIOD	364,255,055	657,418,101	4,423,186

CASH, AT PERIOD END	553,890,090	466,417,856	3,138,114

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	450,007	887,774	5,973
Income taxes	290,000	11,094,000	74,642

*  Retrospectively restated for 100-for-1 forward split on October 26, 2021.

The accompanying notes are an integral part of these unaudited interim condensed financial statements.

EARLYWORKS CO., LTD.

NOTES TO UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

Note 1 – Nature of business and organization

Earlyworks Co., Ltd. (the “Company”) is a stock company incorporated in Japan pursuant to the laws of Japan on May 1, 2018. The Company builds products, delivers services, and develops solutions based on its proprietary Grid Ledger System to leverage blockchain technology in various business settings, including advertisement tracking, online visitor management, and sales of non-fungible tokens. The Company primarily generates revenue from software and system development services, consulting and solution services.

Note 2 – Summary of significant accounting policies

Basis of presentation

The unaudited interim condensed financial statements do not include all the information and footnotes required by the U.S. GAAP for complete financial statements. Certain information and note disclosures normally included in the annual financial statements prepared in accordance with the U.S. GAAP have been condensed or omitted consistent with Article 10 of Regulation S-X. In the opinion of the Company’s management, the unaudited interim condensed financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, in normal recurring nature, as necessary for the fair statement of the Company’s financial position as of October 31, 2022, and results of operations and cash flows for the six-month periods ended October 31, 2021 and 2022. The unaudited interim condensed balance sheet as of October 31, 2022 has been derived from the audited financial statements at that date but does not include all the information and footnotes required by the U.S. GAAP. Interim results of operations are not necessarily indicative of the results expected for the full fiscal year or for any future period. These financial statements should be read in conjunction with the audited financial statements as of and for the years ended April 30, 2021 and 2022, and related notes included in the Company’s audited financial statements.

Use of estimates and assumptions

The preparation of unaudited interim condensed financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet date and revenues and expenses during the reporting periods. Significant accounting estimates reflected in the Company’s unaudited interim condensed financial statements include, but not limited to, estimates for useful lives and impairment of property and equipment, impairment of long-lived assets, allowance for doubtful accounts, revenue recognition, and deferred taxes. Changes in facts and circumstances may result in revised estimates. Actual results could differ from those estimates, and as such, differences may be material to the unaudited interim condensed financial statements.

The COVID-19 pandemic has caused general business disruption worldwide beginning in January 2020. The Company has experienced, and may continue to experience, an adverse impact on certain parts of its business, including a lengthening in the sales cycle for some prospective clients and delays in the delivery of professional services and training to clients. As certain clients or partners experience downturns or uncertainty in their own business operations or revenue resulting from COVID-19, the Company may continue to decrease or delay the Company’s spending, request pricing discounts, or seek renegotiations of the Company’s contracts, any of which may result in decreased revenue and cash receipts for the Company in future periods. In addition, the Company may experience client losses, including due to bankruptcy or clients ceasing operations, which may result in an inability to collect accounts receivable from these clients. The full extent to which the COVID-19 pandemic, including any new virus strains or mutations, will directly or indirectly impact the Company’s business, results of operations, cash flows, and financial condition will depend on future developments that are highly uncertain and cannot be accurately predicted.

Given the uncertainty regarding the length, severity, and ability to combat the COVID-19 pandemic, the Company cannot reasonably estimate the impact on its future results of operations, cash flows, or financial condition. As of the date of issuance of the unaudited interim condensed financial statements, the Company is not aware of any specific event or circumstance that would require it to update its estimates, its judgments, or the carrying value of its assets or liabilities. These estimates may change as new events occur and additional information is obtained and are recognized in the unaudited interim condensed financial statements as soon as they become known. Actual results could differ from those estimates, and any such differences may be material to the Company’s unaudited interim condensed financial statements.

Foreign currency translation and transaction

The Company uses Japanese yen (“JPY”) as its reporting currency. The functional currency of the Company which is incorporated in Japan is JPY, which is its respective local currency based on the criteria of ASC 830, “Foreign Currency Matters”.

Foreign currency transactions denominated in currencies other than the functional currency are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated into the functional currency using the applicable exchange rates at the balance sheet dates. Net gains and losses resulting from foreign exchange transactions are included in exchange gains/(losses) on the statements of income and comprehensive income.

Convenience Translation

Translations of balances in the balance sheets, statements of income, statements of changes in shareholders’ equity and statements of cash flows from JPY into USD as of October 31, 2022 are solely for the convenience of the readers and are calculated at the rate of USD1.00=JPY148.63, representing the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on October 31, 2022. No representation is made that the JPY amounts could have been, or could be, converted, realized or settled into USD at such rate, or at any other rate.

Cash

Cash includes currency on hand and deposits held by banks that can be added or withdrawn without limitation. The Company maintains all of its bank accounts in Japan. Cash balances in bank accounts in Japan are insured by the Deposit Insurance Corporation of Japan subject to certain limitations. The Company considers all highly liquid investment instruments with an original maturity of three months or less from the date of purchase to be cash equivalents. As of April 30, 2022 and October 31, 2022, the Company did not have any cash equivalents.

Accounts receivable, net

Accounts receivable include trade accounts due from clients. Accounts are considered overdue after 90 days. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate and provides allowance when necessary. The allowance is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable. As of April 30, 2022 and October 31, 2022, the Company made nil and nil allowance for doubtful accounts for accounts receivable, respectively.

Prepayments

Prepayments are mainly payments made to vendors or services providers for future services that have not been provided and prepaid rent. These amounts are refundable and bear no interest. Management reviews its prepayments on a regular basis to determine if the allowance is adequate and adjusts the allowance when necessary. As of April 30, 2022 and October 31, 2022, no allowance was deemed necessary.

Deferred initial public offering (“IPO”) costs

Pursuant to ASC 340-10-S99-1, IPO costs directly attributable to an offering of equity securities are deferred and would be charged against the gross proceeds of the offering as a reduction of additional paid-in capital. These costs include legal fees related to the registration drafting and counsel, consulting fees related to the registration preparation, the SEC filing and print related costs. As of October 31, 2022, the Company did not conclude its IPO. During the six months ended October 31, 2022, the Company recorded a charge of JPY119,949,569 (USD807,035) related to the IPO. As of April 30, 2022 and October 31, 2022, the accumulated deferred IPO costs was nil and JPY119,949,569 (USD807,035), respectively.

Short-term deposits and long-term deposits

Short-term deposits and long-term deposits are mainly for rent, utilities and money deposited with certain service providers. These amounts are refundable and bear no interest. The short-term deposits usually have one year term and are refundable upon contract termination. The long-term deposits are refunded from service providers when term and conditions set forth in the agreements have been satisfied.

Other current assets, net

Other current assets, net, primarily consists of other receivables from third parties. These other receivables are unsecured and are reviewed periodically to determine whether their carrying value has become impaired. Cryptocurrencies are measured at fair value at each reporting period.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful lives are as follows:

Leasehold improvements	lesser of lease term or expected useful life
Office furniture and fixtures	2 – 4 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statements of operations and comprehensive loss. Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized.

Long-term investments

In accordance with ASC 323 Investment – Equity Method and Joint Ventures, the Company accounts for an equity investment over which it has significant influence but does not own a majority of the equity interest or otherwise controls and the investments are either common stock or in substance common stock using the equity method. The Company’s share of the investee’s profit and loss is recognized in the earnings of the period.

The Company holds investments in privately held companies in the form of equity securities without readily determinable fair values and in which the Company does not have a controlling interest or significant influence. In accordance with ASC 321 Investment – Equity Securities, investments in equity securities without readily determinable fair values are initially recorded at cost and are subsequently adjusted to fair value for impairments and price changes from observable transactions in the same or a similar security from the same issuer.

Pursuant to ASC 321, for equity investments measured at fair value with changes in fair value recorded in earnings, the Company does not assess whether those securities are impaired. For equity investments without readily determinable fair value for which the Company has elected to use the measurement alternative, at each reporting period, the Company makes a qualitative assessment of whether the investment is impaired at each reporting date, applying significant judgement in considering various factors and events including a) adverse performance of investees, credit rating, asset quality, or business prospects of the investee; b) adverse industry developments affecting investees; and c) adverse regulatory, social, economic or other developments affecting investees. If a qualitative assessment indicates that the investment is impaired, the Company estimates the investment’s fair value in accordance with the principles of ASC 820. If the fair value is less than the investment’s carrying value, the Company recognizes an impairment loss in earnings equal to the difference between the carrying value and fair value.

Impairment for long-lived assets

Long-lived assets, including property and equipment and intangible assets with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. We assess the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, we would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. For the six months ended October 31, 2021 and 2022, no impairment of long-lived assets was recognized.

Fair value of financial instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

•	Level 1 – inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•

Level 2 – inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

•	Level 3 – inputs to the valuation methodology are unobservable.

Unless otherwise disclosed, the fair value of the Company’s financial instruments, including cash, accounts receivable, advance to vendors and other current assets, current portion of long-term borrowings, accounts payable, taxes payable, accrued liabilities and other payables and contract liabilities, approximate the fair value of the respective assets and liabilities as of April 30, 2022 and October 31, 2022 based upon the short-term nature of the assets and liabilities.

Revenue recognition

The Company adopted Accounting Standards Codification 606, Revenue from Contracts with Customers (“ASC 606”), on May 1, 2020 using the modified retrospective approach. Results for reporting periods beginning after May 1, 2020 are presented under ASC Topic 606 while prior period amounts are not adjusted and continue to be presented under the Company’s historic accounting under ASC Topic 605. The Company’s accounting for revenue remains substantially unchanged. There were no cumulative effect adjustments for service contracts in place prior to May 1, 2020. The effect from the adoption of ASC Topic 606 was not material to the Company’s unaudited interim condensed financial statements.

The Company recognizes revenue as it satisfies a performance obligation when its client obtains control of promised services, in an amount that reflects the consideration that the entity expects to receive in exchange for those services. To determine revenue recognition for arrangements that an entity determines are within the scope of ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”), the entity performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price, including variable consideration, if any; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration to which it is entitled in exchange for the services it transfers to the client.

The Company applied practical expedient when sales taxes were collected from clients, meaning sales tax is recorded net of revenue, instead of cost of revenue, which are subsequently remitted to governmental authorities and are excluded from the transaction price. The Company does not offer rights of refund of previously paid or delivered amounts, rebates, rights of return or price protection. In all instances, the Company limits the amount of revenue recognized to the amounts for which it has the right to bill its’ clients.

The Company is a principal and records revenue on a gross basis when the Company is primarily responsible for fulfilling the service, has discretion in establishing pricing and controls the promised service before transferring that service to clients.

The Company derives its revenues from two sources: (1) revenue from software and system development services and (2) revenue from consulting and solution services. All of the Company’s contracts with clients do not contain cancellable and refund-type provisions.

(1)	Software and system development services

The contract is typically fixed priced and does not provide any post contract client support or upgrades. The Company designs software and system based on clients’ specific needs which require the Company to perform services including design, development, and integration. These services also require significant customization. Upon delivery of the services, client acceptance is generally required. The Company assesses that software and system development services is considered as one performance obligation as the clients do not obtain benefit for each separate service. The duration of the development period is short, usually less than one year.

The Company’s software and system development service revenue is generated primarily from contracts with medium and large-sized enterprises. The contracts contain negotiated billing terms which generally include multiple payment phases throughout the contract term and a portion of contract amount usually is billed upon the completion of the related projects. Pursuant to the contract terms, the Company has enforceable right on payments for the work performed.

The Company’s revenue from software and system development contracts is generally recognized over time as the Company’s performance creates or enhances the project controlled by the clients and the control is transferred continuously to the Company’s clients. The Company uses an input method based on cost incurred as the Company believes that this method most accurately reflects the Company’s progress toward satisfaction of the performance obligation, which usually takes less than one year. Under this method, the Company could appropriately measure the fulfillment of a performance obligation. Assumptions, risks and uncertainties inherent in the estimates used to measure progress could affect the amount of revenues, receivables and deferred revenues at each reporting period.

Incurred costs include all direct material, labor and subcontract costs, and those indirect costs related to application development performance, such as indirect labor, supplies, and tools. Cost-based input method requires the Company to make estimates of revenues and costs to complete the service. In making such estimates, significant judgment is required to evaluate assumptions related to the costs to complete the application development, including materials, labor, and other system costs. The Company’s estimates are based upon the professional knowledge and experience of the Company’s engineers and project managers to assess the contract’s schedule, performance, and technical matters. The Company has adequate cost history and estimating experience, and with respect to which management believes it can reasonably estimate total development costs. If the estimated costs are greater than the related revenues, the Company recognizes the entire estimated loss in the period the loss becomes known and can be reasonably estimated. Changes in estimates for software development services include but are not limited to cost forecast changes and change orders. The cumulative effect of changes in estimates is recorded in the period in which the revisions to estimates are identified and the amounts can be reasonably estimated. To date, the Company has not incurred a material loss on any contracts. However, as a policy, provisions for estimated losses on such engagements will be made during the period in which a loss becomes probable and can be reasonably estimated. If contract modifications result in additional goods or services that are distinct from those transferred before the modification, they are accounted for prospectively as if the Company entered into a new contract. If the goods or services in the modification are not distinct from those in the original contract, sales and gross profit are adjusted using the cumulative catch-up method for revisions in estimated total contract costs and contract values.

(2)	Consulting and solution services

Revenue from consulting and solution services is primarily comprised of fixed-fee contracts, which require the Company to provide professional consulting and solution services over contract terms beginning on the commencement date of each contract, which is the date its service is made available to clients. Billings to the clients are generally on a monthly or quarterly basis over the contract term, which is typically 1 to 12 months. The consulting and solution services contracts typically include a single performance obligation. The revenue from consulting and solution services is recognized over the contract term as clients receive and consume benefits of such services as provided.

Revenue includes reimbursements of travel and out-of-pocket expense, with equivalent amounts of expense recorded in cost of revenue.

Practical Expedient and Exemptions

The Company does not disclose the value of unsatisfied performance obligations within one year by applying the right to invoice practical expedient provided by ASC 606-10-55-18.

Contract liabilities

Contract liabilities are recorded when consideration is received from a customer prior to transferring the services to the customer or other conditions under the terms of a sales contract. As of April 30, 2022 and October 31, 2022, the Company recorded contract liabilities of nil and nil, respectively, which was presented as contract liabilities on the accompanying balance sheets.

Operating leases

The Company adopted ASC Topic 842, Lease (“ASC 842”) on May 1, 2021, using the modified retrospective method. The Company determines if an arrangement is a lease at inception. Leases are classified as operating or finance leases in accordance with the recognition criteria in ASC 842-20-25. The Company’s leases do not contain any material residual value guarantees or material restrictive covenants.

The Company has elected the package of practical expedients, which allows the Company not to reassess (1) whether any expired or existing contracts as of the adoption date are or contain a lease, (2) lease classification for any expired or existing leases as of the adoption date and (3) initial direct costs for any expired or existing leases as of the adoption date. Lastly, the Company elected the short-term lease exemption for all contracts with lease term of 12 months or less.

At the commencement date of a lease, the Company determines the classification of the lease based on the relevant factors present and records a right-of-use (“ROU”) asset and lease liability for operating lease. ROU assets acquired through lease represent the right to use an underlying asset for the lease term, and operating lease liabilities represent the obligation to make lease payments arising from the lease. ROU assets and lease liabilities are calculated as the present value of the lease payments not yet paid. If the rate implicit in the Company’s leases is not readily available, the Company uses an incremental borrowing rate based on the information available at the lease commencement date in determining the present value of lease payments. This incremental borrowing rate reflects the fixed rate at which the Company could borrow on a collateralized basis the amount of the lease payments in the same currency, for a similar term, in a similar economic environment. ROU assets include any lease prepayments and are reduced by lease incentives. Operating lease expense for lease payments is recognized on a straight-line basis over the lease term. Lease terms are based on the non-cancellable term of the lease.

Leases with an initial lease term of 12 months or less are not recorded on the balance sheets. Lease expense for these leases is recognized on a straight-line basis over the lease term.

Cost of revenues

Cost of revenues mainly consist of salaries and benefits of our staff and outsourced staff, and related expenses including telecommunication cost and rental costs.

Selling and marketing expenses

Selling and marketing expenses mainly consist of payroll, promotion expenses, and related expenses for personnel engaged in selling and marketing activities.

Advertising expenses

Advertising costs are expensed as incurred and included in selling, general, and administrative expenses in the statements of income and comprehensive income. Advertising expenses amounted to JPY200,000 and JPY427,095 (USD2,874) for the six months ended October 31, 2021 and 2022, respectively.

Research and development expenses

Research and development costs are expensed as incurred. These costs primarily consist of payroll, outsourced development cost, and related expenses for personnel engaged in research and development activities.

Income taxes

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the unaudited interim condensed financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No significant penalties or interest relating to income taxes were incurred during the six months ended October 31, 2021 and 2022. The Company does not believe there was any uncertain tax provision as of April 30, 2022 and October 31, 2022.

Comprehensive income (loss)

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) refers to revenues, expenses, gains and losses that under GAAP are recorded as an element of shareholders’ equity but are excluded from net loss. Other comprehensive income (loss) consists of a foreign currency translation adjustment resulting from the Company not using the United States dollar as its functional currencies.

Earnings (Loss) per share

Basic earnings (loss) per share is computed by dividing net income attributable to the holders of ordinary shares by the weighted average number of ordinary shares outstanding during the period presented. Diluted income per share is calculated by dividing net income attributable to the holders of ordinary shares as adjusted for the effect of dilutive ordinary share equivalents, if any, by the weighted average number of ordinary shares and dilutive ordinary share equivalents outstanding during the period. However, ordinary share equivalents are not included in the denominator of the diluted earnings per share calculation when inclusion of such shares would be anti-dilutive, such as in a period in which a net loss is recorded.

Share-based compensation

The Company applies ASC 718, Compensation – Stock Compensation (“ASC 718”), to account for its employee share-based payments. In accordance with ASC 718, the Company determines whether an award should be classified and accounted for as a liability award or equity award. All the Company’s share-based awards to employees were classified as equity awards and are recognized in the financial statements based on their grant date fair values. In accordance with ASC 718, the Company recognizes share-based compensation cost for equity awards to employees with a performance condition based on the probable outcome of that performance condition. Compensation cost is recognized using the accelerated method if it is probable that the performance condition will be achieved. The Company accounts for forfeitures as they occur in accordance with ASU No. 2016-09, Compensation-Stock Compensation (Topic 718): Improvement to Employee Share-based Payment Accounting.

Segment reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major clients in unaudited interim condensed financial statements for detailing the Company’s business segments. Based on the criteria established by ASC 280, the Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer, who reviews results when making decisions about allocating resources and assessing performance of the Company. As a whole and hence, the Company has only one reportable segment. The Company does not distinguish between markets or segments for the purpose of internal reporting. As the Company’s long-lived assets are substantially located in Japan, no geographical segments are presented.

Related party transactions

A related party is generally defined as (i) any person and or their immediate family hold 10% or more of the company’s securities (ii) the Company’s management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. Related parties may be individuals or corporate entities.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated. It is not, however, practical to determine the fair value of amounts due from/to related parties due to their related party nature.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical performance and the specific facts and circumstances of each matter.

Risks and uncertainties

Political and economic risk

All of the Company’s assets were located in Japan and all of the Company’s revenue was generated in Japan. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in Japan, as well as by the general state of Japan economy. The Company’s results may be adversely affected by changes in the political, regulatory, and social conditions in Japan. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations, including its organization and structure disclosed in Note 1, such experience may not be indicative of future results.

Credit risk

As of April 30, 2022 and October 31, 2022, JPY657,418,101 and JPY466,417,856 (USD3,138,114) of the Company’s cash was on deposit at financial institutions in Japan, respectively, which were insured by the Deposit Insurance Corporation of Japan subject to certain limitations. The Company has not experienced any losses in such accounts.

Accounts receivables are typically unsecured and derived from revenue earned from customers, thereby exposed to credit risks. The risk is mitigated by the Company’s assessment of its customers’ creditworthiness and its ongoing monitoring of outstanding balances.

Concentration of credit risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents and account receivable. The Company places its cash with financial institutions with high-credit ratings and quality.

Accounts receivable primarily comprise of amounts receivable from the service clients. To reduce credit risk, the Company performs on-going credit evaluations of the financial condition of these service clients. The Company establishes a provision for doubtful accounts based upon estimates, factors surrounding the credit risk of specific service clients and other information.

Concentration of demand

As of April 30, 2022, one client accounted for 91.3% of the Company’s total accounts receivable. As of October 31, 2022, three major clients accounted for 59.1%, 29.6% and 11.3% of the Company’s accounts receivable, respectively.

For the six months ended October 31, 2021, two major clients accounted for 52.4% and 32.9% of the Company’s total revenues, respectively. For the six months ended October 31, 2022, three major clients accounted for 62.1%, 15.2% and 11.6% of the Company’s total revenues, respectively.

Concentration of supply

As of April 30, 2022, no single vendor accounted for more than 10% of the Company’s total account payable. As of October 31, 2022, one vendor accounted for 22.8% of the Company’s total account payable.

For the six months ended October 31, 2021, two vendors accounted for 54.8% and 37.6% of the Company’s total purchases, respectively. For the six months ended October 31, 2022, two vendors accounted for 74.5% and 22.5% of the Company’s total purchases, respectively.

Recent accounting pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), the Company meets the definition of an emerging growth company, or EGC, and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

In June 2016, the FASB amended guidance related to the impairment of financial instruments as part of ASU2016-13 Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which will be effective January 1, 2020. The guidance replaces the incurred loss impairment methodology with an expected credit loss model for which a company recognizes an allowance based on the estimate of expected credit loss. In November 2018, the FASB issued ASU No. 2018-19, Codification Improvements to Topic 326, Financial Instruments – Credit Losses, which clarified that receivables from operating leases are not within the scope of Topic 326 and instead, impairment of receivables arising from operating leases should be accounted for in accordance with Topic 842. On May 15, 2019, the FASB issued ASU 2019-05, which provides transition relief for entities adopting the Board’s credit losses standard, ASU 2016-13. Specifically, ASU 2019-05 amends ASU 2016-13 to allow companies to irrevocably elect, upon adoption of ASU 2016-13, the fair value option for financial instruments that (1) were previously recorded at amortized cost and (2) are within the scope of the credit losses guidance in ASC 326-20, (3) are eligible for the fair value option under ASC 825-10, and (4) are not held-to-maturity debt securities. For entities that have adopted ASU 2016-13, the amendments in ASU 2019-05 are effective for fiscal years beginning after December 15, 2019, including interim periods therein. An entity may early adopt the ASU in any interim period after its issuance if the entity has adopted ASU 2016-13. For all other entities, the effective date will be the same as the effective date of ASU 2016-13. In November 2019, the FASB issued ASU 2019-11, “Codification Improvements to Topic 326, Financial Instruments – Credit Losses.” ASU 2019-11 is an accounting pronouncement that amends ASU 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” The ASU 2019-11 amendment provides clarity and improves the codification to ASU 2016-03. The pronouncement would be effective concurrently with the adoption of ASU 2016-03. The pronouncement is effective for fiscal years beginning after December 15, 2019 and interim periods within those fiscal years. In February 2020, the FASB issued ASU No. 2020-02, which provides clarifying guidance and minor updates to ASU No. 2016-13 – Financial Instruments – Credit Loss (Topic 326) (“ASU 2016-13”) and related to ASU No. 2016-02 – Leases (Topic 842). ASU 2020-02 amends the effective date of ASU 2016-13, such that ASU 2016-13 and its amendments will be effective for the Company for interim and annual periods in fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact this ASU will have on its unaudited interim condensed financial statements and related disclosures.

On December 18, 2019, the FASB issued ASU No. 2019-12, Income taxes (Topic 740), Simplifying the Accounting for Income Taxes. This guidance amends ASC Topic 740 and addresses several aspects including 1)

evaluation of step-up tax basis of goodwill when there is not a business combination, 2) policy election to not allocate taxes on a separate entity basis to entities not subject to income tax, 3) accounting for tax law changes or rates during interim periods, 4) ownership changes from equity method investment to subsidiary or vice versa, 5) elimination of exception to intrapetrous allocation when there is gain in discontinued operations and a loss from continuing operations, and 6) treatment of franchise taxes that are partially based on income. The amendments in this Update are effective for the Company for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The Company is evaluating the impact of this guidance on its unaudited interim condensed financial statements and related disclosures.

In October 2020, the FASB issued ASU 2020-08, “Codification Improvements to Subtopic 310-20, Receivables – Nonrefundable Fees and Other Costs”. The amendments in this Update represent changes to clarify the Codification. The amendments make the Codification easier to understand and easier to apply by eliminating inconsistencies and providing clarifications. ASU 2020-08 is effective for the Company for fiscal years beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022. All entities should apply the amendments in this Update on a prospective basis as of the beginning of the period of adoption for existing or newly purchased callable debt securities. These amendments do not change the effective dates for Update 2017-08. The Company is currently evaluating the impact of this new standard on the Company’s unaudited interim condensed financial statements and related disclosures.

In October 2020, the FASB issued ASU 2020-10, “Codification Improvements”. The amendments in this Update represent changes to clarify the Codification or correct unintended application of guidance that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. The amendments in this Update affect a wide variety of Topics in the Codification and apply to all reporting entities within the scope of the affected accounting guidance. ASU 2020-10 is effective for the Company for fiscal years beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022. The amendments in this Update should be applied retrospectively. The Company does not expect the adoption of this standard to have a material impact on its unaudited interim condensed financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s balance sheets, statements of income and statements of cash flows.

Note 3 – Revenues

The following table presents the Company’s revenues disaggregated by service lines for the six months ended October 31, 2021 and 2022:

	For the six months ended October 31, 2021	For the six months ended October 31, 2022
	JPY (Unaudited)	JPY (Unaudited)	USD (Unaudited)
Software and system development services	88,164,636	11,358,517	76,421
Consulting and solution services	102,598,343	20,847,940	140,268

Total revenues	190,762,979	32,206,457	216,689

Note 4 – Accounts receivable, net

Accounts receivable, net consist of the following:

	As of April 30, 2022	As of October 31, 2022
	JPY	JPY (Unaudited)	USD (Unaudited)
Accounts receivable	72,259,707	372,042	2,503
Less: Allowance for doubtful accounts	—	—	—
Add: Consumption tax receivable	—	7,386,473	49,697

Accounts receivable, net	72,259,707	7,758,515	52,200

Note 5 – Property and equipment, net

Property and equipment, net consist of the following:

	As of April 30, 2022	As of October 31, 2022
	JPY	JPY (Unaudited)	USD (Unaudited)
At cost:
Office equipment	1,595,525	2,232,839	15,023

Total	1,595,525	2,232,839	15,023
Accumulated depreciation	(377,440)	(701,656)	(4,721)

Property and equipment, net	1,218,085	1,531,183	10,302

Depreciation expense for the six months ended October 31, 2021 and 2022 amounted to JPY124,272 and JPY324,216 (USD2,181), respectively.

Note 6 – Other payables and accrued expenses

The components of other payables and accrued expenses are as follows:

	As of April 30, 2022	As of October 31, 2022
	JPY	JPY (Unaudited)	USD (Unaudited)
Salary and benefit payables	26,325,325	22,208,156	149,419
Outsourced development costs	10,469,841	6,183,191	41,601
Communication costs	5,488,150	4,964,731	33,403
Professional service fee	7,617,610	13,752,486	92,528
Withholding tax	1,284,717	1,114,626	7,499
Resident tax for employees	545,100	619,400	4,168
Others	1,094,468	2,066,640	13,905

	52,825,211	50,909,230	342,523

Others mainly consist of other payables related to operating activities including recruitment fee and handling fee.

Note 7 – Loans

Outstanding balances of loans consist of the following:

As of April 30, 2022		Balance	Maturity Date	Effective Interest Rate	Collateral/ Guarantee
		JPY
Kiraboshi Bank		18,676,000	Nov. 12, 2024	1.6%	Guaranteed by Mr. Satoshi Kobayashi and Tokyo guarantee
Kiraboshi Bank		39,992,000	Mar. 31, 2030	1.6%	Guaranteed by Mr. Satoshi Kobayashi

Total loans		58,668,000
Less: Loan origination fee		(577,500)
Current portion of long – term loan		(11,769,000)
Long-term loan – due over one year		46,321,500

As of October 31, 2022	Balance	Balance	Maturity Date	Effective Interest Rate	Collateral/ Guarantee
	JPY (Unaudited)	USD (Unaudited)
Kiraboshi Bank	14,595,000	98,197	Nov. 12, 2024	1.6%	Guaranteed by Mr. Satoshi Kobayashi and Tokyo guarantee
Kiraboshi Bank	37,073,000	249,430	Mar. 31, 2030	1.6%	Guaranteed by Mr. Satoshi Kobayashi
Resona Bank	100,000,000	672,812	Apr. 28, 2023	1.48%	Guaranteed by Mr. Satoshi Kobayashi
Shoko Chukin Bank	50,000,000	336,406	Sep. 30, 2027	2.69%

Total loans	201,668,000	1,356,845
Less: Loan origination fee	(462,000)	(3,108)
Current portion of long – term loan	(121,969,000)	(820,621)
Long-term loan – due over one year	79,237,000	533,116

Interest expense for the six months ended October 31, 2021 and 2022 amounted to JPY544,678 and JPY588,049 (USD3,956). As of October 31, 2022, the Company’s future loan obligations according to the terms of the loan agreement are as follows:

	JPY	USD
2023	122,200,000	822,176
2024	22,200,000	149,364
2025	15,807,000	106,351
2026	13,937,000	93,770
2027	15,054,000	101,285
Thereafter	12,470,000	83,899

Total	201,668,000	1,356,845

Note 8 – Income taxes

(a) Corporate Income Taxes

The Company is in Japan and is subject to Japanese national and local income taxes, inhabitant tax, and enterprise tax, which, in the aggregate, represent a statutory income tax rate of approximately 30.6% for the six months ended October 31, 2021 and 2022.

The effective tax rates for the six months ended October 31, 2022 and 2021 were approximately -0.1% and -2.2%, respectively. The statutory tax rate for the six months ended October 31, 2022 and 2021 were approximately 30.6%. The effective income tax rate is different from the statutory tax rate for the six months ended October 31, 2022 and 2021 primarily due to changes in valuation allowance and capitalized IPO related costs, and stock based compensation, respectively.

Significant components of the provision for income taxes are as follows:

	For the six months ended October 31, 2021	For the six months ended October 31, 2022
	JPY (Unaudited)	JPY (Unaudited)	USD (Unaudited)
Current income tax expense	6,252,900	145,000	976
Deferred tax (benefit) expense	7,923,760	56,966	383

	14,176,660	201,966	1,359

The component of deferred tax assets and liabilities are as follows:

	April 30, 2022	October 31, 2022
	JPY	JPY (Unaudited)	USD (Unaudited)
Net operating loss carry forward	4,872,262	91,837,891	617,896
Valuation allowance	(4,872,262)	(91,837,891)	(617,896)

Deferred tax assets	—	—	—

Temporary difference in depreciation	(66,235)	(123,201)	(829)
Deferred tax liabilities	(66,235)	(123,201)	(829)

Total	(66,235)	(123,201)	(829)

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the cumulative earnings and projected future taxable income in making this assessment. Recovery of substantially all of the Company’s deferred tax assets is dependent upon the generation of future income, exclusive of reversing taxable temporary differences.

(b) Consumption tax

Consumption tax collected and remitted to tax authorities is excluded from revenue, cost of sales, and expenses in the statements of income and comprehensive income. Before October 1, 2019, the applicable consumption tax rate was 8%, and since October 1, 2019, the Company has been subject to the applicable consumption tax rate of 10%, with an 8% rate applicable to a limited number of exceptions based on the new Japanese tax law. For overseas sales, the Company is exempted from paying consumption tax. The Company can deduct all its qualified input consumption tax paid when purchasing from suppliers, against the output consumption tax derived from domestic sales. The Company is eligible for consumption tax refund from the tax authorities for excess input consumption tax, which is recorded as consumption tax receivable in the accounts receivable and prepaid expenses on the balance sheets.

Note 9 – Operating leases – right-of-use assets

The Company entered into operating lease agreements for office spaces and employee dormitories. None of the amounts disclosed below for these leases contain variable payments, residual value guarantees or options that were recognized as part of the right-of-use assets and lease liabilities. As the Company’s leases did not provide an implicit discount rate, the Company used an incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments.

As of October 31, 2022, the Company recognized operating lease liabilities, including current and noncurrent, in the amount of JPY7,597,832 (USD51,119) and the corresponding operating lease right-of-use assets of JPY7,597,832 (USD51,119).

Rent expense for the six months ended October 31, 2021 and 2022 was JPY5,389,500 and JPY4,177,500 (USD 28,107), respectively.

Lease commitments

The Company’s maturity analysis of operating lease liabilities as of October 31, 2022 is as follows:

	Operating Leases
	JPY (Unaudited)	USD (Unaudited)
2023	7,658,750	51,529

Total lease payment	7,658,750	51,529
Less imputed interest	(60,918)	(410)

Present value of operating lease liabilities	7,597,832	51,119
Less: current obligation	(7,597,832)	(51,119)

Long-term obligation as of October 31, 2022	—	—

Supplemental disclosure related to operating leases were as follows:

	For the six months ended October 31, 2022
	JPY (Unaudited)	USD (Unaudited)
Cash paid for amounts included in the measurement of lease liabilities
Operating cash flows for operating leases	4,177,500.00	28,107
Weighted average remaining lease term of operating leases	0.92 years
Weighted average discount rate of operating leases	1.6%

Note 10 – Shareholder’s equity

Ordinary shares

The Company is a stock company incorporated in Japan pursuant to the laws of Japan on May 1, 2018.

Issued Date	Ordinary shares		Amount
	Issued	Accumulated	JPY
May 1, 2018	5,000,000	1,000	10,000,000
July 3, 2018	5,000,000	2,000	10,000,000
May 13, 2019	600,000	2,120	30,000,000
July 3, 2019	200,000	2,160	10,000,000
July 16, 2019*	—	108,000	—
August 9, 2019	800,000	116,000	40,000,000
September 24, 2019	400,000	120,000	20,000,000
December 27, 2019	400,000	124,000	50,000,000
April 30, 2020	725,200	131,252	175,498,400
July 31, 2020	383,400	135,086	103,518,000
May 31, 2021	330,800	138,394	200,134,000
October 26, 2021**	—	13,839,400	—

*

On July 1, 2019, shareholders of the Company approved an increase in the number of the Company’s authorized Ordinary Shares from 2,160 to 108,000 and the Company’s board of directors approved a forward split of the Company’s outstanding Ordinary Shares at a ratio of 50-for-1 share, which became effective on July 16, 2019.

**

On October 25, 2021, shareholders of the Company approved an increase in the number of the Company’s authorized Ordinary Shares from 138,394 to 13,839,400 and the Company’s board of directors approved a forward split of the Company’s outstanding Ordinary Shares at a ratio of 100-for-1 share, which became effective on October 26, 2021.

The Company retrospectively restated for effect of Retrospectively restated for effect of a 100-for-1 forward split on October 26, 2021. As of April 30, 2022 and October 31, 2022, the number of outstanding shares is 13,839,400 and 13,839,400, respectively.

On August 16, 2022, the Company performed a recapitalization transaction by transferring registered share capital to additional paid-in capital and accumulated deficit whereby registered share capital was decreased by JPY234,575,200 (USD1,578,249), from JPY334,575,200 (USD2,251,061) to JPY100,000,000 (USD672,812), and additional paid-in capital was increased by JPY177,544,899 (USD1,194,543) from JPY1,524,575,200 (USD10,257,520) to JPY1,702,120,099 (USD11,452,063), and accumulated deficit was decreased by JPY57,030,301 (USD383,706), from JPY1,268,330,424 (USD8,533,475) to JPY1,211,300,123 (USD8,149,769). This corporate action was undertaken for the purposes of maximizing shareholder value, offsetting accumulated losses, streamlining the Company’s capital structure, and generating tax savings in accordance with Japanese tax regulations.

Note 11. Share based compensation

Share option plan (the “2019 Plan”)

On February 5, 2019, the shareholders and Board of Directors of the Company approved the 2019 Plan, which is administered by the Board of Directors and has a term of 10 years from the date of adoption. Under the 2019 Plan, the Company has set aside options that are exercisable into 1,095,000 ordinary shares (retrospectively restated the share split of 50-for-1 and 100-for-1 on July 16, 2019 and October 25, 2021) of the Company to eligible employees, officers, directors or any other individual as deemed appropriate by the board of directors. The purpose of the 2019 Plan is to attract and retain exceptionally talented and qualified individuals, and to motivate them to exercise their best efforts on behalf of the Company through valuable incentives and awards.

The options granted under the 2019 Plan have a contractual term of 10 years. The share options shall vest on the day before the listing date. The grantees can exercise vested options after the commencement date of exercise and before the earlier of: 1) its contractual term (i.e. 10 years after its grant date); or 2) upon the grantee terminates their employment if the vested option has not been exercised. The commencement date of exercise is upon the completion of the Company’s IPO.

The fair value of each option award is estimated on the grant date using the Black-Scholes option-pricing model with the following assumptions used for the options granted during the year ended October 31, 2021: risk-free interest rate of 0.17%, dividend yield of 0.00%; estimated volatility of 5.90%, and expected lives of options of 10 years. The following assumptions were used for options granted during the year ended October 31, 2022: risk-free interest rate of 0.17%, dividend yield of 0.00%; estimated volatility of 5.90%, and expected lives of options of 10 years. Expected volatilities are based on historical volatilities of the Company’s common stock and similar peer group averages.

A summary of the employee equity award activity under the 2019 Plan is stated below:

	Number of options*	Weighted- average exercise price	Weighted- average grant-date fair value	Weighted- average remaining contractual term	Aggregate intrinsic Value
		JPY	JPY	Years	JPY
Outstanding, April 30, 2021	1,050,000	2.00	2.00	7.8	268.0
Granted	—	—	—	—	—
Forfeited	—	—	—	—	—

Outstanding, October 31, 2021	1,050,000	2.00	2.00	7.3	603.0

Vested at October 31, 2021	1,050,000	2.00			603.0

Exercisable at October 31, 2021	—

	Number of options*	Weighted- average exercise price	Weighted- average grant-date fair value	Weighted- average remaining contractual term	Aggregate intrinsic Value
		USD	USD	Years	USD
Outstanding, April 30, 2022	1,035,000	0.01	0.01	6.8	4.1
Granted	—	—	—	—	—
Forfeited	—	—	—	—	—

Outstanding, October 31, 2022	1,035,000	0.01	0.01	6.3	4.1

Vested at October 31, 2022	1,035,000	0.01			4.1

Exercisable at October 31, 2022	—

	Number of options*	Weighted- average exercise price	Weighted- average grant-date fair value	Weighted- average remaining contractual term	Aggregate intrinsic Value
		JPY	JPY	Years	JPY
Outstanding, April 30, 2022	1,035,000	2.00	2.00	6.8	603.0
Granted	—	—	—	—	—
Forfeited	—	—	—	—	—

Outstanding, October 31, 2022	1,035,000	2.00	2.00	6.3	603.0

Vested at October 31, 2022	1,035,000	2.00			603.0

Exercisable at October 31, 2022	—

*	Retrospectively restated for the effect of share a 50-for-1 and a 100-for-1 forward split on July 16, 2019 and October 25, 2021, respectively.

The aggregate intrinsic value in the table above represents the difference between the fair value of the Company’s ordinary share as of fiscal year end and the option’s respective exercise price.

The total weighted average grant-date fair value of the equity awards granted during the six months ended October 31, 2021 and 2022 was JPY2 and JPY2 (USD0.02) per option, respectively. No awards were vested during the six months ended October 31, 2021 and 2022.

As of October 31, 2022, there was JPY2,070,000 (USD13,927) of unrecognized share-based compensation expense, related to unvested awards. Total unrecognized compensation cost may be adjusted for actual forfeitures occurring in the future.

Trust-Type Share Option Plan (the “2019 Trust-Type Plan”)

On July 1, 2019, the shareholders and Board of Directors of the Company approved the 2019 Trust-Type Share Option Plan (the “2019 Trust-Type Plan”); 2019 Trust-Type Plan is administered by the Board of Directors, and has a term of 10 years from the date of adoption. Under the “2019 Trust-type Plan”, the Company deposited into the trust a set of options that are exercisable into a total of 2,000,000 ordinary shares (retrospectively restated for the share split of 50-for-1 and 100-for-1 on July 16, 2019 and October 25, 2021, respectively) of the Company. The board of directors and the trustee of the 2019 Trust-Type Plan, in their discretion, may designate and distribute these options to individuals, including but not limited to employees, officers, and directors. The purpose of the “2019 Trust-type Plan” is to attract and retain exceptionally qualified and talented individuals and to motivate them to exercise their best efforts on behalf of the Group through valuable incentives and awards.

The trust-type share option (trust for market value-issue stock acquisition rights) is a scheme of where the option holder is granted the right to acquire the Company’s stock in the open market at pre-determined price, which can be lower than the fair market value; therefore, generating immediate benefit to the holder to option. The trust type plan was initiated and created by the trustor (Mr. Kobayashi, the Company’s Chief Executive Officer) when he deposited funds into the trust with the intention to reward the beneficiaries of the plan. The trustee is entrusted with the responsibility to grant to beneficiaries (officers and employees, etc.) the options.

The fair value of each option award is estimated on the grant date using the Black-Scholes option-pricing model with the following assumptions used for the options granted during the six months ended October 31, 2021: risk-free interest rate of 0.17%, dividend yield of 0.00%; estimated volatility of 5.90%, and expected lives of options of 10 years. The following assumptions were used for options granted during the six months ended October 31, 2022: risk-free interest rate of 0.17%, dividend yield of 0.00%; estimated volatility of 5.90%, and expected lives of options of 10 years. Expected volatilities are based on historical volatilities of the Company’s common stock and similar peer group averages.

The Company has recognized an expense of JPY670,000,000 and a capital reserve of JPY670,000,000 for the six months ended October 31, 2021, and an expense of nil and a capital reserve of nil for the six months ended October 31, 2022.

Note 12 – Subsequent events

The Company has assessed all events from October 31, 2022 up through May 19, 2023, which is the date that these unaudited interim condensed financial statements are available to be issued, unless as disclosed above, there are not any material subsequent events that require disclosure in these unaudited interim condensed financial statements.

1,200,000 AMERICAN DEPOSITARY SHARES

REPRESENTING 1,200,000 ORDINARY SHARES

Earlyworks Co., Ltd.

PROSPECTUS

July 24, 2023

US Tiger Securities, Inc.

Until August 18, 2023 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS DATED JULY 24, 2023

Earlyworks Co., Ltd.

2,338,400 American Depositary Shares

Representing 2,338,400 Ordinary Shares

This prospectus relates to the resale of 2,338,400 American Depositary Shares (“ADSs”) representing 2,338,400 Ordinary Shares (the “Shareholder ADSs”) by the selling shareholders (the “Selling Shareholders”) named in this prospectus. We will not receive any of the proceeds from the sale of the ADSs by the Selling Shareholders named in this prospectus. We are registering on the registration statement of which this prospectus forms a part a total of 3,538,400 ADSs representing 3,538,400 Ordinary Shares. Of the ADSs being registered, the Shareholders ADSs are being registered for resale by the Selling Shareholders, and 1,200,000 ADSs representing 1,200,000 Ordinary Shares (the “Public Offering ADSs”), assuming no exercise of the underwriters’ option to purchase additional ADSs and excluding the ADSs underlying the representative’s warrants, are being registered for sale in connection with an initial public offering by the Company. The offering of the Public Offering ADSs is being made on a firm commitment basis. Prior to this offering, there has been no public market for ADSs or our Ordinary Shares.

The Shareholder ADSs may be sold at prevailing market prices, prices related to prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of any of the 2,338,400 Shareholder ADSs sold by the Selling Shareholders. The offering of the Shareholder ADSs by the Selling Shareholders will terminate at the earlier of such time as all of the Shareholder ADSs have been sold pursuant to the registration statement and the date on which it is no longer necessary to maintain the registration of the Shareholder ADSs as a result of such ADSs being permitted to be offered and resold without restriction pursuant to the provisions of Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), and the offering of the Shareholder ADSs may extend for a longer period of time than the offering of the Public Offering ADSs. The Shareholder ADSs will be resold from time to time by the Selling Shareholders.

We have been approved to list the ADSs on the Nasdaq Capital Market under the symbol “ELWS.”

Investing in the ADSs involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors ” section beginning on page 14 of this prospectus to read about factors you should consider before buying the ADSs.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. Please read the disclosures beginning on page 5 of this prospectus for more information.

Following the completion of this offering, Mr. Satoshi Kobayashi, our chief executive officer and representative director, will beneficially own approximately 52.35% of the aggregate voting power of our issued and outstanding Ordinary Shares, assuming no exercise of the underwriters’ over-allotment option to purchase additional ADSs from us at the initial public offering price set forth on the cover page of this prospectus, or approximately 51.84%, assuming full exercise of the underwriters’ over-allotment option to purchase additional ADSs from us at the initial public offering price set forth on the cover page of this prospectus, in each case, excluding 48,000 and 55,200 Ordinary Shares, respectively, underlying the warrants to be issued to the representative of several underwriters in connection with the offering of the Public Offering ADSs (the “Representative’s Warrants”) and assuming all Shareholder ADSs are sold by the Selling Shareholders. As such, we will be deemed a “controlled company” under Nasdaq Listing Rule 5615(c). However, even if we are deemed a “controlled company,” we do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the Nasdaq Listing Rules. See “Risk Factors” and “Management—Controlled Company.”

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 24, 2023

THE OFFERING

Securities offered by us	0

Securities offered by the Selling Shareholders	2,338,400 ADSs representing 2,338,400 Ordinary Shares

Ordinary Shares outstanding before the offering(1):	13,839,400 Ordinary Shares

ADSs outstanding immediately after this offering(2)	3,718,400 ADSs representing 3,718,400 Ordinary Shares

Ordinary Shares outstanding immediately after this offering(1)	15,219,400 Ordinary Shares

Use of proceeds	We will not receive any of the proceeds from the sale of the ADSs by the Selling Shareholders named in this prospectus.

(1)

The number of Ordinary Shares to be outstanding immediately prior to and after this offering does not include up to an aggregate of 3,035,000 Ordinary Shares issuable upon the exercise of options outstanding pursuant to the Public Offering Prospectus. The number of Ordinary Shares to be outstanding immediately after this offering includes up to an aggregate of 1,380,000 Ordinary Shares underlying the 1,380,000 ADSs to be sold by Earlyworks Co., Ltd., assuming full exercise of the underwriters’ over-allotment option and excluding 55,200 ADSs underlying the Representative’s Warrants, pursuant to the Public Offering Prospectus.

(2)

Including up to an aggregate of 1,380,000 ADSs to be sold by Earlyworks Co., Ltd., assuming full exercise of the underwriters’ over-allotment option and excluding 55,200 ADSs underlying the Representative’s Warrants, pursuant to the Public Offering Prospectus.

Alt-1

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of ADSs by the Selling Shareholders. In addition, the underwriters will not receive any compensation from the sale of the ADSs by the Selling Shareholders. The Selling Shareholders will receive all of the net proceeds from the sales of Shareholders ADSs under this prospectus. We have agreed to bear the expenses relating to the registration of the ADSs for the Selling Shareholders.

SELLING SHAREHOLDERS

The following table sets forth the names of the Selling Shareholders, the number of Ordinary Shares owned by each Selling Shareholder immediately prior to the date of this prospectus and the number of ADSs to be offered by each Selling Shareholder pursuant to the Public Offering Prospectus and the Resale Prospectus. The table also provides information regarding the beneficial ownership of our Ordinary Shares by the Selling Shareholders as adjusted to reflect the assumed sale of all of the ADSs offered under the Public Offering Prospectus and the Resale Prospectus.

Beneficial ownership is based on information furnished by the Selling Shareholders. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Ordinary Shares shown as beneficially owned by them.

None of the Selling Shareholders has had any position, office or other material relationship within past three years with the Company. None of the Selling Shareholders is a broker-dealer or an affiliate of a broker-dealer. For the ADSs to be offered by the Selling Shareholders, they do not have an agreement or understanding to distribute any of the ADSs being registered. Each Selling Shareholder may offer for sale from time to time any or all of the ADSs. The table below assumes that the Selling Shareholders will sell all of the ADSs offered for sale by the Resale Prospectus.

Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares underlying options, warrants, or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person.

The Company may require the Selling Shareholders to suspend the sales of ADSs offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

Name of Selling Shareholder	Ordinary Shares Beneficially Owned Prior to Offering	Percentage Ownership Prior to Offering(1)	Maximum Number of ADSs to be Sold	Ordinary Shares Beneficially Owned After Offering	Percentage Ownership After Offering(1)
Nana Nakauchi	635,900	3.77%	635,900	0	0
MBK Co., Ltd.(2)	600,000	3.56%	600,000	0	0
Bullet Group Inc.(3)	400,000	2.37%	400,000	0	0
Kenji Ishida	363,200	2.15%	363,200	0	0
Kyowa Corporation(4)	165,200	0.98%	165,200	0	0
Kiyohiro Sugashita	100,000	0.59%	100,000	0	0
Taiji Horiuchi	74,100	0.44%	74,100	0	0

Alt-2

Notes:

(1)

Percentage is computed with reference to 13,839,400 Ordinary Shares outstanding as of the date of this prospectus and 3,035,000 Ordinary Shares subject to options that are currently exercisable as of the date of this prospectus, and assumes for each Selling Shareholder the sale of all shares offered by that particular Selling Shareholder under this prospectus. In computing the percentage ownership of each Selling Shareholder, Ordinary Shares that such Selling Shareholder has the right to acquire within 60 days, including through the exercise of any option, warrant, or other right or the conversion of any other security, after the date of this prospectus, are included.

(2)

Represents the number of Ordinary Shares beneficially owned by MBK Co., Ltd., a business company incorporated under the laws of Japan, which shares are listed on the Tokyo Stock Exchange, and is owned as to 33.08% by Matsushita Junichi through Artport Invest Ltd. and as to 18.40% by Lo Kin Chung through Total Network Holdings Limited. The registered address of MBK Co., Ltd. is SKY Nishiazabu Build. 6F, 3-3-1, Nishiazabu, Minato-ku, Tokyo, 100-0006, Japan.

(3)

Represents the number of Ordinary Shares beneficially owned by Bullet Group Inc., a business company incorporated under the laws of Japan, which is owned as to 39.10% by Ogata Atsushi and as to 16.97% by Mamoru Goto. The registered address of Bullet Group Inc. is Shinjuku Sanko Build. 4F, 5-15-5, Shinjuku, Shinjuku-ku, Tokyo, 160-0022, Japan.

(4)

Represents the number of Ordinary Shares beneficially owned by Kyowa Corporation, a business company incorporated under the laws of Japan and is 100% owned by Horiuchi Taiji. The registered address of Kyowa Corporation is 1-1, Higashicho, Fussa-shi, Tokyo, 197-0021, Japan.

Alt-3

PLAN OF DISTRIBUTION

The Selling Shareholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, after the effective date of the registration statement of which this Resale Prospectus forms a part, sell any or all of their ADSs being offered under this Resale Prospectus on any stock exchange, market or trading facility on which our ADSs are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders will not offer for sale the Shareholder ADSs covered by the Resale Prospectus at the initial public offering price of the Public Offering ADSs until such time as the ADSs are listed on Nasdaq. Thereafter, the Selling Shareholders may sell their respective Shareholder ADSs covered by the Resale Prospectus from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, or in any manner permitted by the Securities Act, including any one or more of the following ways:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the ADSs as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the SEC;

•	broker-dealers may agree with the Selling Shareholders to sell a specified number of such ADSs at a stipulated price per share;

•	a combination of any of these methods of sale; and

•	any other method permitted pursuant to applicable law.

The ADSs may also be sold under Rule 144 under the Securities Act of 1933, as amended, if available for a Selling Shareholder, rather than under this prospectus. The Selling Shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of ADSs if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Shareholders may pledge their ADSs to their brokers under the margin provisions of customer agreements. If a Selling Shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged ADSs.

Broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of ADSs, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of ADSs offered under the Resale Prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which the Resale Prospectus forms a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The Selling Shareholders and any broker-dealers or agents that are involved in selling the ADSs offered under the Resale Prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in

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connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the ADSs purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell ADSs offered under the Resale Prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to the Resale Prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which the Resale Prospectus forms a part.

The Selling Shareholders and any other persons participating in the sale or distribution of the ADSs offered under the Resale Prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the ADSs by, the Selling Shareholders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the securities.

The Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the ADSs in the course of hedging transactions, broker-dealers or other financial institutions may engage in short sales of the ADSs in the course of hedging the positions they assume with a Selling Shareholder. The Selling Shareholders may also sell the Shareholder ADSs short and redeliver the securities to close out such short positions. Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the Shareholder ADSs offered by the Resale Prospectus, which shares such broker-dealer or other financial institution may resell pursuant to such prospectus, as supplemented or amended to reflect such transaction to the extent required. The Selling Shareholders may also pledge the Shareholder ADSs offered hereby to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged Shareholder ADSs pursuant to the Resale Prospectus, as supplemented or amended to reflect such transaction to the extent required.

The Selling Shareholders may enter into derivative transactions with third parties or sell their respective Shareholder ADSs to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell the Shareholder ADSs covered by the Resale Prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use Shareholder ADSs pledged by a Selling Shareholder or borrowed from a Selling Shareholder or others to settle those sales or to close out any related open borrowings of stock and may use such Shareholder ADSs received from such Selling Shareholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in the Resale Prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase Shareholder ADSs under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.

In connection with the offering of the Shareholder ADSs, underwriters may purchase and sell ADSs in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by underwriters of a greater number of shares than they are required to purchase in connection with the offering of the Shareholder ADSs. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional ADSs from the Selling Shareholders in the offering of the Shareholder ADSs. Such underwriters may close out any covered short

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position by either exercising their option to purchase additional ADSs or purchasing ADSs in the open market. In determining the source of ADSs to close out the covered short position, such underwriters will consider, among other things, the price of ADSs available for purchase in the open market as compared to the price at which they may purchase ADSs through an over-allotment option, if any. “Naked” short sales are any sales in excess of such option. Such underwriters must close out any naked short position by purchasing ADSs in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of ADSs in the open market after pricing that could adversely affect investors who purchase ADSs in the offering of the Shareholder ADSs. Stabilizing transactions consist of various bids for or purchases of ADSs made by such underwriters in the open market prior to the completion of the offering of the Shareholder ADSs.

Such underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to other underwriters a portion of the underwriting discount received by it because the representatives have repurchased ADSs sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of ADSs, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of ADSs. As a result, the price of ADSs may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time.

In addition, a Selling Shareholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which the Resale Prospectus forms a part by delivering a prospectus. Such members, partners or stockholders would thereby receive freely tradeable ADSs pursuant to the distribution through such registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use such prospectus to resell such ADSs acquired in such distribution.

The Shareholder ADSs covered by the Resale Prospectus may also be sold in private transactions or under Rule 144 under the Securities Act rather than pursuant to such prospectus.

If any of the ADSs offered for sale pursuant to the Resale Prospectus are transferred other than pursuant to a sale under the Resale Prospectus, then subsequent holders could not use the Resale Prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the Selling Shareholders will sell all or any portion of the ADSs offered under the Resale Prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the ADSs being offered under the Resale Prospectus. However, each Selling Shareholder and purchaser is responsible for paying any discounts, and similar selling expenses they incur.

We and the Selling Shareholders have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with the Resale Prospectus, including liabilities under the Securities Act.

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2,338,400 AMERICAN DEPOSITARY SHARES

REPRESENTING 2,338,400 ORDINARY SHARES

TO BE SOLD BY SELLING SHAREHOLDERS NAMED HEREIN

Earlyworks Co., Ltd.

PROSPECTUS

July 24, 2023

Until August 18, 2023 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.